Filed Pursuant to Rule 424(b)(2)
Registration Statement No. 333-204908

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities Offered	Amount of Securities to be Registered	Maximum Aggregate Offering Price	Amount of Registration Fee (1)
Debt Securities of UBS AG	4,000,000	$70,000,000	$7,049

(1)	The registration fee in respect of the Securities is calculated in accordance with Rule 457(a) of the Securities Act of 1933 based on the proposed maximum offering price of $17.50 per Security.

PROSPECTUS SUPPLEMENT dated October 8, 2015 (To Prospectus dated June 12, 2015)

$100,000,000 2×Leveraged Long ETRACS Wells Fargo® Business Development Company Index ETN Series B* due May 24, 2041

The 2×Leveraged Long ETRACS Wells Fargo® Business Development Company Index ETN Series B due May 24, 2041 (the “Securities”) are senior unsecured debt securities issued by UBS AG (UBS) that provide a monthly compounded two times leveraged long exposure to the performance of the Wells Fargo® Business Development Company Index (the “Index”), reduced by the Accrued Fees (as described below). Investing in the Securities involves significant risks. The Securities are two times leveraged with respect to the Index and, as a result, will benefit from two times any beneficial, but will be exposed to two times any adverse, compounded monthly performance of the Index. You will receive a cash payment at maturity, acceleration or upon exercise by UBS of its call right, based on the compounded leveraged monthly performance of the Index less the Accrued Fees. You will receive a cash payment upon early redemption based on the compounded leveraged monthly performance of the Index less the Accrued Fees and the Redemption Fee Amount, as described herein. The Securities may pay a quarterly coupon during their term.

The Securities do not guarantee any return of your initial investment and may not pay any coupon. You may lose some or all of your principal if you invest in the Securities. If the compounded leveraged monthly return of the Index (calculated as described herein) is insufficient to offset the negative effect of the Accrued Fees and the Redemption Fee Amount, if applicable (less any Coupon Amounts or any Stub Reference Distribution Amount), you may lose some or all of your investment. Any payment at maturity on the Securities is subject to the creditworthiness of UBS and is not guaranteed by any third party. In addition, the actual and perceived creditworthiness of UBS will affect the market value, if any, of the Securities.

See “Risk Factors” beginning on page S-17 for a description of risks related to an investment in the Securities.

The principal terms of the Securities are as follows:

Issuer:	UBS AG (London Branch)

Series:	Medium-Term Notes, Series B*

Initial Trade Date:	October 8, 2015

Initial Settlement Date:	October 14, 2015

Term:	Approximately 25.5 years, ending on the Maturity Date, subject to your right to require UBS to redeem your Securities on any Redemption Date, the UBS Call Right or acceleration upon minimum indicative value or Intraday Index Value, each as described below.

Maturity Date:	May 24, 2041, subject to adjustment

Stated Principal Amount:	$25.00 per Security

Underlying Index:	The return on the Securities is linked to the performance of the Wells Fargo® Business Development Company Index, measured by reference to the Index Closing Level. The Index is intended to measure the performance of all business development companies listed on NYSE MKT or The Nasdaq Stock Market, Inc. that satisfy specified market capitalization and other eligibility requirements. The “Index Sponsor” is Wells Fargo Securities, LLC. For a detailed description of the Index, see “Wells Fargo® Business Development Company Index” beginning on page S-33.

Coupon Amount:	For each Security you hold on the applicable Coupon Record Date you may receive on each quarterly Coupon Payment Date an amount in cash equal to the Coupon Amount, if any. As further described in “Specific Terms of the Securities — Coupon Payment” beginning on page S-44, the Coupon Amount will equal the sum of the cash distributions that a hypothetical holder of Index constituents would have been entitled to receive in respect of the Index constituents during the relevant period, reduced by the Accrued Fees. The final Coupon Amount will be included in the Cash Settlement Amount at maturity if on the last Index Business Day in the Final Measurement Period the Coupon Ex-Date with respect to the final Coupon Amount has not yet occurred.

Coupon Payment Date:	The fifteenth (15th) Index Business Day following each Coupon Valuation Date, commencing on January 22, 2016 (subject to adjustment). The final Coupon Payment Date will be the Maturity Date.

Accrued Fees:	As of any date of determination, the sum of (i) the Accrued Tracking Fee as of such date, (ii) the Accrued Financing Charge as of such date, and (iii) the Fee Shortfall as of the immediately preceding Coupon Valuation Date, if any.

Annual Tracking Fee:	The Accrued Tracking Fee is based on the Annual Tracking Fee, which is an amount per Security equal to the product of (i) 0.85% per annum and (ii) the Current Indicative Value as of the immediately preceding Index Business Day.

Current Indicative Value:	The Current Indicative Value is an amount per Security equal to the product of (a) the Current Principal Amount and (b) the Index Factor of such date, using the Index Closing Level on such date as the Index Valuation Level. As of October 7, 2015, the Current Indicative Value was 16.4533.

Neither the Securities and Exchange Commission nor any other regulatory body has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus supplement or the accompanying prospectus. Any representation to the contrary is a criminal offense.

The Securities are not deposit liabilities of UBS AG and are not insured by the Federal Deposit Insurance Corporation or any other governmental agency in the United States, Switzerland or any other jurisdiction.

UBS Investment Bank	(cover continued on next page)

Prospectus Supplement dated October 8, 2015

*

UBS AG Exchange Traded Access Securities (ETRACS) issued prior to June 14, 2015 are part of a series of UBS AG debt securities entitled “Medium-Term Notes, Series A,” and UBS Switzerland AG is a co-obligor of such debt securities. The Securities offered hereby are part of a series of UBS AG debt securities entitled “Medium Term Notes, Series B,” which do not benefit from the co-obligation of UBS Switzerland AG. The Securities are intended to have the same economic terms as the Series A ETRACS entitled “UBS AG 2xLeveraged Long Exchange Traded Access Securities (ETRACS) Linked to the Wells Fargo® Business Development Company Index due May 24, 2041” (the “Series A BDC ETRACS”), except for (i) the date of issuance of the Securities, (ii) the lack of the co-obligation of UBS Switzerland AG, (iii) the first day on which UBS may exercise its Call Right and (iv) certain other changes relating to the calculation of the Current Principal Amount, Coupon Amounts and Accrued Fees with respect to the initial calendar month of the Securities, intended to conform the terms of the Securities to the Series A BDC ETRACS.

Payment at Maturity; Cash Settlement Amount:	For each Security, unless earlier redeemed, called or accelerated, you will receive at maturity a cash payment equal to (a) the product of (i) the Current Principal Amount and (ii) the Index Factor as of the last Index Business Day in the Final Measurement Period, plus (b) the final Coupon Amount if on the last Index Business Day in the Final Measurement Period the Coupon Ex-Date with respect to the final Coupon Amount has not yet occurred, plus (c) the Stub Reference Distribution Amount as of the last Index Business Day in the Final Measurement Period, if any, minus (d) the Accrued Fees as of the last Index Business Day in the Final Measurement Period. We refer to this cash payment as the “Cash Settlement Amount.” If the amount so calculated is equal to or less than zero, the payment at maturity will be zero.

Early Redemption; Redemption Amount:	Subject to your compliance with the procedures described under “Specific Terms of the Securities — Early Redemption at the Option of the Holders” and “Specific Terms of the Securities — Redemption Procedures” you may redeem your Securities as described herein. Upon early redemption, you will receive per Security a cash payment on the relevant Redemption Date equal to (a) the product of (i) the Current Principal Amount and (ii) the Index Factor as of the Redemption Valuation Date plus (b) the Coupon Amount with respect to the Coupon Valuation Date immediately preceding the Redemption Valuation Date if on the Redemption Valuation Date the Coupon Ex-Date with respect to such Coupon Amount has not yet occurred, plus (c) the Stub Reference Distribution Amount as of the Redemption Valuation Date, if any, minus (d) the Accrued Fees as of the Redemption Valuation Date, minus (e) the Redemption Fee Amount. We refer to this cash payment as the “Redemption Amount.”

Redemption Fee Amount:	As of any date of determination, an amount per Security equal to the product of (a) 0.125%, (b) the Current Principal Amount and (c) the Index Factor as of the Redemption Valuation Date.

UBS Call Right:	On any Exchange Business Day (or if such day is not an Exchange Business Day, the next Exchange Business Day) on or after October 17, 2016 through and including the Maturity Date (the “Call Settlement Date”), UBS may at its option redeem all, but not less than all, issued and outstanding Securities. To exercise its Call Right, UBS must provide notice to the holders of the Securities not less than eighteen (18) calendar days prior to the Call Settlement Date. Upon early redemption in the event UBS exercises this right, you will receive a cash payment equal to the Call Settlement Amount, which will be calculated as described herein and paid on the Call Settlement Date. If the amount so calculated is equal to or less than zero, the payment upon exercise of the Call Right will be zero.

Call Settlement Amount:	In the event UBS exercises its Call Right, you will receive per Security a cash payment on the relevant Call Settlement Date equal to (a) the product of (i) the Current Principal Amount and (ii) the Index Factor as of the last Index Business Day in the Call Measurement Period, plus (b) the Coupon Amount with respect to the Coupon Valuation Date immediately preceding the Call Valuation Date if on the last Index Business Day in the Call Measurement Period the Coupon Ex-Date with respect to such Coupon Amount has not yet occurred, plus (c) the Stub Reference Distribution Amount as of the last Index Business Day in the Call Measurement Period, if any, minus (d) the Accrued Fees as of the last Index Business Day in the Call Measurement Period. We refer to this cash payment as the “Call Settlement Amount.”

Acceleration upon Minimum Indicative Value or Intraday Index Value; Acceleration Amount:	If, at any time, (1) the indicative value for the Securities on any Index Business Day equals $5.00 or less or (2) the Intraday Index Value on any Index Business Day decreases 30% from the most recent Monthly Initial Closing Level (each such day, an “Acceleration Date”), all issued and outstanding Securities will be automatically accelerated and mandatorily redeemed by UBS (even if the indicative value would later exceed $5.00 or the Intraday Index Value would increase from the -30% level on such Acceleration Date or any subsequent Index Business Day) for a cash payment equal to the Acceleration Amount. The “Acceleration Amount” will equal (a) the product of (i) the Current Principal Amount and (ii) the Index Factor as of the last Index Business Day in the Acceleration Measurement Period plus (b) the Coupon Amount with respect to the Coupon Valuation Date immediately preceding the Acceleration Date if on the last Index Business Day in the Acceleration Measurement Period the Coupon Ex-Date with respect to such Coupon Amount has not yet occurred, plus (c) the Stub Reference Distribution Amount as of the last Index Business Day in the Acceleration Measurement Period, if any, minus (d) the Accrued Fees as of the last Index Business Day in the Acceleration Measurement Period. If the minimum indicative value or Intraday Index Value threshold has been breached, you will receive on the Acceleration Settlement Date only the Acceleration Amount in respect of your investment in the Securities. If the Acceleration Amount so calculated is equal to or less than zero, the payment upon acceleration will be zero. The “Acceleration Settlement Date” will be the third Business Day following the last Index Business Day of the Acceleration Measurement Period. The indicative value for the Securities and the Intraday Index Value will be calculated as described under “Valuation of the Index and the Securities.”

Index Factor:	1 + (2 × Index Performance Ratio)

Index Performance Ratio:	On any Monthly Valuation Date, any Redemption Valuation Date, or as of the last Index Business Day during the Final Measurement Period, the Acceleration Measurement Period or the Call Measurement Period, as applicable:

Index Valuation Level – Monthly Initial Closing Level Monthly Initial Closing Level

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Current Principal Amount:	For the period from October 8, 2015 to October 31, 2015 (such period, the “initial calendar month”), the Current Principal Amount will equal $14.8921 per Security. For each subsequent calendar month, the Current Principal Amount for each Security will be reset as follows on the Monthly Reset Date:

New Current Principal Amount = previous Current Principal Amount × Index Factor on the applicable Monthly Valuation Date

Monthly Initial Closing Level:	For the initial calendar month, 701.08, the Index Closing Level on September 30, 2015 as reported on the New York Stock Exchange and Bloomberg L.P. (“Bloomberg”). For each subsequent calendar month, the Monthly Initial Closing Level on the Monthly Reset Date will equal the Index Closing Level on the Monthly Valuation Date for the previous calendar month.

Monthly Reset Date:	For each calendar month, the “Monthly Reset Date” is the first Exchange Business Day of that month beginning on November 1, 2015 and ending on May 1, 2041, subject to adjustment; provided, however, that no Monthly Reset Date will occur on or after the Call Valuation Date or the Acceleration Date.

Monthly Valuation Date:	For each Monthly Reset Date, the “Monthly Valuation Date” is the last Exchange Business Day of the previous calendar month beginning on October 31, 2015 and ending on April 30, 2041, subject to adjustment.

Index Valuation Level:	As determined by the Security Calculation Agent, the arithmetic mean of the Index Closing Levels measured on each Index Business Day during the Final Measurement Period, the Acceleration Measurement Period or the Call Measurement Period, or the Index Closing Level on any Monthly Valuation Date or any Redemption Valuation Date; provided that if the Redemption Valuation Date falls in the Call Measurement Period, Acceleration Measurement Period or the Final Measurement Period, for the purposes of calculating the Index Performance Ratio as of the Redemption Valuation Date, the Index Valuation Level on any date of determination during the Call Measurement Period, Acceleration Measurement Period or the Final Measurement Period shall equal (a) 1/10 times (b) (i) the sum of the Index Closing Levels on each Index Business Day from and including the Call Valuation Date, Acceleration Date or the Calculation Date, as applicable, to but excluding the date of determination plus (ii) the number of Index Business Days from and including the date of determination to and including the last Index Business Day in the Call Measurement Period, Acceleration Measurement Period or the Final Measurement Period, as applicable, times the Index Closing Level on the date of determination.

Index Closing Level:	The closing level of the Index as reported on the New York Stock Exchange and Bloomberg.

Divisor:	As of any date of determination, the divisor used by the Index Calculation Agent to calculate the level of the Index, as further described under “Wells Fargo® Business Development Company Index — Calculation of the Index” beginning on page S-34.

Security Calculation Agent:	UBS Securities LLC

Calculation Date:	May 8, 2041, unless such day is not an Index Business Day, in which case the Calculation Date will be the next Index Business Day, subject to adjustments.

Listing:	The Securities have been approved for listing, subject to official notice of issuance, on NYSE Arca under the symbol “LBDC”. There can be no assurance that an active secondary market will develop; if it does, we expect that investors will purchase and sell the Securities primarily in this secondary market.

Indicative Value:	The term “indicative value” refers to the value at a given time and date equal to (a) the Current Principal Amount multiplied by the Index Factor (calculated using the Intraday Index Value as of such time as the Index Valuation Level), plus (b) assuming such time and date is the Redemption Valuation Date, the Coupon Amount with respect to the Coupon Valuation Date if on such Redemption Valuation Date the Coupon Ex-Date with respect to such Coupon Amount has not yet occurred, plus (c) the Stub Reference Distribution Amount, if any, as of such time and date, assuming such time and date is the Redemption Valuation Date, minus (d) the Accrued Fees as of such time and date, assuming such time and date is the Redemption Valuation Date. The actual trading price of the Securities in the secondary market may vary significantly from the indicative value.

Indicative Value Symbol of the Securities:

The closing indicative value of the Securities and the intraday indicative value of the Securities will be published on each Index Business Day under the ticker symbols:

LBDCIV <INDEX> (Bloomberg); ^LBDC-IV (Yahoo! Finance)

Intraday Index Value:	The “Intraday Index Value” means the value, as calculated by the Index Calculation Agent, of the Index, as published by Bloomberg under the symbol “WFBDCPX”.

Accrued Tracking Fee:	The Accrued Tracking Fee with respect to the first Coupon Valuation Date is an amount equal to the product of (a) the Annual Tracking Fee as of the first Coupon Valuation Date and (b) a fraction, the numerator of which is the total number of calendar days from, but excluding, September 30, 2015 to, and including, the first Coupon Valuation Date, and the denominator of which is 365.

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The Accrued Tracking Fee with respect to any Coupon Valuation Date other than the first Coupon Valuation Date is an amount equal to the product of (a) the Annual Tracking Fee as of such Coupon Valuation Date and (b) a fraction, the numerator of which is the total number of calendar days from, but excluding, the immediately preceding Coupon Valuation Date to and including such Coupon Valuation Date, and the denominator of which is 365.

The Accrued Tracking Fee as of the last Index Business Day of the Final Measurement Period, the Call Measurement Period or the Acceleration Measurement Period, or as of the Redemption Valuation Date, as applicable, is equal to the product of: (a) the Annual Tracking Fee calculated as of the last Index Business Day of the Final Measurement Period, the Call Measurement Period or the Acceleration Measurement Period, or as of the Redemption Valuation Date, as applicable, and (b) a fraction, the numerator of which is the total number of calendar days from, but excluding, the immediately preceding Coupon Valuation Date to and including (i) the last Index Business Day of the Final Measurement Period, the Call Measurement Period or the Acceleration Measurement Period, or (ii) the Redemption Valuation Date (or if the Acceleration Date or Redemption Valuation Date occurs prior to the first Coupon Valuation Date, the period from and excluding September 30, 2015), as applicable, and the denominator of which is 365.

Accrued Financing Charge:

On the first Coupon Valuation Date, the Accrued Financing Charge for each Security will equal (a) the aggregate sum of (i) the Financing Level as of each date starting from, but excluding, September 30, 2015 to, and including, the first Coupon Valuation Date times (ii) the Financing Rate as of such date, divided by (b) 360.

On any subsequent Coupon Valuation Date, the Accrued Financing Charge for each Security will equal (a) the aggregate sum of (i) the Financing Level as of each date starting from, but excluding, the immediately preceding Coupon Valuation Date to, and including, the then-current Coupon Valuation Date times (ii) the Financing Rate as of such date, divided by (b) 360.

The Accrued Financing Charge as of the last Index Business Day of the Final Measurement Period, the Call Measurement Period or the Acceleration Measurement Period, or as of the Redemption Valuation Date, as applicable, is an amount equal to (a) the aggregate sum of (i) the Financing Level as of each date starting from, but excluding, the immediately preceding Coupon Valuation Date (or, if the Redemption Valuation Date occurs prior to the first Coupon Valuation Date, starting from, but excluding, September 30, 2015) to, and including, such last Index Business Day in the Final Measurement Period, the Call Measurement Period or the Acceleration Measurement Period, or the Redemption Valuation Date, as applicable, times (ii) the Financing Rate as of such date, divided by (b) 360.

The “Financing Level” is, as of any date of determination, an amount that equals the Current Principal Amount.

Financing Rate:	The Financing Rate will equal the London interbank offered rate (British Banker’s Association) for three-month deposits in U.S. Dollars, which is displayed on Reuters page LIBOR01 (or any successor service or page for the purpose of displaying the London interbank offered rates of major banks, as determined by the Security Calculation Agent), as of 11:00 a.m., London time, on the day that is two London business days prior to the immediately preceding Monthly Valuation Date. “London business day” means each Monday, Tuesday, Wednesday, Thursday and Friday that is not a day on which banking institutions in London generally are authorized or obligated by law, regulation or executive order to close and is also a day on which dealings in U.S. dollars are transacted in the London interbank market.

Reference Distribution Amount:

The “Reference Distribution Amount” means (i) as of the first Coupon Valuation Date, an amount equal to the gross cash distributions that a Reference Holder would have been entitled to receive in respect of the Index constituents held by such Reference Holder on the “record date” with respect to any Index constituent, for those cash distributions whose “ex-dividend date” occurs during the period from and excluding September 30, 2015 to and including the first Coupon Valuation Date, and (ii) as of any other Coupon Valuation Date, an amount equal to the gross cash distributions that a Reference Holder would have been entitled to receive in respect of the Index constituents held by such Reference Holder on the “record date” with respect to any Index constituent for those cash distributions whose “ex-dividend date” occurs during the period from and excluding the immediately preceding Coupon Valuation Date to and including such Coupon Valuation Date.

Notwithstanding the foregoing, with respect to cash distributions for an Index constituent which is scheduled to be paid prior to the applicable Coupon Ex-Date, if, and only if, the issuer of such Index constituent fails to pay the distribution to holders of such Index constituent by the scheduled payment date for such distribution, such distribution will be assumed to be zero for the purposes of calculating the applicable Reference Distribution Amount.

Fee Shortfall:

To the extent the Reference Distribution Amount on a Coupon Valuation Date is less than or equal to the Accrued Fees on the corresponding Coupon Valuation Date, there will be no Coupon Amount payment made on the corresponding Coupon Payment Date, and an amount equal to the difference between the Accrued Fees and the Reference Distribution Amount (the “Fee Shortfall”) will be included in the Accrued Fees for the next Coupon Valuation Date. This process will be repeated to the extent necessary until the Reference Distribution Amount for a Coupon Valuation Date is greater than the Accrued Fees for the corresponding Coupon Valuation Date. If there is a Fee Shortfall as of the last Coupon Valuation Date, that amount will be taken into account in determining the Cash Settlement Amount.

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Stub Reference Distribution Amount:	The “Stub Reference Distribution Amount” means, as of the last Index Business Day of the Final Measurement Period, the Call Measurement Period or the Acceleration Measurement Period, or as of the Redemption Valuation Date, as applicable, an amount equal to the gross cash distributions that a Reference Holder would have been entitled to receive in respect of the Index constituents held by such Reference Holder on the “record date” with respect to any Index constituent for those cash distributions whose “ex-dividend date” occurs during the period from, but excluding, the immediately preceding Coupon Valuation Date (or if the Redemption Valuation Date or the Acceleration Date occurs prior to the first Coupon Valuation Date, the period from, but excluding, September 30, 2015) to and including the last Index Business Day of the Final Measurement Period, the Call Measurement Period or the Acceleration Measurement Period, or such Redemption Valuation Date, as applicable; provided, that for the purpose of calculating the Stub Reference Distribution Amount as of the last Index Business Day of the Final Measurement Period, the Call Measurement Period or the Acceleration Measurement Period, as applicable, the Reference Holder will be deemed to hold nine-tenths, eight-tenths, seven-tenths, six-tenths, five-tenths, four-tenths, three-tenths, two-tenths and one-tenth of the shares of each Index constituent it would otherwise hold on the second, third, fourth, fifth, sixth, seventh, eighth, ninth and tenth Index Business Day, respectively, in such Final Measurement Period, Call Measurement Period and Acceleration Measurement Period. For purposes of calculating the Stub Reference Distribution Amount, if a Redemption Valuation Date occurs during the Final Measurement Period, Call Measurement Period or Acceleration Measurement Period, the Reference Holder will be deemed to hold only the fraction of the shares (as referenced in the preceding sentence) of each Index constituent it would otherwise hold on that Redemption Valuation Date and on each preceding Index Business Day during the Final Measurement Period, Call Measurement Period or Acceleration Measurement Period. Notwithstanding the foregoing, with respect to cash distributions for an Index constituent which is scheduled to be paid prior to the applicable Coupon Ex-Date, if, and only if, the issuer of such Index constituent fails to pay the distribution to holders of such Index constituent by the scheduled payment date for such distribution, such distribution will be assumed to be zero for the purposes of calculating the applicable Stub Reference Distribution Amount.

Reference Holder:	The “Reference Holder” is, as of any date of determination, a hypothetical holder of a number of units of each Index constituent equal to two times (i) the published unit weighting of that Index constituent as of that date, as described under “Wells Fargo® Business Development Index — Calculation of the Index,” divided by (ii) the product of (a) the Divisor as of that date, and (b) the Monthly Initial Closing Level divided by the Current Principal Amount.

Related Definitions:

See “Specific Terms of the Securities — Coupon Payment” beginning on page S-44 for the definitions of “Coupon Record Date,” “Coupon Ex-Date,” “Coupon Valuation Date,” “record date,” “ex-dividend date” and “Business Day.”

See “Specific Terms of the Securities — Cash Settlement Amount at Maturity” beginning on page S-47 for the definitions of “Final Measurement Period,” “Index Calculation Agent,” “Index Business Day,” “Exchange Business Day,” “Primary Exchange” and “Related Exchange.”

See “Specific Terms of the Securities — Early Redemption at the Option of the Holders” beginning on page beginning on page S-50 for the definitions of “Redemption Valuation Date” and “Redemption Date.”

See “Specific Terms of the Securities — UBS Call Right” beginning on page S-53 for the definitions of “Call Measurement Period” and “Call Valuation Date.”

See “Specific Terms of the Securities — Acceleration Upon Minimum Indicative Value or Intraday Index Value” beginning on page S-54 for the definition of “Acceleration Measurement Period.”

CUSIP Number:	90274D424

ISIN Number:	US 90274D4245

On the Initial Trade Date, we sold $37,500,000 aggregate principal amount of Securities (1,500,000 Securities) to UBS Securities LLC at the closing indicative value of the Series A BDC ETRACS on October 8, 2015, as calculated by the NYSE and published by Bloomberg. After the Initial Trade Date, from time to time we may sell a portion of these Securities and issue and sell additional Securities at market prices prevailing at the time of sale, at prices related to market prices or at negotiated prices. We expect to receive proceeds equal to 100% of the offering price at which the Securities are sold, less any commissions paid to UBS Securities LLC and UBS Financial Services Inc. The Securities may be sold at a price that is higher or lower than the Stated Principal Amount. UBS Securities LLC and UBS Financial Services Inc. may charge normal commissions for the sale of the Securities and may also receive a portion of the Annual Tracking Fee in connection with future distributions.

Please see “Supplemental Plan of Distribution” on page S-74 for more information.

We may use this prospectus supplement in the initial sale of the Securities. In addition, UBS Securities LLC, UBS Financial Services Inc. or another of our affiliates may use this prospectus supplement in market-making transactions in any Securities after their initial sale. Unless we or our agent informs you otherwise in the confirmation of sale or in a notice delivered at the same time as the confirmation of sale, this prospectus supplement is being used in a market-making transaction.

The Exchange Traded Access Securities (ETRACS) being offered as described in this prospectus supplement and the accompanying prospectus constitute one offering in a series of offerings of ETRACS exchange-traded notes. We are offering and may continue to offer from time to time ETRACS linked to different underlying indices and with the same or different terms and conditions, relative to those set forth in this prospectus supplement. You should be sure to refer to the prospectus supplement for the particular offering of ETRACS in which you are considering an investment.

This prospectus supplement contains the specific financial and other terms that apply to the securities being offered herein. Terms that apply generally to all our Medium-Term Notes, Series B, are described under “Description of Debt Securities We May Offer” in the accompanying prospectus. The terms described here (i.e., in this prospectus supplement) modify or supplement those described in the accompanying prospectus and, if the terms described here are inconsistent with those described there, the terms described here are controlling. The contents of any website referred to in this prospectus supplement are not incorporated by reference in this prospectus supplement or the accompanying prospectus.

You may access the accompanying prospectus dated June 12, 2015 at:

http://www.sec.gov/Archives/edgar/data/1114446/000119312515222010/d935416d424b3.htm .

You should rely only on the information incorporated by reference or provided in this prospectus supplement or the accompanying prospectus. We have not authorized anyone to provide you with different information. We are not making an offer of these Securities in any state where the offer is not permitted. You should not assume that the information in this prospectus supplement is accurate as of any date other than the date on the front of the document.

Prospectus Supplement

Prospectus Supplement Summary	S-1
Hypothetical Examples	S-11
Risk Factors	S-17
Wells Fargo® Business Development Company Index	S-33
Valuation of the Index and the Securities	S-42
Specific Terms of the Securities	S-44
Use of Proceeds and Hedging	S-63
Material U.S. Federal Income Tax Consequences	S-64
Benefit Plan Investor Considerations	S-72
Supplemental Plan of Distribution	S-74
Conflicts of Interest	S-75
Notice of Early Redemption	A-1
Broker’s Confirmation of Redemption	B-1

Prospectus

Introduction	1
Cautionary Note Regarding Forward-Looking Statements	3
Incorporation of Information About UBS AG	5
Where You Can Find More Information	6
Presentation of Financial Information	7
Limitations on Enforcement of U.S. Laws Against UBS, Its Management and Others	7
UBS	8
Swiss Regulatory Powers	12
Use of Proceeds	13
Description of Debt Securities We May Offer	14
Description of Warrants We May Offer	34
Legal Ownership and Book-Entry Issuance	49
Considerations Relating to Indexed Securities	54
Considerations Relating to Securities Denominated or Payable in or Linked to a Non-U.S. Dollar Currency	57
U.S. Tax Considerations	60
Tax Considerations Under the Laws of Switzerland	71
Benefit Plan Investor Considerations	73
Plan of Distribution	75
Conflicts of Interest	76
Validity of the Securities	77
Experts	77

i

Prospectus Supplement Summary

The following is a summary of terms of the Securities, as well as a discussion of factors you should consider before purchasing the Securities. The information in this section is qualified in its entirety by the more detailed explanations set forth elsewhere in this prospectus supplement and in the accompanying prospectus. Please note that references to “UBS,” “we,” “our” and “us” refer only to UBS AG and not to its consolidated subsidiaries.

We may, without your consent, create and issue additional securities having the same terms and conditions as the Securities. We may consolidate the additional securities to form a single class with the outstanding Securities. In addition, we may suspend sales of the Securities for any reason, which could affect the liquidity of the market for the Securities.

This section summarizes the following aspects of the Securities:

- What are the Securities and how do they work?

- How do you redeem your Securities?

- What are some of the risks of the Securities?

- Is this the right investment for you?

- Who calculates and publishes the Index?

- What are the tax consequences?

What are the Securities and how do they work?

The Securities are senior unsecured debt securities issued by UBS AG (UBS) that provide a monthly compounded two times leveraged long exposure to the performance of the Wells Fargo® Business Development Company Index (the “Index”), reduced by the Accrued Fees. The Securities may pay a quarterly coupon during their term.

The Underlying Index

The Index is intended to measure the performance of all business development companies listed on the NYSE MKT (“NYSE MKT”) or The Nasdaq Stock Market, Inc. (“NASDAQ”) that satisfy specified market capitalization and other eligibility requirements. We refer to the business development companies (“BDCs”) included in the Wells Fargo® Business Development Company Index as the “Index constituents.” The Index is a proprietary index of the Index Sponsor. The Index is a registered trademark of Wells Fargo & Company and is used under a license with UBS. For a detailed description of the Index, see “Wells Fargo® Business Development Company Index” beginning on page S-33.

Leveraged Returns

The Securities seek to approximate the monthly returns that might be available to investors through a leveraged “long” investment in the equity securities of the Index constituents. A leveraged “long” investment strategy involves the practice of borrowing money from a third party lender at an agreed-upon rate of interest and using the borrowed money together with investor capital to purchase assets (e.g., equity securities). A leveraged “long” investment strategy terminates with the sale of the underlying assets and repayment of the third party lender, provided that the proceeds of the sale of underlying assets are sufficient to repay the loan. By implementing a leveraged strategy, the leveraged investor seeks to benefit from an anticipated increase in the value of the assets between the purchase and sale of such assets, and assumes that the increase in value of the underlying assets will exceed the cumulative interest due to the third party lender over the term of the loan. A leveraged investor will incur a loss if the value of the assets does not increase sufficiently to cover payment of the interest. In order to seek to replicate a leveraged “long” investment strategy in the equity securities of the Index constituents, the Securities provide that each $1 invested by investors on the Initial Trade Date is leveraged through a notional loan of $1 on the Initial Trade Date. Investors are thus considered to have notionally borrowed $1, which, together with the $1 invested, represents a notional investment of $2 in the equity securities of the Index constituents on the Initial Trade Date. During the term of your Securities, the leveraged portion of the notional investment, which will be equal to the Current Principal Amount, accrues financing charges for the benefit of UBS referred to as the “Accrued Financing Charge,” which seeks to represent the monthly amount of interest that leveraged investors might incur if they sought to borrow funds at a similar rate from a third-party lender. Upon maturity, call, acceleration or redemption, the investment in the equity securities of the Index constituents is notionally sold at the then-current values of the equity securities, and the investor then notionally repays UBS an amount equal to the principal of the notional loan plus accrued interest. The payment at maturity, call, acceleration or early redemption, therefore, generally represents the profit or loss that the investor would receive by applying a leveraged “long” investment strategy, after taking into account, and making assumptions for, the accrued financing charges that are commonly present in such leveraged “long” investment strategies. In order to mitigate the risk to UBS that the value of the equity securities of the Index constituents is not sufficient to repay the principal and Accrued Financing Charge of the notional loan, an automatic early termination of the Securities is provided for under the “Acceleration upon Minimum Indicative Value or Intraday Index Value” provisions hereunder. The Accrued Financing Charge seeks to compensate UBS for providing investors with the potential to receive a leveraged participation in movements in the Index Closing Level of the Index and is intended to approximate the financing costs that investors may have otherwise incurred had they sought to borrow funds at a similar rate from a third party to invest in the Securities. These charges accrue on a daily basis during the applicable period. The Accrued Financing Charge will be calculated as described under “Specific Terms of the Securities — Cash Settlement Amount at Maturity”.

Payment at Maturity

The Securities do not guarantee any return of principal at, or prior to, maturity or call, or upon early redemption or acceleration. Instead, you will receive a cash payment per Security based on the two times leveraged performance of the Index reduced by the Accrued Fees and, if applicable, a Redemption Fee.

Positive or negative monthly changes in the Index Closing Level, or the Index Valuation Level, will not solely determine the return on your Securities due to the combined effects of leverage, monthly compounding and any applicable fees and financing charges. Because the Current Principal Amount is reset each month, the Securities do not offer a return based on the simple performance of the Index from the Initial Trade Date to the Maturity Date. Instead, the amount you receive at maturity or call, or upon early redemption or acceleration, will be contingent upon the monthly compounded two times leveraged long performance of the Index during the term of the Securities, subject to the negative effect of the Accrued Fees. Accordingly, even if over the term of the Securities the level of the Index has increased, there is no guarantee that you will receive at maturity or call, or upon early redemption or acceleration, your initial investment back or any return on that investment. This is because the amount you receive at maturity or call, or upon an early redemption or acceleration, depends on how the Index has performed in each month on a compounded, leveraged basis prior to maturity or call, or upon an early redemption or acceleration, and consequently, how the Current Principal Amount has been reset in each month. In particular, significant adverse monthly performances for your Securities may not be offset by any beneficial monthly performances of the same magnitude.

Initially, the Current Principal Amount is equal to $14.8921 per Security. At the start of each subsequent calendar month, the Current Principal Amount is reset by applying the Index Factor to the previous Current Principal Amount.

For example, if for August the Current Principal Amount is $20 and the Index Factor as of the Monthly Valuation Date for August is equal to 0.90, the Current Principal Amount for September will equal $18. Subsequently, the Index Factor as of the Monthly Valuation Date for September will be applied to the Current Principal Amount for September to derive the Current Principal Amount for October.

The Current Principal Amount is reset each calendar month to ensure that a consistent degree of leverage is applied to any performance of the Index. If the Current Principal Amount is reduced by an adverse monthly performance, the Index Factor of any further adverse monthly performance will lead to a smaller dollar loss when applied to that reduced Current Principal Amount than if the Current Principal Amount were not reduced. Equally, however, if the Current Principal Amount increases, the dollar amount lost for a certain level of adverse monthly performance will increase correspondingly.

Resetting the Current Principal Amount also means that the dollar amount that may be gained from any beneficial monthly performance will be contingent upon the Current Principal Amount. If the Current Principal Amount is above $14.8921, then any beneficial monthly performance will result in a gain of a larger dollar amount than would be the case if the Current Principal Amount were reduced below $14.8921. Conversely, as the Current Principal Amount is reduced towards zero, the dollar amount to be gained from any beneficial monthly performance will decrease correspondingly.

At maturity, you will receive a cash payment equal to:

(a)	the product of:

(i)	the Current Principal Amount and

(ii)	the Index Factor as of the last Index Business Day in the Final Measurement Period, plus

(b)	the final Coupon Amount if on the last Index Business Day in the Final Measurement Period the Coupon Ex-Date with respect to the final Coupon Amount has not yet occurred, plus

(c)	the Stub Reference Distribution Amount as of the last Index Business Day in the Final Measurement Period, if any, minus

(d)	the Accrued Fees as of the last Index Business Day in the Final Measurement Period.

We refer to this cash payment as the “Cash Settlement Amount.” If the amount calculated above is equal to or less than zero, the payment at maturity will be zero.

You may lose some or all of your investment at maturity. The negative effect of the Accrued Fees will reduce your final payment. If the compounded leveraged monthly return of the Index is insufficient to offset the negative effect of the Accrued Fees (less any final Coupon Amount and any Stub Reference Distribution Amount you may be entitled to receive as of the last Index Business Day in the Final Measurement Period) or if the compounded leveraged monthly return of the Index is negative, you may lose some or all of your investment at maturity. As a result of compounding, the performance of the Securities for periods greater than one month is likely to be either greater than or less than two times the performance of the Index, before accounting for the Accrued Fees.

See “Specific Terms of the Securities — Cash Settlement Amount at Maturity” beginning on page S-47.

Coupon Payments

The Securities may pay a quarterly coupon during their term. Any Coupon Amounts will be reduced by the Accrued Fees. For each Security you hold on the applicable Coupon Record Date, you will receive on each Coupon Payment Date an amount in cash equal to the difference between the Reference Distribution Amount, calculated as of the corresponding Coupon Valuation Date, and the Accrued Fees, calculated as of the corresponding Coupon Valuation Date (the “Coupon Amount”). To the extent the Reference Distribution Amount on a Coupon Valuation Date is less than or equal to the Accrued Fees on the corresponding Coupon Valuation Date, there will be no Coupon Amount payment made on the corresponding Coupon Payment Date, and an amount equal to the difference between the Accrued Fees and the Reference Distribution Amount (the “Fee Shortfall”) will be included in the Accrued Fees for the next Coupon Valuation Date. This process will be repeated to the extent necessary until the Reference Distribution Amount for a Coupon Valuation Date is greater than the Accrued Fees for the corresponding Coupon Valuation Date. If there is a Fee Shortfall as of the last Coupon Valuation Date, that amount will be taken into account in determining the Cash Settlement Amount. See “Specific Terms of the Securities — Coupon Payment” beginning on page S-44.

Unlike ordinary debt securities, the Securities do not guarantee any coupon payment.

See “Specific Terms of the Securities — Coupon Payment” beginning on page S-44.

UBS’s Call Right

On any Exchange Business Day on or after October 17, 2016 through and including the Maturity Date (the “Call Settlement Date”), UBS may at its option redeem all, but not less than all, issued and outstanding Securities. To exercise its Call Right, UBS must provide notice to the holders of the Securities not less than eighteen (18) calendar days prior to the Call Settlement Date specified by UBS. In the event UBS exercises its Call Right, you will receive per Security a cash payment on the relevant Call Settlement Date equal to the Call Settlement Amount. See “Specific Terms of the Securities — Cash Settlement Amount at Maturity” beginning on page S-47.

Acceleration Upon Minimum Indicative Value or Intraday Index Value

If, at any time, (1) the indicative value for the Securities on any Index Business Day equals $5.00 or less or (2) the Intraday Index Value on any Index Business Day decreases 30% from the most recent Monthly Initial Closing Level (each such day, an “Acceleration Date”), all issued and outstanding Securities will be automatically accelerated and mandatorily redeemed by UBS (even if the indicative value would later exceed $5.00 or the Intraday Index Value would increase from the -30% level on such Acceleration Date or any subsequent Index Business Day) for a cash payment equal to the Acceleration Amount. If the Acceleration Amount is equal to or less than zero, the payment upon acceleration will be zero. The intraday indicative value of the Securities and the Intraday Index Value is calculated as described under “Valuation of the Index and the Securities.”

If the minimum indicative value or Intraday Index Value threshold has been breached, you will receive on the Acceleration Settlement Date only the Acceleration Amount in respect of your investment in the Securities. The “Acceleration Settlement Date” will be the third Business Day following the last Index Business Day of the Acceleration Measurement Period. UBS will provide notice to the holders of the Securities that the minimum indicative value or Intraday Index Value threshold has been breached not less than five calendar days prior to the Acceleration Settlement Date. See “Specific Terms of the Securities — Acceleration Upon Minimum Indicative Value or Intraday Index Value” beginning on page S-54.

How do you redeem your Securities?

Early Redemption

You may elect to require UBS to redeem your Securities, in whole or in part, on any Business Day prior to the Maturity Date. If you elect to have your Securities redeemed and have done so under the redemption procedures described under “Specific Terms of the Securities – Redemption Procedures,” you will receive payment for your Securities on the third Business Day following the applicable Redemption Valuation Date (the “Redemption Date”). The first Redemption Date will be October 15, 2015 and the last Redemption Date will be May 20, 2041. In addition, if a call notice has been issued or if the acceleration has been triggered, the last Redemption Valuation Date is the fifth Index Business Day prior to the Call Settlement Date or the Acceleration Settlement Date, as applicable. The Redemption Valuation Date is the first Index Business Day following the date that a Redemption Notice and Redemption Confirmation, each as described under “Specific Terms of the Securities — Early Redemption at the Option of the Holders — Redemption Requirements,” are delivered. Any applicable Redemption Valuation Date is subject to adjustment as described under “Specific Terms of the Securities — Market Disruption Event” beginning on page S-57.

You must comply with the redemption procedures described below in order to redeem your Securities. To satisfy the minimum redemption amount, your broker or other financial intermediary may bundle your Securities for redemption with those of other investors to reach this minimum amount of 50,000 Securities; however, there can be no assurance that they can or will do so. We may from time to time in our sole discretion reduce this minimum requirement in whole or in part. Any such reduction will be applied on a consistent basis for all holders of the Securities at the time the reduction becomes effective.

Upon early redemption, you will receive per Security a cash payment on the relevant Redemption Date equal to the Redemption Amount, calculated as described under “Specific Terms of the Securities — Early Redemption at the Option of the Holders” beginning on page S-50.

You may lose some or all of your investment upon early redemption. The combined negative effect of the Accrued Fees and the Redemption Fee Amount will reduce your final payment. If the compounded leveraged monthly return of the Index is insufficient to offset the negative effect of the Accrued Fees and the Redemption Fee Amount, if applicable (less any Coupon Amounts and any Stub Reference Distribution Amount you may be entitled to receive as of the Redemption Valuation Date), or if the compounded leveraged monthly return of the Index is negative, you may lose some or all of your investment upon early redemption.

Redemption Procedures

To redeem your Securities prior to the Maturity Date, you must instruct your broker to deliver a Redemption Notice to UBS by email no later than 12:00 noon (New York City time) on the Business Day immediately preceding the applicable Redemption Valuation Date and you and your broker must follow the procedures described herein. If you fail to comply with these procedures, your notice will be deemed ineffective. See “Specific Terms of the Securities — Redemption Procedures” beginning on page S-52 and “Description of the Debt Securities We May Offer — Redemption and Payment” in the accompanying prospectus.

What are some of the risks of the Securities?

An investment in the Securities involves risks. Selected risks are summarized here, but we urge you to read the more detailed explanation of risks described under “Risk Factors” beginning on page S-17.

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You may lose some or all of your investment — The Securities do not guarantee any return on your initial investment and are fully exposed to two times any monthly decline in the level of the Index. If the compounded leveraged monthly return of the Index is insufficient to offset the negative effect of the Accrued Fees and Redemption Fee Amount, if applicable, less any Coupon Amounts and Stub Reference Distribution Amount, if any, or if the compounded leveraged monthly return of the Index is negative, you may lose some or all of your investment at maturity or call, or upon early redemption or acceleration. In addition, Coupon Amounts, if any, will be reduced by the Accrued Fees. See “Risk Factors.” You are not guaranteed any coupon payments.”

➢	Correlation and compounding risk — A number of factors may affect the Security’s ability to achieve a high degree of correlation with the performance of the Index, and there can be no guarantee that the Security will achieve a high degree of correlation. Because the Current Principal Amount is reset monthly, you will be exposed to compounding of monthly returns. As a result, the performance of the Securities for periods greater than one month is likely to be either greater than or less than the Index performance times the leverage factor of two, before accounting for Accrued Fees and the Redemption Fee Amount, if any. In particular, significant adverse monthly performances of your Securities may not be offset by subsequent beneficial monthly performances of equal magnitude.

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Leverage risk — The Securities are two times leveraged long with respect to the Index, which means that you will benefit two times from any beneficial, but will be exposed to two times any adverse, monthly performance of the Index, before accounting for the Accrued Fees and Redemption Fee Amount, if any.

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Market risk — The return on the Securities, which may be positive or negative, is linked to the compounded leveraged monthly return on the Index as measured by the Index Closing Level, and which, in turn, is affected by a variety of market and economic factors, interest rates in the markets and economic, financial, political, regulatory, judicial or other events that affect the Index constituents or the markets generally.

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Credit of issuer — The Securities are senior unsecured debt obligations of the issuer, UBS, and are not, either directly or indirectly, an obligation of or guaranteed by any third party. Any payment to be made on the Securities, including any payment at maturity, call or upon early redemption or acceleration, depends on the ability of UBS to satisfy its obligations as they come due. As a result, the actual and perceived creditworthiness of UBS will affect the market value, if any, of the Securities prior to maturity, call or early redemption or acceleration. In addition, in the event UBS were to default on its obligations, you may not receive any amounts owed to you under the terms of the Securities. Unlike the series of UBS AG debt securities entitled “Medium-Term Notes, Series A,” the Securities do not benefit from any co-obligation of UBS Switzerland AG.

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A trading market for the Securities may not develop — Although the Securities have been approved for listing, subject to official notice of issuance, on NYSE Arca, a trading market for the Securities may not develop. Certain affiliates of UBS may engage in limited purchase and resale transactions in the Securities, although they are not required to and may stop at any time. We are not required to maintain any listing of the Securities on NYSE Arca or any other exchange. In addition, we are not obliged to, and may not, sell the full aggregate principal amount of the Securities set forth on the cover of this prospectus supplement. We may issue and sell additional Securities from time to time and we may suspend or cease sales of the Securities at any time, at our discretion. Therefore, the liquidity of the Securities may be limited.

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Limited performance history — The return on the Securities is linked to the performance of the Index, which was launched on January 28, 2011. As a result, the Index has a limited performance history, and the future performance of the Index is uncertain. Estimated historical data prior to January 28, 2011 has been simulated by applying the Index’s calculation methodology to historical levels of the common stock of the business development companies included in the Index. No future performance of the Index can be predicted based on the estimated historical or the historical returns described in this prospectus supplement.

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Requirements upon early redemption — You must satisfy the requirements described herein for your redemption request to be considered, including the minimum redemption amount of at least 50,000 Securities, unless we determine otherwise or your broker or other financial intermediary bundles your Securities for redemption with those of other investors to reach this minimum requirement, and there can be no assurance that they can or will do so. Therefore, the liquidity of the Securities may be limited. In addition, the payment you receive upon early redemption will be reduced by the Redemption Fee Amount.

➢

Your redemption election is irrevocable — You will not know the Redemption Amount at the time you elect to request to redeem your Securities and you will not be able to rescind your election to redeem your Securities after your redemption notice is received by UBS. Accordingly, you will be exposed to market risk in the event market conditions change after UBS receives your offer and the Redemption Amount is determined on the Redemption Valuation Date.

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Potential automatic acceleration — In the event the indicative value of the Securities is equal to $5.00 or less on any Index Business Day or the Intraday Index Value on any Index Business Day decreases 30% from the most recent Monthly Initial Closing Level, the Securities will be automatically accelerated and mandatorily redeemed by UBS and you will receive a cash payment equal to the Acceleration Amount as determined during the Acceleration Measurement Period. The Acceleration Amount you receive on the Acceleration Settlement Date may be significantly less than $5.00 per Security and may be zero if the level of the Index continues to decrease during trading on one or more Index Business Days during the Acceleration Measurement Period as measured by the Index Performance Ratio on one or more Index Business Days during the Acceleration Measurement Period.

➢

You are not guaranteed a coupon payment — You will not receive a coupon payment on a Coupon Payment Date if the Reference Distribution Amount is less than or equal to the Accrued Fees. In addition, any Fee Shortfall will reduce the Coupon Amount, if any, for the following Coupon Valuation Date.

➢	Uncertain tax treatment — Significant aspects of the tax treatment of the Securities are uncertain. You should consult your own tax advisor about your own tax situation.

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UBS’s call right — UBS may elect to redeem all outstanding Securities at any time on any Exchange Business Day on or after October 17, 2016, as described under “Specific Terms of the Securities — UBS’s Call Right” beginning on page S-53. If UBS exercises its Call Right, the Call Settlement Amount may be less than your initial investment in the Securities. Alternatively, if the Securities have increased in value, you may have to invest your proceeds in a lower-return investment.

Is this the right investment for you?

The Securities may be a suitable investment for you if:

➢	You are willing to accept the risk that you may lose some or all of your investment.

➢

You seek an investment with a return linked to a monthly compounded two times leveraged long performance of the Index, which will provide exposure to Business Development Companies, and Coupon Amounts, which are dependent on distributions made with respect to the Index constituents.

➢

You understand (i) leverage risk, including the risks inherent in maintaining a constant two times leverage on a monthly basis, and (ii) the consequences of seeking monthly leveraged investment results generally, and you intend to actively monitor and manage your investment.

➢

You believe the monthly compounded two times leveraged long return of the Index plus any Coupon Amounts and/or any Stub Reference Distribution Amount will be sufficient to offset the negative effect of the Accrued Fees and any Redemption Fee Amount.

➢	You are willing to hold securities that have a long-term maturity (approximately 25.5 years).

➢

You are willing to receive a lower amount of distributions than you would if you owned interests in the Index constituents directly and understand that you may not receive any distributions during the term of the Securities.

➢	You are willing to accept the risk that the price at which you are able to sell the Securities in the secondary market may be significantly less than the amount you invested.

➢	You are willing to hold securities that may be redeemed early by UBS, pursuant to the UBS Call Right, on any Exchange Business Day on or after October 17, 2016.

➢	You are not seeking an investment for which there will be an active secondary market.

➢	You are comfortable with the creditworthiness of UBS, as issuer of the Securities.

The Securities may not be a suitable investment for you if:

➢	You are not willing to accept the risk that you may lose some or all of your investment.

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You do not seek an investment with a return linked to a monthly compounded two times leveraged long performance of the Index, which will provide exposure to Business Development Companies, and Coupon Amounts, which are dependent on distributions made with respect to the Index constituents.

➢

You do not understand (i) leverage risk, including the risks inherent in maintaining a constant two times leverage on a monthly basis, and (ii) the consequences of seeking monthly leveraged investment results generally, and you do not intend to actively monitor and manage your investment.

➢

You do not believe the monthly compounded two times leveraged long return of the Index plus any Coupon Amounts and/or any Stub Reference Distribution Amount will be sufficient to offset the negative effect of the Accrued Fees and any Redemption Fee Amount.

➢	You are not willing to hold securities that have a long-term maturity (30 years).

➢

You are not willing to receive a lower amount of distributions than you would if you owned interests in the Index constituents directly and you seek an investment that guarantees distributions during the term of the Securities.

➢	You are not willing to accept the risk that the price at which you are able to sell the Securities in the secondary market may be significantly less than the amount you invested.

➢	You are not willing to hold securities that may be redeemed early by UBS, pursuant to the UBS Call Right, on any Exchange Business Day on or after October 17, 2016.

➢	You seek an investment for which there will be an active secondary market.

➢	You are not comfortable with the creditworthiness of UBS, as issuer of the Securities.

Who calculates and publishes the Index?

The level of the Index is calculated by NYSE Arca and disseminated by the NYSE Arca approximately every fifteen (15) seconds (assuming the level of the Index has changed within such fifteen-second interval) from 9:30 a.m. to 4:00 p.m., New York City time, and a daily Index level is published at approximately 4:00 p.m., New York City time, on each Exchange Business Day. Index information, including the Index level, is available from NYSE and Bloomberg L.P. (“Bloomberg”) under the symbol “WFBDCPX”. The historical performance of the Index is not indicative of the future performance of the Index or the Securities or the level of the Index during the Final Measurement Period, Call Measurement Period or Acceleration Measurement Period, or on the applicable Redemption Valuation Date, as the case may be.

What are the tax consequences of owning the Securities?

The United States federal income tax consequences of your investment in the Securities are uncertain. Some of these tax consequences are summarized below, but we urge you to read the more detailed discussion in “Material U.S. Federal Income Tax Consequences” on page S-64.

Pursuant to the terms of the Securities, you and we agree, in the absence of a statutory, regulatory, administrative or judicial ruling to the contrary, to characterize the Securities as a pre-paid forward contract with respect to the Index. In addition, you and we agree, in the absence of a statutory, regulatory, administrative or judicial ruling to the contrary, to treat the Coupon Amount (including amounts received upon the sale, exchange, redemption or maturity of the Securities in respect of accrued but unpaid Coupon Amounts) and the Stub Reference Distribution Amount, if any, as amounts that should be included in ordinary income for tax purposes at the time such amounts accrue or are received, in accordance with your regular method of tax accounting for tax purposes. You will be required to treat the Coupon Amounts and the Stub Reference Distribution Amount, if any, in such a manner despite the fact that (i) a portion of such amounts will be attributable to dividend payments on the underlying BDCs that comprise the Index that will constitute “qualified dividend income” or long-term capital gain dividends that are currently subject to tax at tax rates more favorable than ordinary income and (ii) there may be other possible treatments of such amounts that would be more advantageous to holders of Securities. If your Securities are so treated (and subject to the discussion below regarding the application of Section 1260 of the Internal Revenue Code of 1986, as amended (the “Code”)), you should generally recognize capital gain or loss upon the sale, exchange, redemption or maturity of your Securities in an amount equal to the difference between the amount realized (other than any amount attributable to the Coupon Amounts and the Stub Reference Distribution Amount, if any, which will be treated as ordinary income) and the amount you paid for your Securities. Such gain or loss should generally be long-term capital gain or loss if you held your Securities for more than one year.

In the opinion of our counsel, Sullivan & Cromwell LLP, it would be reasonable to treat the Securities in the manner described above. However, because there is no authority that specifically addresses the tax treatment of the Securities, it is possible that the Securities could be treated for tax purposes in an alternative manner described under “Material U.S. Federal Income Tax Consequences” on page S-64.

It is possible that your Securities could be treated as a “constructive ownership transaction” which would be subject to the constructive ownership rules of Section 1260 of the Code. Under Section 1260 of the Code, special tax rules apply to an investor that enters into a “constructive ownership transaction” with respect to an equity interest in a “pass-thru entity.” For this purpose, (i) a constructive ownership transaction includes entering into a forward contract with respect to a pass-thru entity, and (ii) an entity that is a regulated investment company for tax purposes is considered to be a pass-thru entity. We understand that the Index is currently primarily composed of entities that are regulated investment companies. It is not entirely clear how Section 1260 of the Code applies in the case of an index that primarily references pass-thru entities like the Index. Although the matter is not free from doubt, it is likely that Section 1260 of the Code should also apply to the portion of your return on the Securities that is determined by reference to the Index constituents that are pass-thru entities (the “Pass-Thru Index Constituents”). If such portion of your Securities is subject to Section 1260 of the Code, then any long-term capital gain that you realize upon the sale, exchange, redemption or maturity of your Securities that is attributable to the Pass-Thru Index Constituents would be recharacterized as ordinary income (and you would be subject to an interest charge on the deferred tax liability with respect to such capital gain) to the extent that such capital gain exceeds the amount of long-term capital gain that you would have realized had you purchased an actual interest in the Pass-Thru Index Constituents (in an amount equal to the leveraged notional amount of the Pass-Thru Index Constituents that are referenced by the Securities) on the date that you purchased your Securities and sold your interest in the Pass-Thru Index Constituents on the date of the sale, exchange, redemption or maturity of the Securities (the “Excess Gain Amount”). You should be aware that there is uncertainty on how to calculate the Excess Gain Amount in the case of an investment that references an index that rebalances, such as the Index. If your Securities are subject to these rules, the Excess Gain Amount will be presumed to be equal to all of the gain that you recognized in respect of the Securities that is attributable to the Pass-Thru Index Constituents (in which case all of such gain would be recharacterized as ordinary income that is subject to an interest charge) unless you provide clear and convincing evidence to the contrary. You should review the discussion of Section 1260 on page S-65 and are urged to consult your own tax advisor regarding the potential application of these rules.

The Internal Revenue Service (the “IRS”) released a notice in 2007 that may affect the taxation of holders of the Securities. According to the notice, the IRS and the Treasury Department are actively considering, among other things, whether holders of instruments such as the Securities should be required to accrue ordinary income on a current basis (possibly in excess of the Coupon Amounts), whether additional gain or loss upon the sale, exchange, redemption or maturity of such instruments should be treated as ordinary or capital, whether foreign holders of such instruments should be subject to withholding tax, and whether the special “constructive ownership rules” of Section 1260 of the Code should be applied to such instruments. Similarly, the IRS and the Treasury Department have current projects open with regard to the tax treatment of pre-paid forward contracts and contingent notional principal contracts. While it is impossible to anticipate how any ultimate guidance would affect the tax treatment of instruments such as the Securities (and while any such guidance may be issued on a prospective basis only), such guidance could be applied retroactively and could in any case increase the likelihood that you will be required to accrue income (possibly in excess of the Coupon Amounts) over the term of an instrument such as the Securities. The outcome of this process is uncertain.

Furthermore, in 2007, legislation was introduced in Congress that, if enacted, would have required holders of the Securities purchased after the bill was enacted to accrue interest income over the term of the Securities in an amount that could exceed the Coupon Amounts that are paid on the Securities. It is not possible to predict whether a similar or identical bill will be enacted in the future and whether any such bill would affect the tax treatment of your Securities.

Holders are urged to consult their tax advisors concerning the significance and the potential impact of the above considerations. We intend to treat your Securities for United States federal income tax purposes in accordance with the treatment described above and under “Material U.S. Federal Income Tax Consequences” on page S-64 unless and until such time as there is a change in law or the Treasury Department or IRS determines that some other treatment is more appropriate.

Conflicts of Interest

Each of UBS Securities LLC and UBS Financial Services Inc. is an affiliate of UBS and, as such, has a “conflict of interest” in this offering within the meaning of the Financial Industry Regulatory Authority, Inc. (“FINRA”) Rule 5121. In addition, UBS will receive the net proceeds (excluding any underwriting discount) from the public offering of the Securities, thus creating an additional conflict of interest within the meaning of Rule 5121. Consequently, the offering is being conducted in compliance with the provisions of Rule 5121. Neither UBS Securities LLC nor UBS Financial Services Inc. is permitted to sell Securities in this offering to an account over which it exercises discretionary authority without the prior specific written approval of the account holder.

Hypothetical Examples

Hypothetical Coupon Amount Calculation

The following table illustrates the hypothetical Coupon Amount payable on each quarterly Coupon Payment Date over a hypothetical period of five quarters. Each of the hypothetical Coupon Amounts set forth below is for illustrative purposes only and may not be the actual Coupon Amount payable to a purchaser of the Securities on any Coupon Payment Date. The actual Coupon Amount payable on any Coupon Payment Date will be determined by reference to the Reference Distribution Amount calculated as of the corresponding Coupon Valuation Date and the Accrued Fees calculated as of the corresponding Coupon Valuation Date and may be substantially different from any amounts set forth below. The numbers appearing in the following table and examples have been rounded for ease of analysis. You may not be paid, and are not guaranteed, a Coupon Amount during the term of the Securities.

Quarter	Current Indicative Value	Reference Distribution Amount as of the applicable Coupon Valuation Date	Accrued Fees (excluding Fee Shortfall accrued from Previous Quarter) as of the applicable Coupon Valuation Date*	Accrued Fees as of the applicable Coupon Valuation Date*	Coupon Amount	Fee Shortfall for the Following Quarter
Quarter 1	25.15	0.9528	0.0527	0.0527	0.9001	0
Quarter 2	24.50	0.6512	0.0513	0.0513	0.5999	0
Quarter 3	25.75	0.0000	0.0540	0.0540	0.0000	0.0540
Quarter 4	25.00	0.0330	0.0524	0.1064	0.0000	0.0734
Quarter 5	26.05	1.0152	0.0546	0.1280	0.8872	0

*	Assuming that the total number of calendar days in each quarter is 90.

For additional information and key terms related to the Coupon Amount, please see “Specific Terms of the Securities — Coupon Payment.”

Hypothetical Payment at Maturity or Call, or upon Early Redemption

The following examples illustrate how the Securities would perform at maturity or call, or upon early redemption, in hypothetical circumstances. We have included examples in which the Index Closing Level increases at a constant rate of 1.25% per month for twelve months (Example 1), as well as examples in which the Index Closing Level decreases at a constant rate of 1.25% per month for twelve months (Example 2). In addition, Example 3 shows the Index Closing Level increasing by 1.25% per month for the first six months and then decreasing by 1.25% per month for the next six months, whereas Example 4 shows the reverse scenario of the Index Closing Level decreasing by 1.25% per month for the first six months, and then increasing by 1.25% per month for the next six months. For ease of analysis and presentation, the following examples assume that the term of the Securities is twelve months, no Coupon Amount was paid during the term of the Securities, the Reference Distribution Amount for each applicable period is zero, no Stub Reference Distribution Amount will be paid at maturity or call, or upon early redemption, and that no acceleration upon minimum indicative value or Intraday Index Value has occurred. The Financing Rate is assumed to be 0.258%. These examples highlight the effect of the two times leverage and monthly compounding, and the impact of the Accrued Fees on the payment at maturity or call, or upon early redemption, under different circumstances. Because the Accrued Fees take into account the performance of the Index, as measured by the Index Closing Level, the absolute level of the Accrued Fees is dependent on the path taken by the Index Closing Level to arrive at its ending level. The figures in these examples have been rounded for convenience. The Cash Settlement Amount figures for month twelve are as of the hypothetical Calculation Date, and given the indicated assumptions, a holder will receive payment at maturity or call, or upon early redemption, in the indicated amount, according to the indicated formula.

Hypothetical Examples

Example 1 — The level of the Index increases at a constant rate of 1.25% for twelve months.

Assumptions:

Annual Tracking Fee**:	0.85% per annum
Stated Principal Amount:	$25.00
Hypothetical Initial Index Level:	895.00
Redemption Fee Amount:	0.125% of the Current Indicative Value
Financing Rate***:	0.258%

Month End	Index Closing Level****	Index Performance Ratio	Index Factor	Accrued Financing Charges***	Current Principal Amount*	Annual Tracking Fee for the Applicable Month	Accrued Fees	Cash Settlement Amount/ Call Settlement Amount	Redemption Amount
A	B	C	D	E	F	G	H	I	J
		((Index Valuation Level - Monthly Initial Closing Level ) / Monthly Initial Closing Level)	(1 + (2 x C))	(Current Principal Amount x Financing Rate x Act/ 360)	(previous Current Principal Amount x D)	(F x Annual Tracking Fee x act/ 365)	(Cumulative Total of E + G)	(F-H)	(I-Redemption Fee Amount)
1	906.19	0.0125	1.03	0.0054	$25.63	$0.0179	$0.0233	$25.60	$25.57
2	917.51	0.0125	1.03	0.0055	$26.27	$0.0183	$0.0471	$26.22	$26.19
3	928.98	0.0125	1.03	0.0056	$26.92	$0.0188	$0.0716	$26.85	$26.82
4	940.60	0.0125	1.03	0.0058	$27.60	$0.0193	$0.0966	$27.50	$27.46
5	952.35	0.0125	1.03	0.0059	$28.29	$0.0198	$0.1223	$28.16	$28.13
6	964.26	0.0125	1.03	0.0061	$28.99	$0.0203	$0.1486	$28.84	$28.81
7	976.31	0.0125	1.03	0.0062	$29.72	$0.0208	$0.1756	$29.54	$29.50
8	988.52	0.0125	1.03	0.0064	$30.46	$0.0213	$0.2033	$30.26	$30.22
9	1000.87	0.0125	1.03	0.0065	$31.22	$0.0218	$0.2316	$30.99	$30.95
10	1013.38	0.0125	1.03	0.0067	$32.00	$0.0224	$0.2607	$31.74	$31.70
11	1026.05	0.0125	1.03	0.0069	$32.80	$0.0229	$0.2905	$32.51	$32.47
12	1038.88	0.0125	1.03	0.0070	$33.62	$0.0235	$0.3210	$33.30	$33.26

*	Also known as the Financing Level.

**	Annual Tracking Fee is calculated on an act/365 basis. 30 day months are assumed for the above calculations.

***	Financing Rate is calculated on an act/360 basis. 30 day months are assumed for the above calculations.

****	The Index Closing Level is also the Monthly Initial Closing Level for the following month.

Cumulative Index Return	16.08%
Return on Securities*****	33.04%
*****	Assumes that the Securities were redeemed.

Hypothetical Examples

Example 2 — The level of the Index decreases at a constant rate of 1.25% for twelve months.

Assumptions:

Annual Tracking Fee**:	0.85% per annum
Stated Principal Amount:	$25.00
Hypothetical Initial Index Level:	895.00
Redemption Fee Amount:	0.125% of the Current Indicative Value
Financing Rate***:	0.258%

Month End	Index Closing Level****	Index Performance Ratio	Index Factor	Accrued Financing Charges***	Current Principal Amount*	Annual Tracking Fee for the Applicable Month	Accrued Fees	Cash Settlement Amount/ Call Settlement Amount	Redemption Amount
A	B	C	D	E	F	G	H	I	J
		((Index Valuation Level - Monthly Initial Closing Level ) / Monthly Initial Closing Level)	(1 + (2 x C))	(Current Principal Amount x Financing Rate x Act/ 360)	(previous Current Principal Amount x D)	(F x Annual Tracking Fee x act/ 365)	(Cumulative Total of E + G)	(F-H)	(I-Redemption Fee Amount)
1	883.81	-0.0125	0.975	0.0054	$24.38	$0.0170	$0.0224	$24.35	$24.32
2	872.76	-0.0125	0.975	0.0052	$23.77	$0.0166	$0.0442	$23.72	$23.69
3	861.86	-0.0125	0.975	0.0051	$23.17	$0.0162	$0.0655	$23.11	$23.08
4	851.08	-0.0125	0.975	0.0050	$22.59	$0.0158	$0.0863	$22.51	$22.48
5	840.44	-0.0125	0.975	0.0048	$22.03	$0.0154	$0.1065	$21.92	$21.89
6	829.94	-0.0125	0.975	0.0047	$21.48	$0.0150	$0.1262	$21.35	$21.32
7	819.56	-0.0125	0.975	0.0046	$20.94	$0.0146	$0.1455	$20.79	$20.77
8	809.32	-0.0125	0.975	0.0045	$20.42	$0.0143	$0.1642	$20.25	$20.23
9	799.20	-0.0125	0.975	0.0044	$19.91	$0.0139	$0.1825	$19.72	$19.70
10	789.21	-0.0125	0.975	0.0043	$19.41	$0.0136	$0.2004	$19.21	$19.18
11	779.35	-0.0125	0.975	0.0042	$18.92	$0.0132	$0.2177	$18.71	$18.68
12	769.61	-0.0125	0.975	0.0041	$18.45	$0.0129	$0.2347	$18.22	$18.19

*	Also known as the Financing Level.

**	Annual Tracking Fee is calculated on an act/365 basis. 30 day months are assumed for the above calculations.

***	Financing Rate is calculated on an act/360 basis. 30 day months are assumed for the above calculations.

****	The Index Closing Level is also the Monthly Initial Closing Level for the following month.

Cumulative Index Return	-14.01%
Return on Securities*****	-27.83%
*****	Assumes that the Securities were redeemed.

Hypothetical Examples

Example 3 — The level of the Index increases by 1.25% per month for the first six months and then decreases by 1.25% per month for the next six months.

Assumptions:

Annual Tracking Fee**:	0.85% per annum
Stated Principal Amount:	$25.00
Hypothetical Initial Index Level:	895.00
Redemption Fee Amount:	0.125% of the Current Indicative Value
Financing Rate***:	0.258%

Month End	Index Closing Level****	Index Performance Ratio	Index Factor	Accrued Financing Charges***	Current Principal Amount*	Annual Tracking Fee for the Applicable Month	Accrued Fees	Cash Settlement Amount/ Call Settlement Amount	Redemption Amount
A	B	C	D	E	F	G	H	I	J
		((Index Valuation Level - Monthly Initial Closing Level ) / Monthly Initial Closing Level)	(1 + (2 x C))	(Current Principal Amount x Financing Rate x Act/ 360)	(previous Current Principal Amount x D)	(F x Annual Tracking Fee x act/365)	(Cumulative Total of E + G)	(F-H)	(I- Redemption Fee Amount)
1	906.19	0.0125	1.025	0.0054	$25.63	$0.0179	$0.0233	$25.60	$25.57
2	917.51	0.0125	1.025	0.0055	$26.27	$0.0183	$0.0471	$26.22	$26.19
3	928.98	0.0125	1.025	0.0056	$26.92	$0.0188	$0.0716	$26.85	$26.82
4	940.60	0.0125	1.025	0.0058	$27.60	$0.0193	$0.0966	$27.50	$27.46
5	952.35	0.0125	1.025	0.0059	$28.29	$0.0198	$0.1223	$28.16	$28.13
6	964.26	0.0125	1.025	0.0061	$28.99	$0.0203	$0.1486	$28.84	$28.81
7	952.20	-0.0125	0.975	0.0062	$28.27	$0.0197	$0.1746	$28.09	$28.06
8	940.30	-0.0125	0.975	0.0061	$27.56	$0.0193	$0.1999	$27.36	$27.33
9	928.55	-0.0125	0.975	0.0059	$26.87	$0.0188	$0.2246	$26.65	$26.61
10	916.94	-0.0125	0.975	0.0058	$26.20	$0.0183	$0.2487	$25.95	$25.92
11	905.48	-0.0125	0.975	0.0056	$25.55	$0.0178	$0.2721	$25.27	$25.24
12	894.16	-0.0125	0.975	0.0055	$24.91	$0.0174	$0.2950	$24.61	$24.58

*	Also known as the Financing Level.

**	Annual Tracking Fee is calculated on an act/365 basis. 30 day months are assumed for the above calculations.

***	Financing Rate is calculated on an act/360 basis. 30 day months are assumed for the above calculations.

****	The Index Closing Level is also the Monthly Initial Closing Level for the following month.

Cumulative Index Return	-0.09%
Return on Securities*****	-1.68%
*****	Assumes that the Securities were redeemed.

Hypothetical Examples

Example 4 — The level of the Index decreases by 1.25% per month for the first six months and then increases by 1.25% per month for the next six months.

Assumptions:

Annual Tracking Fee**:	0.85% per annum
Stated Principal Amount:	$25.00
Hypothetical Initial Index Level:	895.00
Redemption Fee Amount:	0.125% of the Current Indicative Value
Financing Rate***:	0.258%

Month End	Index Closing Level****	Index Performance Ratio	Index Factor	Accrued Financing Charges***	Current Principal Amount*	Annual Tracking Fee for the Applicable Month	Accrued Fees	Cash Settlement Amount/ Call Settlement Amount	Redemption Amount
A	B	C	D	E	F	G	H	I	J
		((Index Valuation Level - Monthly Initial Closing Level) / Monthly Initial Closing Level)	(1 + (2 x C))	(Current Principal Amount x Financing Rate x Act/ 360)	(previous Current Principal Amount x D)	(F x Annual Tracking Fee x act/ 365)	(Cumulative Total of E + G)	(F-H)	(I-Redemption Fee Amount)
1	883.81	-0.0125	0.975	0.0054	$24.38	$0.0170	$0.0224	$24.35	$24.32
2	872.76	-0.0125	0.975	0.0052	$23.77	$0.0166	$0.0442	$23.72	$23.69
3	861.86	-0.0125	0.975	0.0051	$23.17	$0.0162	$0.0655	$23.11	$23.08
4	851.08	-0.0125	0.975	0.0050	$22.59	$0.0158	$0.0863	$22.51	$22.48
5	840.44	-0.0125	0.975	0.0048	$22.03	$0.0154	$0.1065	$21.92	$21.89
6	829.94	-0.0125	0.975	0.0047	$21.48	$0.0150	$0.1262	$21.35	$21.32
7	840.31	0.0125	1.025	0.0046	$22.01	$0.0154	$0.1462	$21.87	$21.84
8	850.82	0.0125	1.025	0.0047	$22.56	$0.0158	$0.1667	$22.40	$22.37
9	861.45	0.0125	1.025	0.0048	$23.13	$0.0162	$0.1877	$22.94	$22.91
10	872.22	0.0125	1.025	0.0050	$23.71	$0.0166	$0.2092	$23.50	$23.47
11	883.12	0.0125	1.025	0.0051	$24.30	$0.0170	$0.2313	$24.07	$24.04
12	894.16	0.0125	1.025	0.0052	$24.91	$0.0174	$0.2539	$24.65	$24.62

*	Also known as the Financing Level.

**	Annual Tracking Fee is calculated on an act/365 basis. 30 day months are assumed for the above calculations.

***	Financing Rate is calculated on an act/360 basis. 30 day months are assumed for the above calculations.

****	The Index Closing Level is also the Monthly Initial Closing Level for the following month.

Cumulative Index Return	-0.09%
Return on Securities*****	-1.51%

*****	Assumes that the Securities were redeemed.

Hypothetical Examples

You may receive Coupon Amounts during the term of the Securities and a Stub Reference Distribution Amount at maturity or call, or upon early redemption. The hypothetical returns displayed in all of the examples above do not reflect any Coupon Amounts you may be entitled to receive during the term of the Securities, any Stub Reference Distribution Amount you may be entitled to receive at maturity or call, or upon early redemption. If any Coupon Amounts were paid during the term of the Securities, any Stub Reference Distribution Amount was paid at maturity or call, or upon early redemption, the hypothetical Cash Settlement Amounts, Call Settlement Amounts or Redemption Amounts displayed above would have been higher (as a portion of the Accrued Fees would have been offset in calculating the Coupon Amounts, and/or the Cash Settlement Amounts, Call Settlement Amounts or Redemption Amounts would have been increased by the Stub Reference Distribution Amount). If any distributions were paid by the Index constituents during the term of the Securities, those distributions would also offset the Accrued Fees, even if those distributions were not sufficient to cause a Coupon Amount to be paid.

We cannot predict the actual Index Closing Level on any Index Business Day or the market value of your Securities, nor can we predict the relationship between the Index Closing Level and the market value of your Securities at any time prior to the Maturity Date. The actual amount that a holder of the Securities will receive at maturity or call, or upon early redemption or acceleration, as the case may be, and the rate of return on the Securities will depend on the actual Index Valuation Level, the Accrued Fees and any Redemption Fee Amount and whether any Coupon Amount was paid during the term of the Securities, any Stub Reference Distribution Amount is payable at maturity or call, or upon early redemption or acceleration. Moreover, the assumptions on which the hypothetical returns are based are purely for illustrative purposes. Consequently, the amount, in cash, to be paid in respect of your Securities, if any, on the Maturity Date, Call Settlement Date, the relevant Redemption Date or Acceleration Date, as applicable, may be very different from the information reflected in the tables above.

The hypothetical examples above are provided for purposes of information only. The hypothetical examples are not indicative of the future performance of the Index on any Index Business Day, the Index Valuation Level, or what the value of your Securities may be. Fluctuations in the hypothetical examples may be greater or less than fluctuations experienced by the holders of the Securities. The performance data shown above is for illustrative purposes only and does not represent the actual future performance of the Securities.

Risk Factors

Your investment in the Securities involves significant risks. The Securities are not secured debt and are significantly riskier than ordinary unsecured debt securities. The Securities are two times leveraged with respect to the Index and, as a result, will benefit from two times any beneficial, but will be exposed to two times any adverse, monthly performance of the Index. As described in more detail below, the trading price of the Securities may vary considerably before the Maturity Date, due to events that are difficult to predict and beyond our control. Investing in the Securities is not equivalent to investing directly in the Index constituents or the Index itself. This section describes the most significant risks relating to an investment in the Securities. We urge you to read the following information about these risks as well as the risks described under “Considerations Relating to Indexed Securities” in the accompanying prospectus, together with the other information in this prospectus supplement and the accompanying prospectus, before investing in the Securities.

The Securities do not guarantee any payment at maturity or call, or upon acceleration or early redemption, nor do they guarantee payment of any Coupon Amount. You may lose all or a significant portion of your investment in the Securities.

The Securities do not guarantee a minimum payment or payment of the Stated Principal Amount at maturity or call, or upon acceleration or early redemption and you may receive less, and possibly significantly less, than the amount you originally invested. The cash payment (if any) that you receive on your Securities at maturity or call or upon acceleration or early redemption will be based on the compounded leveraged monthly performance of the Index, and will be reduced by the Accrued Tracking Fee and, if applicable, the Redemption Fee Amount. The terms of the Securities differ from those of ordinary debt securities in that the Securities neither pay interest nor guarantee payment of any Coupon Amount. As a result, you may lose all or a significant amount of your investment in the Securities if the level of the Index decreases or does not increase by an amount sufficient, together with the Coupon Amounts, to offset those fees. Furthermore, even if the level of the Index increases, your return on the Securities may not be enough to compensate you for any loss in value due to inflation and other factors relating to the value of money over time.

Even if the Index Valuation Level of the Index at maturity or call, or upon early redemption or acceleration, has increased relative to the Index Closing Level at the time you purchased the Securities, or the applicable Index Valuation Level is greater than the Index Closing Level on the Initial Trade Date, you may receive less than your initial investment in the Securities.

Because the return on your Securities at maturity or call, or upon redemption or acceleration, is dependent upon the month-over-month compounded leveraged performance of the Index prior to the Maturity Date, Call Settlement Date, Acceleration Settlement Date or Redemption Date, and is also subject to Accrued Fees, even if the Index Valuation Level of the Index at maturity or call, or upon early redemption or acceleration, has increased relative to the Index Closing Level at the time you purchased the Securities, or the applicable Index Valuation Level is greater than the Index Closing level on the Initial Trade Date, there is no guarantee that you will receive a positive return on, or a full return of, your initial investment. The Accrued Fees will also reduce the positive effect of any distributions by the Index constituents, as reflected in any Coupon Amounts that you may receive. See “— You are not guaranteed any coupon payments.” In addition, if you redeem your Securities prior to maturity, you will be charged a Redemption Fee Amount equal to 0.125% of the product of the Current Principal Amount and the Index Factor as of the Redemption Valuation Date. Further, the increase of the applicable Index Valuation Level relative to the Index Closing Level at the time you purchased the Securities may not be enough to offset prior months of adverse monthly performance, which could have reduced the Current

Risk Factors

Principal Amount below its value at the time you purchased the Securities. Similarly, any beneficial movement of the Index Closing Level during a month will not be reflected in the Current Principal Amount unless that beneficial movement is sustained at the end of the month.

The Securities are not suitable for all investors. In particular, the Securities should be purchased only by investors who understand leverage risk and the consequences of seeking monthly leveraged investment results, and who intend to actively monitor and manage their investments.

The Securities are not suitable for all investors. In particular, the Securities entail leverage risk and should be purchased only by investors who understand leverage risk, including the risks inherent in maintaining a constant two times leverage on a monthly basis, and the consequences of seeking monthly leveraged investment results generally.

Investing in the Securities is not equivalent to a direct investment in the Index because the Current Principal Amount is reset each month, resulting in the compounding of monthly returns. The amount you receive at maturity, call or acceleration, or upon an earlier redemption, will be contingent upon the compounded leveraged monthly performance of the Index during the term of the Securities. There is no guarantee that you will receive at maturity, call or acceleration, or upon an earlier redemption, your initial investment or any return on that investment. Significant adverse monthly performances for your Securities may not be offset by any beneficial monthly performances of the same magnitude.

Leverage increases the sensitivity of your Securities to changes in the Index Closing Level.

Because the Securities are leveraged, changes in the Index Closing Level as of any Monthly Valuation Date, as compared to the most recent Monthly Initial Closing Level, will have a greater impact on the Current Principal Amount, and therefore the amount, if any, that you will receive on your Securities, than if you invested in securities linked to the Index that are not leveraged. In particular, any decrease in the Index Closing Level on any Monthly Valuation Date as compared to the most recent Monthly Initial Closing Level will result in a significantly greater decrease in the Current Principal Amount, and therefore on your payment at maturity, acceleration, call or upon redemption, and you will suffer losses on your investment in the Securities substantially greater than you would if your securities did not contain a leverage component.

If the Index Closing Level as of any Monthly Valuation Date declines as compared to the most recent Monthly Initial Closing Level such that the Current Principal Amount decreases to a degree such that the indicative value of the Securities falls below $5.00, your Securities will be automatically accelerated, as described in more detail under “Specific Terms of the Securities — Acceleration Upon Minimum Indicative Value or Intraday Index Value” beginning on page S-54. Because of the leverage component of the Securities, the indicative value of the Securities may fall below $5.00, and an acceleration may be triggered, as the result of a smaller decrease in such Index Closing Level than would be required to trigger such acceleration if the Securities were not leveraged.

In addition, the calculation of the number of units of each Index constituent that the Reference Holder is deemed to hold depends on the Current Principal Amount, as described in more detail in “Specific Terms of the Securities — Coupon Payment” beginning on page S-44. As a result, any increase or decrease in the Index Closing Level on any Monthly Valuation Date as compared to the most recent Monthly Initial Closing Level will result in a significantly greater corresponding increase or decrease in the number of units of each Index constituent that the Reference Holder is deemed to hold, and therefore a greater increase or decrease in the potential Coupon Amount, than if your Securities did not contain a leverage component.

Risk Factors

Due to the effect of monthly compounding, if the Current Principal Amount increases, any subsequent adverse monthly performance will result in a larger dollar reduction from the Current Principal Amount than if the Current Principal Amount remained constant.

If the Current Principal Amount increases, the dollar amount which you can lose in any single month from an adverse monthly performance will increase correspondingly so that the dollar amount lost will be greater than if the Current Principal Amount were maintained at a constant level. This means that if you invest in the Securities, you could lose more than 2% of your initial investment for each 1% of adverse monthly performance of the Index.

Due to the effect of monthly compounding, if the Current Principal Amount decreases, any subsequent beneficial monthly performance will result in a smaller dollar increase on the Current Principal Amount than if the Current Principal Amount remained constant.

If the Current Principal Amount decreases, the dollar amount which you can gain in any single month from a beneficial monthly performance will decrease correspondingly. This is because the Index Factor will be applied to a smaller Current Principal Amount. As such, the dollar amount which you can gain from any beneficial monthly performance will be less than if the Current Principal Amount were maintained at a constant level. This means that if the Current Principal Amount decreases, it will take larger beneficial monthly performances to restore the value of your investment back to the amount of your initial investment than would have been the case if the Current Principal Amount were maintained at a constant level. Further, if you invest in the Securities, you could gain less than 2% of your initial investment for each 1% of beneficial monthly performance.

The Accrued Financing Charge may be greater than financing costs that you would incur in an alternative investment or if you borrowed funds from a third party.

The Accrued Financing Charge seeks to compensate UBS for providing investors with the potential to receive a leveraged participation in movements in the level of the Index, and is intended to approximate the financing costs that investors may have otherwise incurred had they sought an alternative investment or sought to borrow funds at a similar rate from a third party to invest in the Securities. However, there is no guarantee that the Accrued Financing Charge will correspond to the lowest level of financing costs that may be available to you. If the Accrued Financing Charge is greater than the financing costs you may otherwise incur or accrue from borrowing available funds from a third party for the same time period, your return on the Securities may be less than your return on an investment in a different instrument linked to the performance of the Index where you used funds borrowed on more favorable terms from the third party to leverage your investment in such instrument.

Risks of Investing in BDCs.

The Index is intended to track the performance of all BDCs that are listed on the NYSE MKT or NASDAQ and that satisfy specified market capitalization and other eligibility requirements, as described under “Wells Fargo® Business Development Company Index” below. BDCs are a form of publicly traded company that generally invest in less mature, small- and medium-capitalization companies and thinly traded securities issued by such companies. BDCs may engage in investment strategies, such as the use of leverage, that magnifies the gains and losses invested and increases the risks associated with investing in BDCs. In addition, investing in small- and medium-capitalization companies may be more volatile than investing in large-capitalization companies since they have narrower product lines, fewer financial resources, less management depth and experience and less competitive strength. Returns on investments in securities of these companies could trail the returns on investments in securities of larger companies,

Risk Factors

which may affect the market prices of BDCs and thus the return on the Securities. While the BDCs that comprise the Index are expected to generate income in the form of dividends, certain BDCs during certain periods of time may not generate such income, which will affect the Coupon Amount you may receive on each Coupon Payment Date.

Changes in the LIBOR rate may affect the value of your Securities.

Your payment at maturity or call, or upon acceleration or redemption, will be reduced, in part, by the Accrued Financing Charge over the relevant period, which is linked, in part, to the three-month U.S. Dollar LIBOR rate. As a result, if the three-month U.S. Dollar LIBOR rate increases during the term of the Securities, the Accrued Financing Charge will increase at a faster rate, which will reduce the amount payable on your Securities at maturity or call, or upon acceleration or redemption, and may adversely affect the market value of your Securities.

In addition, concerns about the under-reporting and manipulation of interbank lending rates, which are used to calculate LIBOR, have existed since 2008. Final rules for the regulation and supervision of LIBOR by the Financial Conduct Authority (the “FCA”) were published and came into effect on April 2, 2013 (the “FCA Rules”). In particular, the FCA Rules include requirements that (1) an independent LIBOR administrator monitor and survey LIBOR submissions to identify breaches of practice standards and/or potentially manipulative behavior, and (2) firms submitting data to LIBOR establish and maintain a clear conflicts of interest policy and appropriate systems and controls. In addition, ICE Benchmark Rate Administration Ltd. (the “ICE Administration”) has been appointed as the independent LIBOR administrator, effective February 1, 2014.

It is not possible to predict the effect of the FCA Rules, any changes in the methods pursuant to which the LIBOR rates are determined or any other reforms to LIBOR that will be enacted in the U.K. or elsewhere, which may adversely affect the trading market for LIBOR-based securities. Any such changes or reforms to LIBOR may result in a sudden or prolonged increase or decrease in reported LIBOR rates, which could have an adverse impact on the value of your Securities. In addition, any changes announced by the FCA, the ICE Administration or any other successor governance or oversight body, or future changes adopted by such body, in the method pursuant to which the LIBOR rates are determined may result in a sudden or prolonged increase or decrease in the reported LIBOR rates. If that were to occur, the value of your Securities may be affected.

You are not guaranteed any coupon payments.

The Accrued Fees will reduce the positive effect of any distributions by the Index constituents, as reflected in any Coupon Amounts that you may receive. You will not receive a coupon payment on a Coupon Payment Date if the Reference Distribution Amount, calculated as of the corresponding Coupon Valuation Date, is less than or equal to the Accrued Fees, calculated as of the corresponding Coupon Valuation Date. The resulting Fee Shortfall, which is the difference between the Accrued Fees and the Reference Distribution Amount, will be included in the Accrued Fees for the next Coupon Valuation Date. This process will be repeated to the extent necessary until the Reference Distribution Amount for a Coupon Valuation Date is greater than the Accrued Fees for the corresponding Coupon Valuation Date. Distributions, if any, by the Index constituents may be minimal or even zero in any given period, which would cause the Fee Shortfall to increase. The Fee Shortfall as of the final Coupon Valuation Date, if any, will be included in the calculation of the Accrued Fees as of the last Index Business Day in the Final Measurement Period.

Risk Factors

Credit of UBS.

The Securities are senior unsecured debt obligations of the issuer, UBS, and are not, either directly or indirectly, an obligation of or guaranteed by any third party. Any payment to be made on the Securities, including any payment at maturity or call, or upon early redemption or acceleration, depends on the ability of UBS to satisfy its obligations as they come due. As a result, the actual and perceived creditworthiness of UBS will affect the market value, if any, of the Securities prior to maturity or call, or upon early redemption or acceleration. In addition, in the event UBS were to default on its obligations, you may not receive any amounts owed to you under the terms of the Securities.

Changes in our credit ratings may affect the market value of the Securities.

Our credit ratings are an assessment of our ability to pay our obligations, including those on the Securities. Consequently, actual or anticipated changes in our credit ratings may affect the market value of the Securities. However, because the return on the Securities is dependent upon certain factors in addition to our ability to pay our obligations on the Securities, an improvement in our credit ratings will not reduce the other investment risks related to the Securities. Therefore, an improvement in our credit ratings may or may not have a positive effect on the market value of the Securities, and in addition, a deterioration in our credit ratings may have a negative effect on the market value of the Securities.

The Index Valuation Level as of the last Index Business Day of the Final Measurement Period, Call Measurement Period or Acceleration Measurement Period may be less than the Index Closing Level on the Maturity Date, Call Settlement Date or Acceleration Settlement Date, or at other times during the term of the Securities.

The Index Closing Level on the Maturity Date, Call Settlement Date or Acceleration Settlement Date, or at other times during the term of the Securities, including dates near the Final Measurement Period, Call Measurement Period or Acceleration Measurement Period, as applicable, could be higher than the Index Valuation Level as of the last Index Business Day of the Final Measurement Period, Call Measurement Period or Acceleration Measurement Period, because such Index Valuation Level is calculated based on the Index Closing Levels measured on each Index Business Day in the Final Measurement Period, Call Measurement Period or Acceleration Measurement Period, as applicable. This difference could be particularly large if there is a significant decrease in the Index Closing Levels during the Final Measurement Period, Call Measurement Period or Acceleration Measurement Period, as applicable. Significant volatility in the Index Closing Levels during the term of the Securities may make this more likely. Your payment will not reflect any subsequent increase in the Index Closing Level following the relevant valuation period or date.

The Securities may be automatically accelerated and mandatorily redeemed, resulting in a loss of some or all of your investment.

As described in more detail under “Specific Terms of the Securities — Acceleration Upon Minimum Indicative Value or Intraday Index Value” beginning on page S-54, in the event the indicative value of the Securities equals $5.00 or less on any Index Business Day or the Intraday Index Value on any Index Business Day decreases 30% from the most recent Monthly Initial Closing Level, the Securities will be automatically accelerated and mandatorily redeemed by UBS and you will receive the Acceleration Amount as determined by the Security Calculation Agent as described herein. The Acceleration Amount you receive on the Acceleration Settlement Date may be significantly less than $5.00 per Security and may be zero if the level of the Index continues to decrease during one or more Index Business Days during the Acceleration Measurement Period. It is possible that the market prices of the relevant Index constituents, and therefore the Index Closing Level, may vary significantly between the Acceleration Date and the time the Acceleration Amount is calculated, including potentially as a result of our trading

Risk Factors

activities during this period. As a result, depending on the level of the Index on such Index Business Days, you may lose some or all of your investment in the Securities. The Securities will be automatically accelerated and redeemed even if the indicative value on that Index Business Day or any subsequent Index Business Day would exceed $5.00 or if the Intraday Index Value increases from the-30% level, as compared to the previous Monthly Valuation Date. High volatility and/or unexpected market conditions could result in significant movements in the level of the Index, which, in turn, may trigger the automatic acceleration and mandatory redemption of the Securities.

In addition, if the Securities are automatically accelerated and mandatorily redeemed by UBS, you will not benefit from any subsequent increase in the Index Closing Level, even if such increase occurs prior to the Acceleration Settlement Date. Instead, you will receive the Acceleration Amount as determined by the Security Calculation Agent as described herein, which payment may be equal to zero.

Upon acceleration, the market value of the Securities, and your ability to sell or redeem the Securities, may be adversely affected.

The Acceleration Amount you receive will likely be significantly less than the Stated Principal Amount of the Securities and, if the Index Closing Level continues to decrease precipitously from the Acceleration Date to the last Index Business Day of the Acceleration Measurement Period, may be equal to zero. An acceleration upon minimum indicative value or Intraday Index Value may adversely impact your ability to sell your Securities and/or the price at which you may be able to sell your Securities. In addition, if you do not elect to redeem your Securities on or before the fourth Index Business Day of the Acceleration Measurement Period, you will not be able to do so and will instead receive the Acceleration Amount, calculated as described in “Specific Terms of the Securities — Acceleration Upon Minimum Indicative Value or Intraday Index Value” beginning on page S-54.

If the Securities are automatically accelerated and mandatorily redeemed, the Acceleration Amount you receive on the Acceleration Settlement Date may be less than the Redemption Amount you would have received if you had chosen to redeem your Securities prior to the final Redemption Date.

In the event of an acceleration, the final day on which you may elect to redeem your Securities will be the fourth Index Business Day of the Acceleration Measurement Period, and the final Redemption Valuation Date will be the fifth Index Business Day of the Acceleration Measurement Period. As described in more detail under “Specific Terms of the Securities — Early Redemption at the Option of the Holders” on page S-50, the Redemption Amount will be calculated based in part upon the Index Valuation Level, which is calculated differently with respect to a Redemption Valuation Date that falls within the Acceleration Measurement Period from how it is calculated for purposes of the Acceleration Amount. This difference means that Index Closing Levels on Business Days that fall after the Redemption Valuation Date will not be taken into account when calculating the Index Valuation Level for purposes of the Redemption Amount. As a result, if the Index Closing Levels during the portion of the Acceleration Measurement Period that occurs after the Redemption Valuation Date are lower than the Index Closing Levels during the portion of the Acceleration Measurement Period that occurs on or before the Redemption Valuation Date, the Redemption Amount will be greater than the Acceleration Amount.

There are restrictions on the minimum number of Securities you may redeem and on the procedures and timing for early redemption.

You must redeem at least 50,000 Securities at one time in order to exercise your right to redeem your Securities on any Redemption Date. You may only redeem your Securities on a Redemption Date if we receive a notice of redemption from your broker by no later than 12:00 noon (New York City time) and

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a confirmation of redemption by no later than 5:00 p.m. (New York City time) on the Business Day prior to the applicable Redemption Valuation Date. If we do not receive your notice of redemption by 12:00 noon (New York City time), or the confirmation of redemption by 5:00 p.m. (New York City effective and we will not redeem your Securities on the applicable Redemption Date. Your notice of redemption will not be effective until we confirm receipt. In addition, we may request a medallion signature guarantee or such assurances of delivery as we may deem necessary in our sole discretion. See “Specific Terms of the Securities — Early Redemption at the Option of the Holders” on page S-50 for more information.

You will not know the Redemption Amount at the time you elect to request that we redeem your Securities.

You will not know the Redemption Amount you will receive at the time you elect to request that we redeem your Securities. Your notice to us to redeem your Securities is irrevocable and must be received by us no later than 12:00 noon, New York City time, on the Business Day immediately preceding the applicable Redemption Valuation Date and a completed and signed confirmation of such redemption must be received by us no later than 5:00 p.m., New York City time, on the same date. The Redemption Valuation Date is the Index Business Day following the date on which such notice and confirmation are received by us. You will not know the Redemption Amount until after the Redemption Valuation Date, and we will pay you the Redemption Amount, if any, on the Redemption Date, which is the third Business Day following the Redemption Valuation Date. As a result, you will be exposed to market risk in the event the market fluctuates after we confirm the validity of your notice of election to exercise your rights to have us redeem your Securities, and prior to the relevant Redemption Date.

Owning the Securities is not the same as owning interests in the Index constituents or a security directly linked to the performance of the Index.

The return on your Securities will not reflect the return you would have realized if you had actually owned interests in the Index constituents or a security directly linked to the two times leveraged long performance of the Index, compounded monthly, and held such investment for a similar period. Any return on your Securities includes the negative effect of the Accrued Fees and any Redemption Fee Amount, which are costs the Index constituents do not have. Furthermore, if the Index Closing Level increases during the term of the Securities, the market value of the Securities may not increase by the twice the same amount or may even decline due to the amount of the Accrued Fees, any lack of liquidity, the actual or perceived credit of UBS and other potential factors. The IRS could possibly assert, however, that you should be treated as owning such BDCs for U.S. federal income tax purposes. See “Supplemental U.S. Tax Considerations — Alternative Treatments.”

The market value of the Securities may be influenced by many unpredictable factors.

The market value of your Securities may fluctuate between the date you purchase them and the last Index Business Day in the Final Measurement Period when the Security Calculation Agent will determine your payment at maturity (or the relevant valuation date or period if the Securities are subject to a call, early redemption or acceleration). Therefore, you may sustain a significant loss if you sell the Securities in the secondary market. Several factors, many of which are beyond our control, will influence the market value of the Securities. We expect that, generally, the level of the Index will affect the market value of the Securities more than any other factor. Other factors that may influence the market value of the Securities include:

➢	the volatility of the Index (i.e., the frequency and magnitude of changes in the level of the Index) and of options or other financial instruments relating to the Index;

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➢

the market prices of the Index constituents, which may be affected by, among other things, regulatory and tax developments affecting BDCs generally and the Index constituents specifically, competition among both BDCs and other lenders, the ability of the Index constituents to retain key management personnel, their ability to raise additional capital and borrowers’ ability to meet their obligations to the Index constituents;

➢	the dividend or distribution rate paid by the Index constituents;

➢	the time remaining to the maturity of the Securities;

➢	interest rates;

➢

supply and demand for the Securities, including to the extent affected by inventory positions with UBS or any market maker or additional issues of the Securities and any suspensions or limits on such activity;

➢	the amount of the Accrued Fees and whether there is any Fee Shortfall;

➢

economic, financial, political, regulatory, geographical, judicial or other events that affect the level of the Index or the market prices of the Index constituents, or that affect market prices or volatility generally;

➢	supply and demand in the listed and over-the-counter equity derivative markets;

➢	supply and demand as well as hedging activities in the equity-linked structured product markets; and

➢	the actual and perceived creditworthiness of UBS.

These factors interrelate in complex ways, and the effect of one factor on the market value of your Securities may offset or enhance the effect of another factor in an unpredictable manner, which could negatively affect the market value of the Securities.

The liquidity of the market for the Securities may vary materially over time, and may be limited if you do not hold at least 50,000 Securities.

As stated on the cover of this prospectus supplement, we sold a portion of the Securities on the Initial Trade Date, and the remainder of the Securities may be offered and sold from time to time through either of UBS Securities LLC and UBS Financial Services Inc., each our affiliate, as agent, to investors and dealers acting as principals and we may issue and sell additional Securities from time to time. Also, the number of Securities outstanding or held by persons other than our affiliates could be reduced at any time due to early redemptions of the Securities. We may suspend or cease sales of the Securities at any time, at our discretion. Accordingly, the liquidity of the market for the Securities could vary materially over the term of the Securities. While you may elect to redeem your Securities prior to maturity, early redemption is subject to the conditions and procedures described elsewhere in this prospectus supplement, including the condition that you must redeem at least 50,000 Securities at one time in order to exercise your right to redeem your Securities on any Redemption Date.

We may issue and sell additional Securities at any time but we are under no obligation to do so, and we may limit or restrict such sales, and we may stop and subsequently resume selling additional Securities at any time.

In our sole discretion, we may decide to issue and sell additional Securities from time to time at a price that is higher or lower than the Stated Principal Amount, based on the indicative value of the Securities at that time. The price of the Securities in any subsequent sale may differ substantially (higher or lower) from the price paid in connection with any other issuance of such Securities. Sales of the Securities will be

Risk Factors

made at market prices prevailing at the time of sale, at prices related to market prices or at negotiated prices. Additionally, any Securities held by us or an affiliate in inventory may be resold at prevailing market prices or lent to market participants who may have made short sales of the Securities. However, we are under no obligation to issue or sell additional Securities at any time, and if we do sell additional Securities, we may limit or restrict such sales, and we may stop and subsequently resume selling additional Securities at any time. Any of these actions could materially and adversely affect the trading price and liquidity of such Securities in the secondary market. Furthermore, unless we indicate otherwise, if we suspend selling additional Securities, we reserve the right to resume selling additional Securities at any time, which might result in the reduction or elimination of any premium in the trading price.

The Securities may trade at a substantial premium to or discount from the intraday indicative value.

The market value of the Securities is influenced by many unpredictable factors, some of which may cause the price at which the Securities can be sold in the secondary market to vary substantially from the intraday indicative value that is calculated and disseminated throughout trading hours. For example, if UBS were to suspend sales of the Securities for any reason, the liquidity of the market for the Securities could be affected, potentially leading to insufficient supply, causing the market price of the Securities to increase. Such an increase could represent a premium over the intraday indicative value of the Securities. Before trading in the secondary market, you should compare the intraday indicative value of the Securities with the then-prevailing trading price of the Securities.

Conversely, suspension of additional issuances of the Securities can also result in a significant reduction in the number of outstanding Securities if investors subsequently exercise their early redemption right. If the total number of outstanding Securities has fallen to a level that is close to or below the minimum redemption amount, you may not be able to purchase enough Securities to meet the minimum size requirement in order to exercise your early redemption right. The unavailability of the redemption right could result in the Securities trading in the secondary market at discounted prices below the intraday indicative value. Having to sell your Securities at a discounted market price below the intraday indicative value of the Securities could lead to significant losses or the loss of your entire investment. Prior to making an investment in the Securities, you should take into account whether or not the market price is tracking the intraday indicative value of the Securities.

NYSE Arca may, in its sole discretion, discontinue the public disclosure of the Intraday Index Value and the end-of-day official closing value of the Index.

The Securities have been approved for listing, subject to official notice of issuance, on NYSE Arca. NYSE Arca, the Index Calculation Agent, is not under any obligation to continue to calculate the Intraday Index Value and end-of-day official closing value of the Index or required to calculate similar values for any successor index. If NYSE Arca discontinues such public disclosure, we may not be able to provide the intraday indicative values related to the Index required to maintain any listing of the Securities on the NYSE Arca. If the Securities are not listed, the liquidity of the market for the Securities may be materially and adversely affected and you may sustain significant losses if you sell your Securities in the secondary market. We are not required to maintain any listing of the Securities on NYSE Arca or any other exchange.

Wells Fargo Securities, LLC (the “Index Sponsor”) and NYSE Arca may adjust the Index in a way that affects the Index Closing Level, and neither the Index Sponsor nor NYSE Arca has any obligation to consider your interests as a holder of the Securities.

Risk Factors

NYSE Arca is responsible for calculating and publishing the Index in consultation with the Index Sponsor. The Index Sponsor can add, delete or substitute the equity securities underlying the Index or make other methodological changes that could change the Index Closing Level. You should realize that the changing of equity securities included in the Index may affect the Index, as a newly added equity security may perform significantly better or worse than the equity security or securities it replaces. Additionally, NYSE Arca may alter, discontinue or suspend calculation or dissemination of the Index. Any of these actions could adversely affect the value of the Securities. Neither the Index Sponsor nor NYSE Arca has any obligation to consider your interests as a holder of the Securities in calculating or revising the Index. See “Wells Fargo® Business Development Company Index.”

The Securities are part of a series of UBS AG debt securities entitled “Medium-Term Notes, Series B” and do not benefit from a co-obligation of UBS Switzerland AG.

UBS AG Exchange Traded Access Securities (ETRACS) issued prior to June 14, 2015 are part of a series of UBS AG debt securities entitled “Medium-Term Notes, Series A”. UBS Switzerland AG is a co-obligor of such debt securities. However, the Securities are part of a separate series of UBS AG debt securities entitled “Medium-Term Notes, Series B”, and were issued after June 14, 2015. As a result, UBS Switzerland AG is not a co-obligor of the Securities and has no liability with respect to the Securities. If UBS AG fails to perform and observe every covenant of the indenture to be performed or observed by UBS AG with respect to the Securities, holders of the Securities will have recourse only against UBS AG, and not against UBS Switzerland AG.

Changes that affect the composition, methodology, policies and calculation of the Index will affect the amount payable on and the market value of the Securities.

The amount payable on the Securities and their market value could be affected if the Index Sponsor, in its sole discretion, discontinues or suspends calculation of the Index in which case it may become difficult to determine the market value of the Securities. If events such as these occur, or if the Index Valuation Level is not available because of a market disruption event or for any other reason, the Security Calculation Agent will make a good faith estimate in its sole discretion of the Index Valuation Level that would have prevailed in the absence of the market disruption event. If the Security Calculation Agent determines that the publication of the Index is discontinued and that there is no successor index on the date when the Index Valuation Level is required to be determined, the Security Calculation Agent will instead make a good faith estimate in its sole discretion of the Index Valuation Level by reference to a group of business development companies that are registered with the Securities and Exchange Commission and have elected to be regulated as a BDC under the Investment Company Act of 1940, and a computation methodology that the Security Calculation Agent determines will as closely as reasonably possible replicate the Index. See “Wells Fargo® Business Development Company Index — Index Eligibility.”

In addition, changes by the Index Sponsor of its policies relating to the Index, the calculation of the Index or to Index constituents could affect the level of the Index and, therefore, the value of your Securities. The Index Sponsor could also change its methodology concerning constituents that qualify for inclusion in the Index and how it calculates the Index, which could adversely affect the value of your Securities. The Index Sponsor has no obligation to consider your interests in calculating or revising the Index.

There are uncertainties regarding the Index because of its limited performance history.

The Index was launched on January 28, 2011, and therefore has a limited history. Limited historical information will be available for you to consider in making an independent investigation of the Index

Risk Factors

performance, which may make it more difficult for you to make an informed decision with respect to an investment in the Securities than if the Index had a longer performance history.

Estimated historical and historical levels of the Index should not be taken as an indication of future performance during the term of the Securities.

The actual performance of the Index over the term of the Securities, as well as the amount payable at maturity, call, or upon early redemption or acceleration, may bear little relation to the historical performance of the Index or the past estimated historical performance of the Index. The performance of the Index constituents will determine the Index Valuation Level on any date of determination or the Index Closing Level at other times during the term of the Securities. As a result, it is impossible to predict whether the level of the Index will rise or fall during the term of the Securities.

There may not be an active trading market in the Securities; sales in the secondary market may result in significant losses.

The Securities have been approved for listing, subject to official notice of issuance, on NYSE Arca. However, we are not required to maintain any listing of the Securities on NYSE Arca or any other exchange. Certain affiliates of UBS may engage in limited purchase and resale transactions in the Securities, although they are not required to do so and may stop at any time. As a result, if an active secondary market develops, we expect that investors will purchase and sell the Securities primarily in this secondary market. Even if an active secondary market for the Securities develops, it may not provide significant liquidity or trade at prices advantageous to you. As a result, if you sell your Securities in the secondary market, you may have to do so at a discount from the issue price or the intraday indicative value of the Securities and you may suffer significant losses.

Trading and other transactions by UBS or its affiliates in the Index constituents, futures, options, exchange-traded funds or other derivative products on such Index constituents or the Index may impair the market value of the Securities.

As described below under “Use of Proceeds and Hedging” on page S-63, UBS or its affiliates may hedge their obligations under the Securities by purchasing the Index constituents, futures or options on the Index constituents or the Index, or exchange-traded funds or other derivative instruments with returns linked or related to changes in the performance of the Index constituents or the Index, and they may adjust these hedges by, among other things, purchasing or selling the Index constituents, futures, options, or exchange-traded funds or other derivative instruments with returns linked or related to changes in the performance of the Index constituents or the Index at any time. Although they are not expected to, any of these hedging activities may adversely affect the market price of such Index constituents and/or the Index and, therefore, the market value of the Securities. It is possible that UBS or its affiliates could receive substantial returns from these hedging activities while the market value of the Securities declines.

UBS or its affiliates may also engage in trading in the Index constituents and other investments relating to the Index constituents or the Index on a regular basis as part of our general broker-dealer and other businesses, for proprietary accounts, for other accounts under management or to facilitate transactions for customers, including block transactions. Any of these activities could adversely affect the market price of the Index constituents and the Index and, therefore, the market value of the Securities. UBS or its affiliates may also issue or underwrite other securities or financial or derivative instruments with returns linked or related to changes in the performance of any Index constituents or the Index. By introducing competing products into the marketplace in this manner, UBS or its affiliates could adversely affect the market value of the Securities.

Risk Factors

Any of these activities could adversely affect the level of the Index and, therefore, the indicative value of the Securities, which could trigger an acceleration upon minimum indicative value or Intraday Index Value. In addition, we would expect to continue to engage in these activities during the Acceleration Measurement Period; accordingly, these activities could have an adverse effect on the Acceleration Amount. Furthermore, any of these activities, if occurring during the Final Measurement Period, Acceleration Measurement Period or Call Measurement Period, or on any Redemption Valuation Date, could adversely affect the payment at maturity, call or upon redemption or acceleration.

We and our affiliates may publish research, express opinions or provide recommendations that are inconsistent with investing in or holding the Securities. Any such research, opinions or recommendations could affect the level of the Index constituents, the Index or the market value of the Securities.

UBS and its affiliates publish research from time to time on stocks or commodities and other matters that may influence the value of the Securities, or express opinions or provide recommendations that are inconsistent with purchasing or holding the Securities. Any research, opinions or recommendations expressed by UBS or its affiliates may not be consistent with each other and may be modified from time to time without notice. The Securities are linked to an Index that is intended to measure the composite performance of BDCs. Investors should make their own independent investigation of the merits of investing in the Securities and the Index to which the Securities are linked.

UBS and its affiliates have no affiliation with the Index Sponsor and are not responsible for its public disclosure of information.

We and our affiliates are not affiliated with the Index Sponsor (except for licensing arrangements discussed under “Wells Fargo® Business Development Company Index — License Agreement”) and have no ability to control or predict its actions, including any errors in or discontinuation of public disclosure regarding methods or policies relating to the calculation of the Index. If the Index Sponsor discontinues or suspends the calculation of the Index, it may become difficult to determine the market value of the Securities and the payment at maturity or call, or upon early redemption or acceleration. The Security Calculation Agent may designate a successor index in its sole discretion. If the Security Calculation Agent determines in its sole discretion that no successor index comparable to the Index exists, the payment you receive at maturity or call, or upon early redemption or acceleration will be determined by the Security Calculation Agent in its sole discretion. See “Specific Terms of the Securities — Market Disruption Event” on page S-57 and “Specific Terms of the Securities — Security Calculation Agent” on page S-56. The Index Sponsor is not involved in the offer of the Securities in any way and has no obligation to consider your interest as an owner of the Securities in taking any actions that might affect the market value of your Securities.

We have derived the information about the Index Sponsor and the Index from publicly available information, without independent verification. Neither we nor any of our affiliates assume any responsibility for the adequacy or accuracy of the information about the Index Sponsor or the Index contained in this prospectus supplement. You, as an investor in the Securities, should make your own independent investigation into the Index Sponsor and the Index.

The business activities of UBS or its affiliates may create conflicts of interest.

As noted above, UBS and its affiliates expect to engage in trading activities related to the Index and the Index constituents that are not for the accounts of holders of the Securities or on their behalf. These trading activities may present a conflict between the holders’ interest in the Securities and the interests UBS and its affiliates will have in their proprietary accounts, in facilitating transactions, including

Risk Factors

options and other derivatives transactions, for their customers and in accounts under their management. These trading activities, if they influence the level of the Index, could have an adverse impact on the market value of the Securities.

An Index constituent may be replaced upon the occurrence of certain adverse events.

An exchange may replace or delist an Index constituent. Procedures have been established by the Index Sponsor to address such events, which may include, among other things, a market disruption event (as it pertains to the Index) or the replacement or delisting of an Index constituent. There can be no assurance, however, that a market disruption event (as it pertains to the Index), the replacement or delisting of the Index constituent, or any other force majeure event, will not have an adverse or distortive effect on the value of the Index or the manner in which it is calculated and, therefore, may have an adverse impact on the value of the Securities.

An Index constituent may also be removed from the Index, as described under “Wells Fargo® Business Development Company Index — Index Rebalancings.”

There are potential conflicts of interest between you and the Security Calculation Agent.

Our affiliate, UBS Securities LLC, will serve as the Security Calculation Agent. UBS Securities LLC will, among other things, decide the amount of the return paid out to you on the Securities at maturity or call, or upon early redemption or acceleration. For a fuller description of the Security Calculation Agent’s role, see “Specific Terms of the Securities — Security Calculation Agent” on page S-56. The Security Calculation Agent will exercise its judgment when performing its functions. For example, the Security Calculation Agent may have to determine whether a market disruption event affecting the Index constituents or the Index has occurred or is continuing on a day during the Acceleration Measurement Period, the Call Measurement Period or the Final Measurement Period, or on the Redemption Valuation Date. This determination may, in turn, depend on the Security Calculation Agent’s judgment whether the event has materially interfered with our ability to unwind our hedge positions. Since these determinations by the Security Calculation Agent may affect the market value of the Securities, the Security Calculation Agent may have a conflict of interest if it needs to make any such decision.

The Security Calculation Agent can postpone the determination of the Index Valuation Level and thus the applicable Redemption Date, the Call Settlement Date, the Acceleration Settlement Date or the Maturity Date if a market disruption event occurs on the Redemption Valuation Date or during the applicable measurement period.

The determination of the Index Valuation Level may be postponed if the Security Calculation Agent determines that a market disruption event has occurred or is continuing during the Final Measurement Period, the Acceleration Measurement Period or the Call Measurement Period, or on the Redemption Valuation Date. If such a postponement occurs, then the Security Calculation Agent will instead use the Index Closing Level on the first Index Business Day after that day on which no market disruption event occurs or is continuing. In no event, however, will the last Index Business Day of Final Measurement Period, the Acceleration Measurement Period or the Call Measurement Period, or the Redemption Valuation Date for the Securities be postponed by more than three Index Business Days. As a result, the applicable Redemption Date, the Call Settlement Date or the Maturity Date for the Securities could also be postponed, although not by more than three Index Business Days. If the last Index Business Day of the Final Measurement Period, the Acceleration Measurement Period or the Call Measurement Period, or the Redemption Valuation Date is postponed to the last possible day, but a market disruption event occurs or is continuing on such last possible day, that day will nevertheless be the final Index Business Day in

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the Final Measurement Period, the Acceleration Measurement Period or the Call Measurement Period, or will be the Redemption Valuation Date. If a market disruption event is occurring on the last possible day in the Final Measurement Period, the Acceleration Measurement Period or the Call Measurement Period, or on the Redemption Valuation Date, then the Security Calculation Agent will make a good faith estimate in its sole discretion of the Index Closing Level that would have prevailed in the absence of the market disruption event. See “Specific Terms of the Securities — Market Disruption Event.”

The Security Calculation Agent can postpone the determination of the Index Closing Level and thus the applicable Monthly Valuation Date if a market disruption event occurs on the Monthly Valuation Date.

The determination of the Index Closing Level may be postponed if the Security Calculation Agent determines that a market disruption event has occurred or is continuing on any Monthly Valuation Date. If such a postponement occurs, then the Security Calculation Agent will instead use the Index Closing Level on the first Exchange Business Day on which no Market Disruption Event with respect to the Index occurs or is continuing and the Monthly Reset Date will be the next following Exchange Business Day. In no event, however, will the Monthly Valuation Date for the Securities be postponed by more than three Index Business Days. As a result, the applicable Monthly Reset Date for the Securities could also be postponed, although not by more than three Exchange Business Days. If the Monthly Valuation Date is postponed to the last possible day, but a market disruption event occurs or is continuing on such last possible day, that day will nevertheless be the Monthly Valuation Date and the Monthly Reset Date will be the next following Exchange Business Day. If a market disruption event is occurring on the Monthly Valuation Date, then the Security Calculation Agent will make a good faith estimate in its sole discretion of the Index Closing Level that would have prevailed in the absence of the market disruption event. See “Specific Terms of the Securities — Market Disruption Event.”

Index calculation disruption events may require an adjustment to the calculation of the Index.

At any time during the term of the Securities, the intraday and daily calculations of the level of the Index may be adjusted in the event that the Security Calculation Agent determines that any of the following Index calculation disruption events exist: the termination or suspension of, or material limitation or disruption in, the trading of any of the Index constituents. Any such Index calculation disruption event may have an adverse impact on the level of the Index or the manner in which it is calculated and, therefore, may have an adverse effect on the market value of the Securities. See “Specific Terms of the Securities — Market Disruption Event.”

UBS may redeem the Securities prior to the Maturity Date.

On any Exchange Business Day on or after October 17, 2016, UBS may elect to redeem all, but not less than all, the outstanding Securities upon not less than eighteen (18) calendar days’ prior notice. If UBS elects to redeem your Securities pursuant to the UBS Call Right, you may not be able to reinvest at comparable terms or returns. If the Securities have increased in value, you may have to invest your proceeds in a lower-return investment.

If UBS were to be subject to restructuring proceedings, the market value of the Securities may be adversely affected.

Under certain circumstances, the Swiss Financial Market Supervisory Authority (FINMA) has the power to open restructuring or liquidation proceedings in respect of, and/or impose protective measures in relation to, UBS, which proceedings or measures may have a material adverse effect on the terms and market value of the Securities and/or the ability of UBS to make payments thereunder. Pursuant to article

Risk Factors

25 et seq. of the Swiss Banking Act, FINMA has broad statutory powers to take measures and actions in relation to UBS if it (i) is overindebted, (ii) has serious liquidity problems or (iii) fails to fulfill the applicable capital adequacy provisions after expiration of a deadline set by FINMA. If one of these prerequisites is met, FINMA is authorized to open restructuring proceedings (Sanierungsverfahren) or liquidation (bankruptcy) proceedings (Bankenkonkurs) in respect of, and/or impose protective measures (Schutzmassnahmen) in relation to, UBS. The Swiss Banking Act, as last amended as of January 1, 2013, grants significant discretion to FINMA in connection with the aforementioned proceedings and measures. In particular, a broad variety of protective measures may be imposed by FINMA, including a bank moratorium (Stundung) or a maturity postponement (Fälligkeitsaufschub), which measures may be ordered by FINMA either on a stand-alone basis or in connection with restructuring or liquidation proceedings. In a restructuring proceeding, the resolution plan may, among other things, (a) provide for the transfer of UBS’s assets or a portion thereof, together with debts and other liabilities, and contracts of UBS, to another entity, (b) provide for the conversion of UBS’s debt and/or other obligations, including its obligations under the Securities, into equity, and/or (c) potentially provide for haircuts on obligations of UBS, including its obligations under the Securities. As of the date of this prospectus supplement, there are no precedents as to what impact the revised regime would have on the rights of holders of the Securities or the ability of UBS to make payments thereunder if one or several of the measures under the revised insolvency regime were imposed in connection with a resolution of UBS.

Significant aspects of the tax treatment of the Securities are uncertain.

Significant aspects of the tax treatment of the Securities are uncertain. We do not plan to request a ruling from the IRS regarding the tax treatment of the Securities, and the IRS or a court may not agree with the tax treatment described in this prospectus supplement. Please read carefully the section entitled “What are the tax consequences of owning the Securities?” in the summary section on page S-8, “Material U.S. Federal Income Tax Consequences” on page S-64, and the section “U.S. Tax Considerations” in the accompanying prospectus. You should consult your tax advisor about your own tax situation.

It is possible that your Securities could be treated as a “constructive ownership transaction” which would be subject to the constructive ownership rules of Section 1260 of the Code. Under Section 1260 of the Code, special tax rules apply to an investor that enters into a “constructive ownership transaction” with respect to an equity interest in a “pass-thru entity.” For this purpose, (i) a constructive ownership transaction includes entering into a forward contract with respect to a pass-thru entity, and (ii) an entity that is a regulated investment company for tax purposes is considered to be a pass-thru entity. We understand that the Index is currently primarily composed of entities that are regulated investment entities. It is not entirely clear how Section 1260 of the Code applies in the case of an index that primarily references pass-thru entities such as the Index. Although the matter is not free from doubt, it is likely that Section 1260 of the Code should apply to the portion of your return on the Securities that is determined by reference to the Index constituents that are pass-thru entities (the “Pass-Thru Index Constituents”). If such portion of your Securities is subject to these rules, then any long-term capital gain that you realize upon the sale, exchange, redemption or maturity of your Securities that is attributable to the Pass-Thru Index Constituents would be recharacterized as ordinary income (and you would be subject to an interest charge on the deferred tax liability with respect to such capital gain) to the extent that such capital gain exceeds the amount of long-term capital gain that you would have realized had you purchased an actual interest in the Pass-Thru Index Constituents (in an amount equal to the leveraged notional amount of the Pass-Thru Index Constituents that are referenced by the Securities) on the date that you purchased your Securities and sold your interest in the Pass-Thru Index Constituents on the date of the sale, exchange, redemption or maturity of the Securities (the “Excess Gain Amount”).

Risk Factors

You should be aware that there is uncertainty as to how to calculate the Excess Gain Amount in the case of an investment such as the Securities that references an index that rebalances. If your Securities are subject to Section 1260 of the Code, the Excess Gain Amount will be presumed to be equal to all of the gain that you recognize in respect of the Securities that is attributable to the Pass-Thru Index Constituents (in which case all of such gain would be recharacterized as ordinary income that is subject to an interest charge) unless you provide clear and convincing evidence to the contrary. You should review the discussion of Section 1260 on page S-65 and are urged to consult your own tax advisor regarding the potential application of these rules.

The IRS released a notice in 2007 that may affect the taxation of holders of the Securities. According to the notice, the IRS and the Treasury Department are actively considering, among other things, whether holders of instruments such as the Securities should be required to accrue ordinary income on a current basis (possibly in excess of the Coupon Amounts), whether gain or loss upon the sale, exchange, redemption or maturity of such instruments should be treated as ordinary or capital, whether foreign holders of such instruments should be subject to withholding tax, and whether the special “constructive ownership rules” of Section 1260 of the Code should be applied to such instruments. Similarly, the IRS and the Treasury Department have current projects open with regard to the tax treatment of pre-paid forward contracts and contingent notional principal contracts. While it is impossible to anticipate how any ultimate guidance would affect the tax treatment of instruments such as the Securities (and while any such guidance may be issued on a prospective basis only), such guidance could be applied retroactively and could in any case increase the likelihood that you will be required to accrue income (possibly in excess of the Coupon Amounts) over the term of an instrument such as the Securities. The outcome of this process is uncertain.

Furthermore, in 2007, legislation was introduced in Congress that, if enacted, would have required holders of the Securities purchased after the bill was enacted to accrue interest income over the term of the Securities in an amount that could exceed the Coupon Amounts that are paid on the Securities. It is not possible to predict whether a similar or identical bill will be enacted in the future and whether any such bill would affect the tax treatment of your Securities.

Holders are urged to consult their tax advisors concerning the significance and the potential impact of the above considerations. We intend to treat your Securities for United States federal income tax purposes in accordance with the treatment described above and under “Material U.S. Federal Income Tax Consequences” on page S-64 unless and until such time as there is a change in law or the Treasury Department or IRS determines that some other treatment is more appropriate.

Wells Fargo® Business Development Company Index

We have derived all information contained in this prospectus supplement regarding the Wells Fargo® Business Development Company Index (the “Index”), including, without limitation, its make-up, performance, method of calculation and changes in its constituents, from publicly available sources. Such information reflects the policies of and is subject to change by Wells Fargo Securities, LLC (“Wells Fargo Securities” or the “Index Sponsor”) and NYSE Arca. We make no representation or warranty as to the accuracy or completeness of such information. The composition of the Index is determined by the Index Sponsor and the Index Value is calculated and published by NYSE Arca in consultation with the Index Sponsor. Neither the Index Sponsor nor NYSE Arca has any obligation to continue to publish, and may discontinue the publication of, the Index.

Introduction

The Index is intended to measure the performance of all business development companies (“BDC”) that are listed on the NYSE MKT or NASDAQ and that satisfy specified market capitalization and other eligibility requirements.

To qualify as a BDC, the company must be registered with the Securities and Exchange Commission (“SEC”) and have elected to be regulated as a BDC under the Investment Company Act of 1940 (“1940 Act”).

The Index is a float-adjusted, capitalization-weighted index of all applicable NYSE MKT or NASDAQ-listed BDCs that have a market capitalization of at least $100 million at the time of inclusion. Float is determined by subtracting shares held by insiders and “related shareholders.” Related shareholders include employee stock ownership plans, employee stock ownership trusts, qualifying employee share ownership trusts, employee benefit trusts, government-owned interests, venture capital investors and owners investing other than as part of active money management. Market capitalization is determined based on the total number of common equity shares outstanding of the issuer, regardless of whether shares are held by insiders or related shareholders, multiplied by the public share price.

The Index composition is determined by the Index Sponsor, and the Index value is calculated by the NYSE Arca based on trading pricing of the BDCs on the NYSE MKT or NASDAQ and not on net asset values published by the BDCs. The Index was comprised of 44 BDCs as of October 6, 2015.

Constituent Criteria

To be considered for inclusion in the Index, an issuer must meet certain regulatory, listing and market capitalization requirements described below. The Index Sponsor reviews the Index composition quarterly and adjusts the composition as required on each quarterly rebalancing date. Adjustments to the composition of the Index are also made upon the occurrence of certain extraordinary events as described below under “— Extraordinary Events”.

Regulatory Requirement. To be eligible for inclusion in the Index, a BDC must be registered with the SEC and have elected to be regulated as a BDC under the 1940 Act. BDCs are a form of publicly traded venture capital fund in the United States created by statute in 1980. Like mutual funds, BDCs typically pay little to no corporate income tax because they must distribute at least 90 percent of their net investment income and capital gains (as well as losses) as taxable dividends to investors. Investors in BDCs pay management fees to investment advisers for the BDCs, which are deducted from assets in the BDC by the investment adviser typically on a quarterly basis. These fees may or may not be reflected in the price of the BDC shares.

Wells Fargo® Business Development Company Index

Listing Requirement. Issuers included in the Index must have common stock listed on the NYSE MKT or NASDAQ and meet all the listing requirements of the applicable exchange.

To be included in the Index, a class of securities must have been listed on the applicable U.S. exchange for at least 30 days immediately before any evaluation date to be considered for inclusion in the Index. There is no guideline requirement with respect to any minimum amount of trading volume.

Market Capitalization Requirement. Issuers must have a market capitalization (calculated as described below) greater than $100 million on the evaluation date for inclusion or to remain in the Index. Issuers included in the Index on the evaluation date must have an average market capitalization greater than $75 million for at least 30 trading days before the evaluation date to remain in the Index. For purposes of inclusion in the Index, an issuer’s market capitalization is computed based on the combined market capitalization of all listed common share classes, including holdings by insiders and related shareholders. For any evaluation date, the market capitalization for a common share class will equal the number of shares outstanding on that date times the security’s last sale price on its primary U.S. exchange.

Once the market capitalization is determined, each listed common share class of an eligible issuer will be included in the Index separately. For example, if an issuer has two listed share classes consisting of Class A, with 10 million shares at $10 per share, and Class B, with 20 million shares at $10 per share, the issuer’s market capitalization for purposes of the market capitalization requirement is $300 million. Class A and Class B would be included in the Index separately, with Class A having a lower weight than Class B due to its smaller market capitalization. (As described below under “— Calculation of the Index,” market capitalization is used to determine which issuers are included in the Index. After the eligible issuers are selected, the composition of the Index is determined on a float-adjusted basis in accordance with the methodology described below, including capping participation in the Index to 10% per issuer.)

The Strategic Indexing group of the Index Sponsor may adjust the 100% market capitalization eligibility standards in the future to raise or lower the threshold for inclusion in the Index. Any such adjustment will be publicly announced by the Index Sponsor or one or more of its affiliates.

Due to the limited number of BDCs in existence, the market capitalization requirement was not applied in determining the estimated historical index composition and return.

Calculation of the Index

The NYSE Arca, formerly the American Stock Exchange LLC, serves as the calculation agent for the Wells Fargo® Business Development Company Index. The value of the Index will be disseminated by NYSE Arca every 15 seconds over the Consolidated Tape Association’s Network B between the hours of approximately 9:30 a.m. and 4:15 p.m. EST/EDT under the ticker symbol “WFBDCPX”.

The Index is calculated using a float-adjusted, market capitalization weighting methodology, based on a pool of securities identified by the Index Sponsor and confirmed by the Wells Fargo Index Review Committee (the “Index Review Committee”), which has responsibility for overseeing all of the indices sponsored and maintained by the Index Sponsor. NYSE Arca will calculate the market capitalization values for each class of securities included in the Index based on publicly available information and then compare the market capitalization of each class to the aggregate market capitalization of all classes of securities comprising the Index as of the Quarterly Rebalance Date (as defined below) or the date of a rebalancing pursuant to an Extraordinary Event (as defined below) in order to determine the weighting for each class of securities in the Index. Market capitalization weights of the Index constituents are

Wells Fargo® Business Development Company Index

evaluated and, as necessary, adjusted on Quarterly Rebalancing Dates and at any time a rebalancing due to an Extraordinary Event occurs. Market capitalization weights are adjusted by float, so that only outstanding shares held by entities other than insiders and related shareholders are factored into the calculation. In addition, the Index is adjusted so that no one issuer constitutes over 10% of the Index.

To the extent that the Index Sponsor or NYSE Arca discovers an error in a calculation, NYSE Arca will use its best efforts to re-calculate the market capitalization and Index values as promptly as practicable after the error is discovered. The Index Review Committee will periodically review Index calculations to try to ensure that errors, if any, are promptly caught and conveyed to the NYSE Arca for correction. The Index Sponsor will also monitor the publicly available pricing and market capitalization data on which it and NYSE Arca rely in connection with maintenance and calculation of the Index, respectively, to check for inaccuracies.

As a capitalization-weighted index, the Index reflects changes in the capitalization, or market value, of the issuers included in the Index relative to their capitalization on a base date. The current Index value is calculated by adding the market values of the securities included in the Index, which are derived by multiplying the last sales price of each security on its primary U.S. exchange by the number of free-float shares of that security, as determined by the NYSE Arca (i.e., total outstanding shares less shares held by insiders and related shareholders). If no last sale price for a security is available, the most recent traded price for that security as reported on Reuters, or another equivalent financial news reporting service, will be used to calculate the Index. Float adjustment excludes shareholdings and share classes that are not generally available to public investors, such as shares that are offered only to insiders or related shareholders.

The total market value of all securities included in the Index is then divided by a divisor that takes account of corporate actions (the “Divisor”). To prevent the Index level from changing as a result of these actions, corporate actions that affect the total market value of the Index, as well as the addition and deletion of securities, require an adjustment to the Divisor. All Divisor adjustments are made after the closing of trading and after the calculation of the closing level of the Index.

Some corporate actions, like stock splits, require simple changes in the common shares outstanding and the stock prices of the companies in the Index and do not require adjustments to the Divisor. Any adjustments, if they occur, are made in the sole discretion of the NYSE Arca in accordance with its general policies regarding capitalization-weighted indices, and may include adjustments to the Divisor following quarterly reviews in order to permit continuity of Index value should certain components no longer qualify for inclusion.

After completion of these calculations, the Index is adjusted to reduce and reallocate issuer concentrations. Issuers may not constitute more than 10% of the Index.

Index Rebalancings

The Index is rebalanced quarterly as of the close of business on the final NYSE MKT trading day of each fiscal quarter (the “Quarterly Rebalance Date”). The Index Review Committee will review index constituents quarterly to verify that each constituent security complies with the index rules set forth herein.

Following a review, all securities already included in the Index that continue to meet the eligibility criteria remain in the Index and all other securities that meet all eligibility criteria are added to the Index.

Wells Fargo® Business Development Company Index

The Index Review Committee will review Index constituents periodically in addition to the quarterly review date to verify that each constituent security complies with the Index methodology.

Adjustments to the composition of the Index are also made upon the occurrence of certain extraordinary events as described below under “— Extraordinary Events.” An Extraordinary Event may result in the removal of a non-compliant security, or portion thereof, and/or a re-weighting of the Index. The Index Sponsor will notify NYSE Arca of any Extraordinary Event as soon as possible following any rebalancing.

Extraordinary Events

The following events, and any similar event that, in the judgment of the Index Review Committee, changes that character of the underlying security such that, in the discretion of the Index Review Committee, the security should be added or no longer be eligible for inclusion in the Index (“Other Material Events”) will give rise to a re-balancing and evaluation by the Index Review Committee of the eligibility of constituent securities for inclusion in the Index.

Mergers, Acquisitions and Spin-offs: In the case of a spin-off, the new security will be added to the Index if it meets all the requirements for a new component. If the merged, acquired or spun-off issuer is not (in the judgment of the strategic indexing group of the Index Sponsor or the Index Review Committee) a qualifying BDC, the issuer will not be included in the Index.

Delisting: If a current Index constituent is delisted from the NYSE MKT or NASDAQ the security will be removed as promptly as practicable from the Index.

Bankruptcy or Suspension or Revocation of Registration: If an issuer of a current Index constituent declares bankruptcy or its registration or the registration of any of its classes of common securities is revoked or suspended by the SEC, then the issuer and all of its share classes will be removed as promptly as practicable from the Index.

Revocation or Withdrawal of BDC Election: If an issuer of a current Index constituent withdraws its election, or the SEC revokes the issuer’s election to be regulated as a BDC under the 1940 Act, all of the applicable share classes will be removed as promptly as practicable from the Index.

Other Material Events

The Index Review Committee will review all material changes made to constituent securities in the Index in order to determine whether the securities continue to satisfy eligibility criteria. In addition, the Index Review Committee may, but is not required to, remove securities from the Index upon a material event relating to the security or its issuer that, in its judgment could adversely impact the tax treatment to a U.S. tax payer holder or the ability of NYSE Arca to value the security. The Index Review Committee would also re-evaluate the composition of the Index in the event that the SEC were to change the rules relating to the qualification for BDC status.

Special Circumstances

Except as provided below, if on any trading day NYSE Arca fails to take action to calculate the Index, for any reason, the Index will not be calculated for that day. If one or more events occur on any trading day that impede NYSE Arca’s ability to calculate the Index (e.g., a labor strike, a blackout, a computer malfunction, a natural disaster, such as a flood, etc.), NYSE Arca will use its reasonable efforts to calculate and publish the Index performance information for the trading day but there will be no

Wells Fargo® Business Development Company Index

guarantee of a reasonable valuation until the effects of such event have dissipated. Should NYSE Arca be unable to calculate the Index for a period greater than five (5) consecutive trading days, the Index Review Committee, or its designated delegates, may calculate the Index based on information from such sources as the Index Sponsor determines are accurate and reasonable, including the Index Sponsor’s own trading desks and Research Department. The Index Sponsor may, but will have no obligation to, calculate or disseminate Index performance should NYSE Arca be unable to do so. A “trading day” is a day on which the NYSE MKT is generally open for trading, including for a shortened session.

Late Adjustments and Corrections

If the Index Sponsor or NYSE Arca becomes aware of any error that has or could have a material effect on the Index, they will use reasonable efforts to rebalance the Index or to cause NYSE Arca to re-calculate the Index as promptly as practicable following discovery of the error.

Base Date

The base date for the Index is September 30, 2004, with a base value of 1,000.

Dissemination of Index Information

Adjustments to constituent securities determined by the Index Review Committee will be provided to NYSE Arca no later than five (5) trading days prior to a Quarterly Rebalancing Date and immediately upon the occurrence of any Extraordinary Events. NYSE Arca will make this information publicly available via the NYSE Arca website on the rebalance date. Until its publication by NYSE Arca, the information (both additions and deletions as well as securities whose weighting in the Index will be adjusted) will be treated by the Index Sponsor and the Index Review Committee as confidential information and access will be restricted to employees on the Index Review Committee and their staff, communication to any sales or trading personnel within or outside of the Index Sponsor regarding the choices will be strictly prohibited and such personnel will be prohibited from trading in such securities for their personal account or their families’ accounts. The Compliance Department of the Index Sponsor will monitor the Index Review Committee and related personnel for compliance with the firm’s Chinese Wall policies and procedures.

Holiday Schedule

The Index is calculated when U.S. equity markets are open.

Index Review Committee

The Index Review Committee will meet each calendar month to review and rebalance the Index, review Rebalancing Events, and ensure the Index is in compliance with the Index methodology. The Index Review Committee may also meet more frequently as deemed necessary or appropriate in its sole discretion. The Index Review Committee may amend the Index methodology from time to time as it deems appropriate in its sole discretion, provided that it will publish all of the changes publicly at least five (5) trading days prior to implementation. The Index Review Committee may appoint a new calculation agent provided that it provides notice of such appointment at least five (5) trading days prior to implementation. The Index Review Committee generally includes members of the Index Sponsor’s Research Department and Compliance Department, among others.

Wells Fargo® Business Development Company Index

License Agreement

We have entered into a license agreement with the Index Sponsor providing for the license to us, in exchange for a fee, of the right to use the Index, which is owned by the Index Sponsor, in connection with certain securities, including the Securities.

Wells Fargo® Business Development Company Index and WFBDCPX are trademarks of Wells Fargo & Company and their use is granted under a license from Wells Fargo & Company.

All disclosures contained in this prospectus supplement regarding the Index, including its make-up, method of calculation and changes in its constituents, are derived from publicly available information prepared by the Index Sponsor. None of us, our affiliates or the trustee assumes any responsibility for the accuracy or completeness of such information.

The Securities are not issued, guaranteed, sponsored or advised by Wells Fargo & Company, the Index Sponsor or their subsidiaries and affiliates (collectively, “Wells Fargo”). Wells Fargo makes no representation or warranty, express or implied, to investors in the Securities or any member of the public regarding the ability of any data supplied by Wells Fargo or any Index to track financial instruments comprising the Index or any trading market and no guarantee of performance of the Securities. Wells Fargo’s only relationship to the issuer of the Securities is the licensing of certain intellectual property rights relating to the Index as well as trademarks and trade names of Wells Fargo and of the data supplied by Wells Fargo that is determined, composed, compiled and calculated by Wells Fargo or a third party index calculator, without regard to the Securities. Wells Fargo has no obligation to take into consideration the Securities or investors in the Securities when determining, composing, compiling or calculating the data. Wells Fargo has no obligation or liability in connection with the issuance, listing, registration, distribution, administration, trading or redemption or settlement by the issuer or otherwise of the Securities.

WELLS FARGO DOES NOT GUARANTEE THE ACCURACY AND/OR THE COMPLETENESS OF THE INDEX OR OF ANY DATA SUPPLIED BY IT OR ANY DATA INCLUDED THEREIN, AND NONE OF THEM SHALL HAVE ANY LIABILITY FOR ANY ERRORS OR OMISSIONS THEREIN. WELLS FARGO MAKES NO WARRANTY, EXPRESS OR IMPLIED, AS TO THE RESULTS TO BE OBTAINED BY INVESTORS OR ANY OTHER PERSON FROM THE USE OF THE INDEX OR OF ANY DATA SUPPLIED BY WELLS FARGO OR ANY DATA INCLUDED THEREIN. WELLS FARGO DISCLAIMS ALL WARRANTIES, EXPRESS, IMPLIED OR STATUTORY, INCLUDING WITHOUT LIMITATION THE IMPLIED WARRANTIES OF TITLE, MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE AND NONINFRINGEMENT. IN NO EVENT SHALL WELLS FARGO HAVE ANY LIABILITY FOR ANY CONSEQUENTIAL, INCIDENTAL OR SPECIAL DAMAGES OR LOST PROFITS (EVEN IF NOTIFIED OF THE POSSIBILITY OF SUCH DAMAGES) ARISING OUT OF OR IN CONNECTION WITH THE USE OF THE INDEX OR ANY DATA CONTAINED THEREIN.

NYSE Arca is not affiliated with UBS or the Index Sponsor and does not approve, endorse, review or recommend the Index Sponsor, UBS or the Securities.

The Securities are based on the Index, and the value of the Index is derived from sources deemed reliable, but NYSE Arca and its suppliers do not guarantee the correctness or completeness of the Index, their values or other information furnished in connection with the Index Name. NYSE Arca shall have no liability for any errors or omissions in the calculation or value of the Index. NYSE ARCA MAKES NO WARRANTY, EXPRESS OR IMPLIED, AS TO THE RESULTS TO BE OBTAINED BY ANY

Wells Fargo® Business Development Company Index

PERSON OR ENTITY FROM THE USE OF THE INDEX, TRADING BASED ON THE INDEX, OR ANY DATA INCLUDED THEREIN IN CONNECTION WITH THE TRADING OF UBS’S PRODUCTS, OR FOR ANY OTHER USE. NYSE ARCA MAKES NO WARRANTIES, EXPRESS OR IMPLIED, AND HEREBY EXPRESSLY DISCLAIMS ALL WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE OR USE WITH RESPECT TO THE INDEX INCLUDING CALCULATION OF THE INDEX, THE INDEX VALUE OR ANY DATA INCLUDED THEREIN.

Historical and Estimated Historical Performance

The level of the Index is deemed to have been 1,000 on September 30, 2004 (the “Index commencement date”). The Index Sponsor began publishing data on the Index on January 28, 2011. Therefore, the estimated historical information for the period from September 30, 2004 until January 28, 2011 is hypothetical and is provided as an illustration of how the Index would have performed during the period had the Index Sponsor begun calculating the Index on the Index commencement date using the methodology it currently uses. This data does not reflect actual performance, nor was a contemporaneous investment model run of the Index. Historical information for the period from and after January 28, 2011 is based on the actual performance of the Index.

Any historical and estimated historical upward or downward trend in value of the Index during any period shown below is not an indication that the value of the Index is more or less likely to increase or decrease at any time during the term of the Securities. The historical or estimated historical Index price returns or total returns do not give an indication of future performance of the Index. UBS cannot make any assurance that the future performance of the Index or the Index constituents will result in holders of the Securities receiving a positive return on their investment.

The table below shows the estimated historical and historical performance of the Index from December 31, 2004 through October 6, 2015.

Estimated Historical and Historical Results for

the period December 31, 2004 through October 6, 2015

	Price Return		Total Return
Year	Ending Level	Annual Return	Ending Level	Annual Return
2004	1069.54		1082.22
2005	1083.40	1.30%	1159.72	7.16%
2006	1309.90	20.91%	1501.67	29.49%
2007	1039.57	-20.64%	1288.91	-14.17%
2008	502.56	-51.66%	708.00	-45.07%
2009	617.04	22.78%	1010.91	42.78%
2010	863.69	39.97%	1526.40	50.99%
2011	719.26	-16.72%	1416.87	-7.18%
2012	890.52	23.81%	1905.35	34.48%
2013	956.07	7.36%	2216.45	16.33%
2014	810.52	-15.22%	2043.82	-7.79%
2015 (through 10/6/15)	725.46	-10.49%	1952.06	-4.49%

For each time period presented, the total return of the Index is the price return of the Index during such period, but also incorporates distributions made by each Index constituent during such period into the value of the Index.

Wells Fargo® Business Development Company Index

ESTIMATED HISTORICAL OR PAST HISTORICAL PERFORMANCE

IS NOT INDICATIVE OF FUTURE RESULTS.

The table below shows the estimated historical and historical performance of the total return of the Index from September 30, 2004 through October 6, 2015 in comparison with the total returns of the S&P 500® Index, the S&P 500® Financials Index and the S&P Listed Private Equity Index. Actual historical data is limited to the period from January 28, 2011 through October 6, 2015.

	Index*	S&P 500® Index	S&P 500® Financials Index	S&P Listed Private Equity Index
Total Return	95.21%	123.51%	3.40%	76.57%
Annualized Return	6.26%	7.57%	0.30%	5.29%

*	The data for the Index for the period prior to its inception on January 28, 2011 is estimated and is derived by using the Index’s calculation methodology with historical prices.

Historical information presented is as of October 6, 2015, and is furnished as a matter of information only. Estimated historical and historical performance of the Index is not an indication of future performance. Future performance of the Index may differ significantly from estimated historical and historical performance, either positively or negatively.

The graph below illustrates the estimated historical and historical performance of the total return of the Index from September 30, 2004 to October 6, 2015.

Wells Fargo® Business Development Company Index

The graph below is based on the total return of the Index and the total returns of the S&P 500® Index, the S&P 500® Financials Index and the S&P Listed Private Equity Index.

For each time period presented, the total return of the Index is the price return of the Index during such period, but also incorporating distributions made by each Index constituent during such period into the value of the Index. While the Coupon Amount of the Securities, if any, will reflect the cash distributions that a hypothetical holder of the Index constituents would be entitled to receive during the relevant period, any Coupon Amount will be reduced by the Accrued Fees. As a result, the return on the Securities will always be lower than the total returns on a direct investment in the Index constituents.

Valuation of the Index and the Securities

Intraday Index Values

On each Index Business Day, NYSE Arca, or a successor Index Calculation Agent, will calculate and publish the Intraday Index Value every 15 seconds during normal trading hours on Bloomberg under the ticker symbol “WFBDCPX”. The actual Index closing level may vary, and on a cumulative basis over the term of the Securities may vary significantly, from the Intraday Index Value.

NYSE Arca is not affiliated with UBS and does not approve, endorse, review or recommend the Index or the Securities. The information used in the calculation of the intraday indicative value of the Index will be derived from sources NYSE Arca deems reliable, but NYSE Arca and its affiliates do not guarantee the correctness or completeness of the intraday indicative value or other information furnished in connection with the Securities or the calculation of the Index. NYSE Arca makes no warranty, express or implied, as to results to be obtained by UBS, UBS’s customers, holders of the Securities, or any other person or entity from the use of the Intraday Index Value or any data included therein. NYSE Arca makes no express or implied warranties, and expressly disclaims all warranties of merchantability or fitness for a particular purpose with respect to the Intraday Index Value or any data included therein. NYSE Arca, its employees, subcontractors, agents, suppliers and vendors shall have no liability or responsibility, contingent or otherwise, for any injury or damages, whether caused by the negligence of NYSE Arca, its employees, subcontractors, agents, suppliers or vendors or otherwise, arising in connection with the indicative value of the Index or the Securities, and shall not be liable for any lost profits, losses, punitive, incidental or consequential damages. NYSE Arca shall not be responsible for or have any liability for any injuries or damages caused by errors, inaccuracies, omissions or any other failure in, or delays or interruptions of, the indicative value, from whatever cause. NYSE Arca is not responsible for the selection of or use of the Index or the Securities, the accuracy and adequacy of the Index or information used by UBS and the resultant output thereof.

The intraday indicative calculation of the level of the Index will be provided for reference purposes only. Published calculations of the level of the Index from NYSE Arca may occasionally be subject to delay or postponement. Any such delays or postponements will affect the current level of the Index and therefore the value of the Securities in the secondary market. The Intraday Index Value published every 15 seconds will be based on the intraday prices of the Index constituents.

Intraday Security Values

An intraday “indicative value” meant to approximate the expected trading value of the Securities in a liquid market will be calculated by the NYSE Arca and published to Bloomberg (based in part on information provided by NYSE Arca) or a successor via the facilities on the Consolidated Tape Association under the symbol “LBDCIV”. In connection with your Securities, we use the term “indicative value” to refer to the value at a given time and date equal to (i) Current Principal Amount multiplied by the Index Factor calculated using the Intraday Index Value as of such time as the Index Valuation Level, plus (ii) assuming such time and date is the Redemption Valuation Date, the Coupon Amount with respect to the Coupon Valuation Date if on such Redemption Valuation Date the Coupon Ex-Date with respect to such Coupon Amount has not yet occurred; plus (iii) the Stub Reference Distribution Amount, if any, as of such time and date, assuming such time and date is the Redemption Valuation Date, minus (iv) the Accrued Fees as of such time and date, assuming such time and date is the Redemption Valuation Date.

The intraday indicative value calculation will be used to determine whether the Securities will be accelerated, as discussed under “Specific Terms of the Securities — Acceleration Upon Minimum

Valuation of the Index and the Securities

Indicative Value or Intraday Index Value.” It is not intended as a price or quotation, or as an offer or solicitation for the purchase, sale, or termination of your Securities, nor will it reflect hedging or other transactional costs, credit considerations, market liquidity or bid-offer spreads. The levels of the Index provided by NYSE Arca will not necessarily reflect the depth and liquidity of the Index constituents. For this reason and others, the actual trading price of the Securities may be different from their indicative value.

The calculation of the intraday indicative value shall not constitute a recommendation or solicitation to conclude a transaction at the level stated, and should not be treated as giving investment advice.

The publishing of the intraday indicative value of the Securities by Bloomberg may occasionally be subject to delay or postponement. The actual trading price of the Securities may be different from their intraday indicative value. The intraday indicative value of the Securities published at least every 15 seconds during the NYSE Arca’s Core Trading Session, which is currently from 9:30 a.m. to 4:00 p.m., New York City time, will be based on the intraday indicative values of the Index, and may not be equal to the payment at maturity or call, or upon early redemption or acceleration.

These intraday indicative value calculations will be prepared as of a particular time and date and will therefore not reflect subsequent changes in market values or prices or in any other factors relevant to their determination.

Specific Terms of the Securities

In this section, references to “holders” mean those who own the Securities registered in their own names, on the books that we or the trustee maintain for this purpose, and not those who own beneficial interests in the Securities registered in street name or in the Securities issued in book-entry form through The Depository Trust Company (“DTC”) or another depositary. Owners of beneficial interests in the Securities should read the section entitled “Legal Ownership and Book-Entry Issuance” in the accompanying prospectus.

The Securities are part of a series of UBS AG debt securities entitled “Medium-Term Notes, Series B” that we may issue, from time to time, under the indenture more particularly described in the accompanying prospectus. This prospectus supplement summarizes specific financial and other terms that apply to the Securities. Terms that apply generally to all Medium-Term Notes, Series B are described in “Description of Debt Securities We May Offer” in the accompanying prospectus. The terms described here (i.e., in this prospectus supplement) supplement those described in the accompanying prospectus and, if the terms described here are inconsistent with those described there, the terms described here are controlling.

Please note that the information about the offering price and the net proceeds to UBS on the front cover of this prospectus supplement relates only to the initial sale of the Securities. If you have purchased the Securities in a secondary market transaction after the initial sale, information about the price and date of sale to you will be provided in a separate confirmation of sale.

We describe the terms of the Securities in more detail below.

The Stated Principal Amount of each Security is $25.00.

The Securities do not guarantee any return of principal at, or prior to, maturity or call, or upon early redemption or acceleration. Instead, at maturity, you will receive a cash payment per Security the amount of which will vary depending on the performance of the Index and will be reduced by the Accrued Fees as of the last Index Business Day in the Final Measurement Period as described under “— Cash Settlement Amount at Maturity.” If the amount as calculated is equal to or less than zero, the Cash Settlement Amount will be zero and you will not receive a cash payment.

If you exercise your right to have us redeem your Securities, subject to compliance with the redemption procedures, for each Security you will receive per Security a cash payment on the relevant Redemption Date equal to the Redemption Amount as described under “— Early Redemption at the Option of Holders.” If the amount as calculated is equal to or less than zero, the payment at Redemption Amount will be zero and you will not receive a cash payment.

Coupon Payment

For each Security you hold on the applicable Coupon Record Date, on each quarterly Coupon Payment Date you will receive an amount in cash equal to the difference between the Reference Distribution Amount, calculated as of the corresponding Coupon Valuation Date, and the Accrued Fees, calculated as of the corresponding Coupon Valuation Date (the “Coupon Amount”).

To the extent the Reference Distribution Amount on any Coupon Valuation Date is equal to or less than the Accrued Fees on the corresponding Coupon Valuation Date, there will be no Coupon Amount payment made on that Coupon Payment Date, and an amount equal to the difference between the

Specific Terms of the Securities

Accrued Fees and the Reference Distribution Amount (the “Fee Shortfall”) will be included in the Accrued Fees and will reduce the Coupon Amount for the next Coupon Valuation Date. This process will be repeated to the extent necessary until the Reference Distribution Amount for a Coupon Valuation Date is greater than the Accrued Fees for the corresponding Coupon Valuation Date. The final Coupon Amount will be included in the Cash Settlement Amount if on the last Index Business Day in the Final Measurement Period the Coupon Ex-Date with respect to the final Coupon Amount has not yet occurred.

The “Coupon Payment Date” means the fifteenth (15th) Index Business Day following each Coupon Valuation Date. The final Coupon Payment Date will be the Maturity Date, subject to adjustment as described herein. The first Coupon Payment Date will be January 22, 2016.

The “Coupon Record Date” means the ninth Index Business Day following each Coupon Valuation Date.

The “Coupon Ex-Date,” with respect to a Coupon Amount, means the first Exchange Business Day on which the Securities trade without the right to receive such Coupon Amount. Under current NYSE Arca practice, the Coupon Ex-Date will generally be the second Exchange Business Day prior to the applicable Coupon Record Date.

The “Coupon Valuation Date” means the 30th of March, June, September and December of each calendar year during the term of the Securities or if such date is not an Index Business Day, then the first Index Business Day following such date, provided that the final Coupon Valuation Date will be the Calculation Date, subject to adjustment as described herein. The first Coupon Valuation Date will be December 30, 2015.

The “Reference Distribution Amount” means (i) as of the first Coupon Valuation Date, an amount equal to the gross cash distributions that a Reference Holder would have been entitled to receive in respect of the Index constituents held by such Reference Holder on the “record date” with respect to any Index constituent, for those cash distributions whose “ex-dividend date” occurs during the period from and excluding September 30, 2015 to and including the first Coupon Valuation Date, and (ii) as of any other Coupon Valuation Date, an amount equal to the gross cash distributions that a Reference Holder would have been entitled to receive in respect of the Index constituents held by such Reference Holder on the “record date” with respect to any Index constituent for those cash distributions whose “ex-dividend date” occurs during the period from and excluding the immediately preceding Coupon Valuation Date to and including such Coupon Valuation Date.

Notwithstanding the foregoing, with respect to cash distributions for an Index constituent which is scheduled to be paid prior to the applicable Coupon Ex-Date, if, and only if, the issuer of such Index constituent fails to pay the distribution to holders of such Index constituent by the scheduled payment date for such distribution, such distribution will be assumed to be zero for the purposes of calculating the applicable Reference Distribution Amount.

The “Reference Holder” is, as of any date of determination, a hypothetical holder of a number of units of each Index constituent equal to two times (i) the published unit weighting of that Index constituent as of that date, as described under “Wells Fargo® Business Development Index—Calculation of the Index”, divided by (ii) the product of (a) the Divisor as of that date, and (b) the Monthly Initial Closing Level divided by the Current Principal Amount.

“record date” means, with respect to a distribution on an Index constituent, the date on which a holder of the Index constituent must be registered as a unitholder of such Index constituent in order to be entitled to receive such distribution.

Specific Terms of the Securities

“ex-dividend date” means, with respect to a distribution on an Index constituent, the first Business Day on which transactions in such Index constituent trade on the Primary Exchange without the right to receive such distribution.

“Business Day” means any day that is not a Saturday, a Sunday or a day on which banking institutions in The City of New York, generally, are authorized or obligated by law, regulation or executive order to close.

The “Accrued Fees” will be calculated as of any Coupon Valuation Date as the sum of (i) the Accrued Tracking Fee as of that Coupon Valuation Date, (ii) the Accrued Financing Charge as of that Coupon Valuation Date and (iii) the Fee Shortfall as of the immediately preceding Coupon Valuation Date, if any.

The calculation of the Accrued Fees also takes into account the performance of the Index, as measured by the Index Closing Level.

The “Financing Level” is, as of any date of determination, an amount that equals the Current Principal Amount.

The “Accrued Financing Charge” is:

(1)	with respect to the first Coupon Valuation Date, an amount equal to (a) the aggregate sum of (i) the Financing Level as of each date starting from, but excluding, September 30, 2015 to, and including, the first Coupon Valuation Date times (ii) the Financing Rate as of such date, divided by (b) 360;

(2)	with respect to any Coupon Valuation Date other than the first Coupon Valuation Date, an amount equal to (a) the aggregate sum of (i) the Financing Level as of each date starting from, but excluding, the immediately preceding Coupon Valuation Date to, and including, the then-current Coupon Valuation Date times (ii) the Financing Rate as of such date, divided by (b) 360.

The “Financing Rate” will equal the London interbank offered rate (British Banker’s Association) for three-month deposits in U.S. Dollars, which is displayed on Reuters page LIBOR01 (or any successor service or page for the purpose of displaying the London interbank offered rates of major banks, as determined by the Security Calculation Agent), as of 11:00 a.m., London time, on the day that is two London business days prior to the immediately preceding Monthly Valuation Date. “London business day” means each Monday, Tuesday, Wednesday, Thursday and Friday that is not a day on which banking institutions in London generally are authorized or obligated by law, regulation or executive order to close and is also a day on which dealings in U.S. dollars are transacted in the London interbank market.

The “Annual Tracking Fee” means, as of any date of determination, an amount per Security equal to the product of (i) 0.85% per annum and (ii) the Current Indicative Value as of the immediately preceding Index Business Day.

The “Current Indicative Value,” as determined by the Security Calculation Agent as of any date of determination, an amount per Security, equal to the product of (i) the Current Principal Amount and (ii) the Index Factor (as defined under “— Cash Settlement at Maturity” ) of such date, using the Index Closing Level of such date as the Index Valuation Level. As of October 7, 2015, the Current Indicative Value was 16.4533.

The “Accrued Tracking Fee” is:

(1)	with respect to the first Coupon Valuation Date, an amount equal to the product of (i) the Annual Tracking Fee calculated as of the first Coupon Valuation Date and (ii) a fraction, the numerator of

Specific Terms of the Securities

which is the total number of calendar days from, but excluding, September 30, 2015 to, and including such Coupon Valuation Date, and the denominator of which is 365 (for the avoidance of doubt, the calculation of the Accrued Tracking Fee with respect to the first Coupon Valuation Date will be for a full quarter beginning from and excluding September 30, 2015);

(2)	with respect to any Coupon Valuation Date other than the first Coupon Valuation Date, an amount equal to the product of:

(a)	the Annual Tracking Fee as of such Coupon Valuation Date and

(b)	a fraction, the numerator of which is the total number of calendar days from, but excluding, the immediately preceding Coupon Valuation Date to and including such Coupon Valuation Date, and the denominator of which is 365.

Cash Settlement Amount at Maturity

The “Maturity Date” will be May 24, 2041, which will be the third Business Day following the last Index Business Day in the Final Measurement Period, subject to adjustment as described below under “— Market Disruption Event.”

For each Security, unless earlier called, redeemed or accelerated, you will receive at maturity a cash payment equal to:

(a)	the product of

(i)	the Current Principal Amount and

(ii)	the Index Factor as of the last Index Business Day in the Final Measurement Period, plus

(b)	the final Coupon Amount if on the last Index Business Day in the Final Measurement Period the Coupon Ex-Date with respect to the final Coupon Amount has not yet occurred, plus

(c)	the Stub Reference Distribution Amount as of the last Index Business Day in the Final Measurement Period, if any, minus

(d)	the Accrued Fees as of the last Index Business Day in the Final Measurement Period.

We refer to this cash payment as the “Cash Settlement Amount.” If the amount so calculated is equal to or less than zero, the payment at maturity will be zero.

You may lose some or all of your investment at maturity. The negative effect of the Accrued Fees will reduce your final payment. If the compounded leveraged monthly return of the Index is insufficient to offset the negative effect of the Accrued Fees (less any final Coupon Amount or any Stub Reference Distribution Amount you may be entitled to receive as of the last Index Business Day in the Final Measurement Period) or if the compounded leveraged monthly return the Index is negative, you may lose some or all of your investment at maturity.

The “Stated Principal Amount” of each Security is $25.00. The Securities may be issued and sold over time at then-current market prices, which may be significantly higher or lower than the Stated Principal Amount.

For the period from October 8, 2015 to October 31, 2015 (such period, the “initial calendar month”), the Current Principal Amount will equal $14.8921 per Security. For each subsequent calendar month, the Current Principal Amount for each Security will be reset as follows on the Monthly Reset Date:

New Current Principal Amount = previous Current Principal Amount × Index Factor on the applicable Monthly Valuation Date

Specific Terms of the Securities

For each calendar month, the “Monthly Reset Date” is the first Exchange Business Day of that month beginning on November 1, 2015 and ending on May 1, 2041, subject to adjustment as described under “— Market Disruption Event”; provided, however, that no Monthly Reset Date will occur on or after the Call Valuation Date or the Acceleration Date.

For each Monthly Reset Date, the “Monthly Valuation Date” is the last Exchange Business Day of the previous calendar month beginning on October 31, 2015 and ending on April 30, 2041, subject to adjustment as described under “— Market Disruption Event.”

The Index Factor will be calculated as follows:

1 + (2 × Index Performance Ratio)

The Index Performance Ratio as of the last Index Business Day during the Final Measurement Period, the Acceleration Measurement Period or the Call Measurement Period, or on any Monthly Valuation Date or any Redemption Valuation Date, as applicable, will be:

Index Valuation Level – Monthly Initial Closing Level

Monthly Initial Closing Level

As determined by the Security Calculation Agent, the “Index Valuation Level” as of the last Index Business Day of the Final Measurement Period is the arithmetic mean of the Index Closing Levels measured on each Index Business Day during the Final Measurement Period.

The “Monthly Initial Closing Level” for the initial calendar month is 701.08, the Index Closing Level on September 30, 2015 . For each subsequent calendar month, the Monthly Initial Closing Level on the Monthly Reset Date will equal the Index Closing Level on the Monthly Valuation Date for the previous calendar month.

The “Index Closing Level” is the closing level of the Index as reported on the NYSE and Bloomberg; provided, however, that if the closing level of the Index as reported on the NYSE (or any successor) differs from the closing level of the Index as reported on Bloomberg (or any successor), then the Index Closing Level will be the closing level of the Index as calculated by the Index Calculation Agent.

The “Final Measurement Period” means the ten Index Business Days from and including the Calculation Date, subject to adjustment as described under “— Market Disruption Event.”

The “Accrued Fees” will be calculated as of the last Index Business Day in the Final Measurement Period as the sum of (i) the Accrued Tracking Fee as of the last Index Business day in the Final Measurement Period, (ii) the Accrued Financing Charge as of the last Index Business day in the Final Measurement Period and (iii) the Fee Shortfall as of the immediately preceding Coupon Valuation Date.

The Accrued Fees also take into account the performance of the Index, as measured by the Index Closing Level.

The “Accrued Tracking Fee” as of the last Index Business Day in the Final Measurement Period is an amount equal to the product of (i) the Annual Tracking Fee calculated as of the last Index Business Day in the Final Measurement Period and (ii) a fraction, the numerator of which is the total number of calendar days from, but excluding, the immediately preceding Coupon Valuation Date to and including the last Index Business Day in the Final Measurement Period, and the denominator of which is 365.

The “Accrued Financing Charge” as of the last Index Business Day in the Final Measurement Period is an amount equal to (a) the aggregate sum of (i) the Financing Level as of each date starting from, but

Specific Terms of the Securities

excluding, the immediately preceding Coupon Valuation Date to, and including such last Index Business Day in the Final Measurement Period, times (ii) the Financing Rate as of such date, divided by (b) 360. The “Maturity Date” will be May 24, 2041, which will be the third Business Day following the last Index Business Day in the Final Measurement Period, subject to adjustment as described below under “— Market Disruption Event.”

The “Stub Reference Distribution Amount” means, as of the last Index Business Day during the Final Measurement Period, an amount equal to the gross cash distributions that a Reference Holder would have been entitled to receive in respect of the Index constituents held by such Reference Holder on the “record date” with respect to any Index constituent for those cash distributions whose “ex-dividend date” occurs during the period from, but excluding, the immediately preceding Coupon Valuation Date to and including the last Index Business Day during the Final Measurement Period; provided, that for the purpose of calculating the Stub Reference Distribution Amount as of the last Index Business Day during the Final Measurement Period, the Reference Holder will be deemed to hold nine-tenths, eight-tenths, seven-tenths, six-tenths, five-tenths, four-tenths, three-tenths, two-tenths and one-tenth of the shares of each Index constituent it would otherwise hold on the second, third, fourth, fifth, sixth, seventh, eighth, ninth and tenth Index Business Day, respectively, in such Final Measurement Period. Notwithstanding the foregoing, with respect to cash distributions for an Index constituent which is scheduled to be paid prior to the applicable Coupon Ex-Date, if, and only if, the issuer of such Index constituent fails to pay the distribution to holders of such Index constituent by the scheduled payment date for such distribution, such distribution will be assumed to be zero for the purposes of calculating the applicable Stub Reference Distribution Amount.

The “Index Calculation Agent” means the entity that calculates and publishes the level of the Index, which is currently NYSE Arca.

The “Calculation Date” means May 8, 2041, unless such day is not an Index Business Day, in which case the Calculation Date will be the next Index Business Day, subject to adjustments.

“Index Business Day” means any day on which the Primary Exchange and each Related Exchange are scheduled to be open for trading.

“Exchange Business Day” means any day on which the Primary Exchange or market for trading of the Securities is scheduled to be open for trading and is also a valid settlement date.

“Primary Exchange” means, with respect to each Index constituent or each constituent underlying a successor index, the primary exchange or market of trading for such Index constituent or such constituent underlying a successor index.

“Related Exchange” means, with respect to each Index constituent or each constituent underlying a successor index, each exchange or quotation system where trading has a material effect (as determined by the Security Calculation Agent) on the overall market for futures or options contracts relating to such Index constituent or such constituent underlying a successor index.

Some of the defined terms used in this section have different applications when used in determining the Redemption Amount, the Call Settlement Amount or the Acceleration Amount. For the definition of the terms relevant to early redemption, call or acceleration, please refer to “— Early Redemption at the Option of the Holders”, “— UBS’s Call Right” or “— Acceleration Upon Minimum Indicative Value or Intraday Index Value.”

Specific Terms of the Securities

Early Redemption at the Option of the Holders

Subject to your compliance with the procedures described below and the potential postponements and adjustments as described under “— Market Disruption Event,” you may submit a request on any Business Day during the term of the Securities to have us redeem your Securities on any Business Day no later than 12:00 noon, New York City time, and a confirmation of redemption by no later than 5:00 p.m., New York City time, on any Business Day, provided that you request that we redeem a minimum of 50,000 Securities. For any applicable redemption request, the “Redemption Valuation Date” will be the first Index Business Day following the date that the applicable Redemption Notice and Redemption Confirmation are delivered. To satisfy the minimum redemption amount, your broker or other financial intermediary may bundle your Securities for redemption with those of other investors to reach this minimum amount of 50,000 Securities; however, there can be no assurance that they can or will do so. We may from time to time in our sole discretion reduce, in part or in whole, the minimum redemption amount of 50,000 Securities. Any such reduction will be applied on a consistent basis for all holders of the Securities at the time the reduction becomes effective.

The Securities will be redeemed and the holders will receive payment for their Securities on the third Business Day following the applicable Redemption Valuation Date (the “Redemption Date”). The first Redemption Date will be October 15, 2015. The final Redemption Date will be May 18, 2041; provided that, if a call notice has been issued or if an acceleration upon minimum indicative value or Intraday Index Value has been triggered, the last Redemption Valuation Date will be the fifth Index Business Day prior to the Call Settlement Date or the Acceleration Settlement Date, as applicable. If a Market Disruption Event is continuing or occurs on the applicable scheduled Redemption Valuation Date with respect to any of the Index constituents, such Redemption Valuation Date may be postponed as described under “— Market Disruption Event.”

If you exercise your right to have us redeem your Securities, subject to your compliance with the procedures described under “— Redemption Procedures,” for each applicable Security you will receive a cash payment on the relevant Redemption Date equal to:

(a)	the product of:

(i)	the Current Principal Amount and

(ii)	the Index Factor as of the Redemption Valuation Date, plus

(b)	the Coupon Amount with respect to the Coupon Valuation Date immediately preceding the Redemption Valuation Date if on the Redemption Valuation Date the Coupon Ex-Date with respect to such Coupon Amount has not yet occurred, plus

(c)	the Stub Reference Distribution Amount as of the Redemption Valuation Date, if any, minus

(d)	the Accrued Fees as of the Redemption Valuation Date, minus

(e)	the Redemption Fee Amount.

We refer to this cash payment as the “Redemption Amount.”

If the amount calculated above is equal to or less than zero, the payment upon early redemption will be zero.

We will inform you of such Redemption Amount on the first Business Day following the applicable Redemption Valuation Date.

You may lose some or all of your investment upon early redemption. The combined negative effect of the Accrued Fees and the Redemption Fee Amount will reduce your final payment. If the compounded

Specific Terms of the Securities

leveraged monthly return of the Index is insufficient to offset the negative effect of the Accrued Fees and the Redemption Fee Amount, if applicable (less any Coupon Amounts and any Stub Reference Distribution Amount you may be entitled to receive as of the Redemption Valuation Date), or if the compounded leveraged monthly return of the Index is negative, you may lose some or all of your investment upon early redemption.

The “Stub Reference Distribution Amount” means, as of the Redemption Valuation Date, an amount equal to the gross cash distributions that a Reference Holder would have been entitled to receive in respect of the Index constituents held by such Reference Holder on the “record date” with respect to any Index constituent for those cash distributions whose “ex-dividend date” occurs during the period from, but excluding, the immediately preceding Coupon Valuation Date (or if the Redemption Valuation Date occurs prior to the first Coupon Valuation Date, the period from, but excluding, September 30, 2015) to and including the Redemption Valuation Date; provided, for the purposes of calculating the Stub Reference Distribution Amount during the period on or after the Calculation Date, a call notice has been issued or acceleration upon minimum indicative value or Intraday Index Value has been triggered, the Reference Holder will be deemed to hold nine-tenths, eight-tenths, seven-tenths, six-tenths, five-tenths, four-tenths and three-tenths of the shares of each Index constituent it would otherwise hold on the second, third, fourth, fifth, sixth, seventh and eighth Index Business Day, respectively, in the Final Measurement Period, Call Measurement Period or Acceleration Measurement Period, as applicable. For purposes of calculating the Stub Reference Distribution Amount, if a Redemption Valuation Date occurs during the Final Measurement Period, Call Measurement Period or Acceleration Measurement Period, the Reference Holder will be deemed to hold only the fraction of the shares (as referenced in the preceding sentence) of each Index constituent it would otherwise hold on that Redemption Valuation Date and on each preceding Index Business Day during the Final Measurement Period, Call Measurement Period or Acceleration Measurement Period. Notwithstanding the foregoing, with respect to cash distributions for an Index constituent which is scheduled to be paid prior to the applicable Coupon Ex-Date, if, and only if, the issuer of such Index constituent fails to pay the distribution to holders of such Index constituent by the scheduled payment date for such distribution, such distribution will be assumed to be zero for the purposes of calculating the applicable Stub Reference Distribution Amount.

The Accrued Fees will be calculated as of any Redemption Date as the sum of (i) the Accrued Tracking Fee as of that Redemption Valuation Date, (ii) the Accrued Financing Charge as of that Redemption Valuation Date and (iii) the Fee Shortfall as of the immediately preceding Coupon Valuation Date.

The “Accrued Tracking Fee” as of the Redemption Valuation Date is an amount equal to the product of (i) the Annual Tracking Fee calculated as of the Redemption Valuation Date and (ii) a fraction, the numerator of which is the total number of calendar days from, but excluding, the immediately preceding Coupon Valuation Date (or if the Redemption Valuation Date occurs prior to the first Coupon Valuation Date, the period from, but excluding, September 30, 2015) to and including the Redemption Valuation Date, and the denominator of which is 365.

The “Accrued Financing Charge” as of the Redemption Valuation Date is an amount equal to (a) the aggregate sum of (i) the Financing Level as of each date starting from, but excluding, the immediately preceding Coupon Valuation Date (or if the Redemption Valuation Date occurs prior to the first Coupon Valuation Date, the period from, but excluding, September 30, 2015) to, and including such Redemption Valuation Date, times (ii) the Financing Rate as of such date, divided by (b) 360.

The “Redemption Fee Amount” means, as of any date of determination, an amount per Security equal to the product of (a) 0.125%, (b) the Current Principal Amount and (c) the Index Factor as of the Redemption Valuation Date.

Specific Terms of the Securities

We discuss these matters in the accompanying prospectus under “Description of Debt Securities We May Offer — Redemption and Payment.”

The “Redemption Valuation Date” is the first Index Business Day following the date that a notice of redemption and confirmation of redemption, each as described under “— Redemption Procedures,” are delivered. Any applicable Redemption Valuation Date is subject to adjustment as described under “— Market Disruption Event.”

The “Redemption Date” is the third Business Day following the Redemption Valuation Date.

The Redemption Amount is meant to induce arbitrageurs to counteract any trading of the Securities at a premium or discount to their indicative value, though there can be no assurance that arbitrageurs will employ the redemption feature in this manner.

Some of the defined terms used in this section have different applications when used in determining the Cash Settlement Amount, the Call Settlement Amount or the Acceleration Amount. For the definition of the terms relevant to maturity, call or acceleration, please refer to “— Cash Settlement Amount at Maturity,” “— UBS’s Call Right” or “— Acceleration Upon Minimum Indicative Value or Intraday Index Value” beginning on pages S-47, S-53 and S-54, respectively.

Redemption Procedures

To redeem your Securities, you must instruct your broker or other person through whom you hold your Securities to take the following steps through normal clearing system channels:

➢

deliver a notice of redemption, which is attached to this prospectus supplement as Annex A, to UBS via email no later than 12:00 noon (New York City time) on the Business Day immediately preceding the applicable Redemption Valuation Date. If we receive your notice by the time specified in the preceding sentence, we will respond by sending you a form of confirmation of redemption which is attached to this prospectus supplement as Annex B;

➢

deliver the signed confirmation of redemption to us via facsimile in the specified form by 5:00 p.m. (New York City time) on the same day. We or our affiliate must acknowledge receipt in order for your confirmation to be effective;

➢	instruct your DTC custodian to book a delivery vs. payment trade with respect to your Securities on the applicable Redemption Valuation Date at a price equal to the Redemption Amount; and

➢	cause your DTC custodian to deliver the trade as booked for settlement via DTC at or prior to 10:00 a.m. (New York City time) on the applicable Redemption Date.

Different brokerage firms may have different deadlines for accepting instructions from their customers. Accordingly, as a beneficial owner of the Securities, you should consult the brokerage firm through which you own your interest for the relevant deadline. If your broker delivers your notice of redemption after 12:00 noon (New York City time), or your confirmation of redemption after 5:00 p.m. (New York City time), on the Business Day prior to the applicable Redemption Valuation Date, your notice will not be effective, you will not be able to redeem your Securities until the following Redemption Date and your broker will need to complete all the required steps if you should wish to redeem your Securities on any subsequent Redemption Date. In addition, UBS may request a medallion signature guarantee or such assurances of delivery as it may deem necessary in its sole discretion. All instructions given to participants from beneficial owners of Securities relating to the right to redeem their Securities will be irrevocable.

Specific Terms of the Securities

UBS’s Call Right

We have the right to redeem all, but not less than all, of the Securities upon not less than eighteen (18) calendar days’ prior notice to the holders of the Securities, such redemption to occur on any Exchange Business Day that we may specify on or after October 17, 2016 through and including the Maturity Date. Upon early redemption in the event we exercise this right, you will receive a cash payment equal to:

(a)	the product of:

(i)	the Current Principal Amount and

(ii)	the Index Factor as of the last Index Business Day in the Call Measurement Period, plus

(b)	the Coupon Amount with respect to the Coupon Valuation Date immediately preceding the Call Valuation Date if on the last Index Business Day in the Call Measurement Period the Coupon Ex-Date with respect to such Coupon Amount has not yet occurred, plus

(c)	the Stub Reference Distribution Amount as of the last Index Business Day in the Call Measurement Period, if any, minus

(d)	the Accrued Fees as of the last Index Business Day in the Call Measurement Period.

We refer to this cash payment as the “Call Settlement Amount.”

If the amount calculated above is equal to or less than zero, the payment upon UBS’s exercise of its Call Right will be zero.

If UBS issues a call notice on any calendar day, the “Call Valuation Date” will be the fifth Business Day following the calendar day on which the call notice is issued.

We will inform you of such Call Settlement Amount on the first Business Day following the last Index Business Day in the Call Measurement Period.

The holders will receive payment for their Securities on the third Business Day following the last Index Business Day in the Call Measurement Period (the “Call Settlement Date”). If a Market Disruption Event is continuing or occurs on the scheduled Call Valuation Date with respect to any of the Index constituents, such Call Valuation Date may be postponed as described under “— Market Disruption Event.”

The “Call Measurement Period” means the ten (10) Index Business Days from and including the Call Valuation Date, subject to adjustments as described under “— Market Disruption Event.”

You may lose some or all of your investment at call. The negative effect of the Accrued Fees will reduce your final payment. If the compounded leveraged monthly return the Index is insufficient to offset the negative effect of the Accrued Fees (less any Coupon Amounts and any Stub Reference Distribution Amount you may be entitled to receive as of the last Index Business Day in the Call Measurement Period) or if the compounded leveraged monthly return of the Index is negative, you may lose some or all of your investment at call.

The “Accrued Fees” will be calculated as of the last Index Business Day in the Call Measurement Period as the sum of (i) the Accrued Tracking Fee as of the last Index Business day in the Call Measurement Period, (ii) the Accrued Financing Charge as of the last Index Business day in the Call Measurement Period and (iii) the Fee Shortfall as of the immediately preceding Coupon Valuation Date.

The Accrued Fees also take into account the performance of the Index, as measured by the Index Closing Level.

Specific Terms of the Securities

The “Accrued Tracking Fee” as of the last Index Business Day in the Call Measurement Period is an amount equal to the product of (i) the Annual Tracking Fee calculated as of the last Index Business Day in the Call Measurement Period and (ii) a fraction, the numerator of which is the total number of calendar days from, but excluding, the immediately preceding Coupon Valuation Date to and including the last Index Business Day in the Call Measurement Period, and the denominator of which is 365.

The “Accrued Financing Charge” as of the last Index Business Day in the Call Measurement Period is an amount equal to (a) the aggregate sum of (i) the Financing Level as of each date starting from, but excluding, the immediately preceding Coupon Valuation Date to, and including such last Index Business Day in the Call Measurement Period, times (ii) the Financing Rate as of such date, divided by (b) 360.

The “Stub Reference Distribution Amount” means, as of the last Index Business Day in the Call Measurement Period, an amount equal to the gross cash distributions that a Reference Holder would have been entitled to receive in respect of the Index constituents held by such Reference Holder on the “record date” with respect to any Index constituent for those cash distributions whose “ex-dividend date” occurs during the period from, but excluding, the immediately preceding Coupon Valuation Date to and including the last Index Business Day in the Call Measurement Period; provided, that for the purpose of calculating the Stub Reference Distribution Amount as of the last Index Business Day of the Call Measurement Period, the Reference Holder will be deemed to hold nine-tenths, eight-tenths, seven-tenths, six-tenths, five-tenths, four-tenths, three-tenths, two-tenths and one-tenth of the shares of each Index constituent it would otherwise hold on the second, third, fourth, fifth, sixth, seventh, eighth, ninth and tenth Index Business Day in such Call Measurement Period. Notwithstanding the foregoing, with respect to cash distributions for an Index constituent which is scheduled to be paid prior to the applicable Coupon Ex-Date, if, and only if, the issuer of such Index constituent fails to pay the distribution to holders of such Index constituent by the scheduled payment date for such distribution, such distribution will be assumed to be zero for the purposes of calculating the applicable Stub Reference Distribution Amount.

Some of the defined terms used in this section have different applications when used in determining the Cash Settlement Amount, the Redemption Amount or the Acceleration Amount. For the definition of the terms relevant to maturity, early redemption or acceleration, please refer to “— Cash Settlement Amount at Maturity,” “— Early Redemption at the Option of the Holders” or “— Acceleration Upon Minimum Indicative Value or Intraday Index Value” beginning on pages S-47, S-50 and S-54, respectively.

Acceleration Upon Minimum Indicative Value or Intraday Index Value

If, at any time, (1) the indicative value on any Index Business Day equals $5.00 or less or (2) the Intraday Index Value on any Index Business Day decreases 30% from the most recent Monthly Initial Closing Level (each such day, an “Acceleration Date”), all issued and outstanding Securities will be automatically accelerated and mandatorily redeemed by UBS (even if the indicative value would later exceed $5.00 or the Intraday Index Value would increase from the -30% level on such Acceleration Date or any subsequent Index Business Day) for a cash payment equal to:

(a)	the product of:

(i)	the Current Principal Amount and

(ii)	the Index Factor as of the last Index Business Day in the Acceleration Measurement Period, plus

(b)	the Coupon Amount with respect to the Coupon Valuation Date immediately preceding the Acceleration Date if on the last Index Business Day in the Acceleration Measurement Period the Coupon Ex-Date with respect to such Coupon Amount has not yet occurred, plus

Specific Terms of the Securities

(c)	the Stub Reference Distribution Amount as of the last Index Business Day in the Acceleration Measurement Period, if any, minus

(d)	the Accrued Fees as of the last Index Business Day in the Acceleration Measurement Period.

We refer to this cash payment as the “Acceleration Amount.” If the minimum indicative value or Intraday Index Value threshold has been breached, you will receive on the Acceleration Settlement Date only the Acceleration Amount in respect of your investment in the Securities. If the Acceleration Amount so calculated is equal to or less than zero, the payment upon acceleration will be zero.

The “Accrued Fees” will be calculated as of the last Index Business Day in the Acceleration Measurement Period as the sum of (i) the Accrued Tracking Fee as of the last Index Business day in the Acceleration Measurement Period, (ii) the Accrued Financing Charge as of the last Index Business day in the Acceleration Measurement Period and (iii) the Fee Shortfall as of the immediately preceding Coupon Valuation Date.

The “Accrued Tracking Fee” as of the last Index Business Day in the Acceleration Measurement Period is an amount equal to the product of (i) the Annual Tracking Fee calculated as of the last Index Business Day in the Acceleration Measurement Period and (ii) a fraction, the numerator of which is the total number of calendar days from, but excluding, the immediately preceding Coupon Valuation Date (or if the Acceleration Date occurs prior to the first Coupon Valuation Date, the period from, but excluding, September 30, 2015) to and including the last Index Business Day in the Acceleration Measurement Period, and the denominator of which is 365.

The “Accrued Financing Charge” as of the last Index Business Day in the Acceleration Measurement Period is an amount equal to (a) the aggregate sum of (i) the Financing Level as of each date starting from, but excluding, the immediately preceding Coupon Valuation Date (or if the Acceleration Date occurs prior to the first Coupon Valuation Date, the period from and excluding September 30, 2015) to, and including. such last Index Business Day in the Acceleration Measurement Period, times (ii) the Financing Rate as of such date, divided by (b) 360.

The “Stub Reference Distribution Amount” means, as of the last Index Business Day in the Acceleration Measurement Period, an amount equal to the gross cash distributions that a Reference Holder would have been entitled to receive in respect of the Index constituents held by such Reference Holder on the “record date” with respect to any Index constituent for those cash distributions whose “ex-dividend date” occurs during the period from, but excluding, the immediately preceding Coupon Valuation Date (or if the Acceleration Date occurs prior to the first Coupon Valuation Date, the period from, but excluding, September 30, 2015) to and including the last Index Business Day in the Acceleration Measurement Period; provided, that for the purpose of calculating the Stub Reference Distribution Amount as of the last Index Business Day of the Acceleration Measurement Period, the Reference Holder will be deemed to hold nine-tenths, eight-tenths, seven-tenths, six-tenths, five-tenths, four-tenths, three-tenths, two-tenths and one-tenth of the shares of each Index constituent it would otherwise hold on the second, third, fourth, fifth, sixth, seventh, eighth, ninth and tenth Index Business Day in such Acceleration Measurement Period. Notwithstanding the foregoing, with respect to cash distributions for an Index constituent which is scheduled to be paid prior to the applicable Coupon Ex-Date, if, and only if, the issuer of such Index constituent fails to pay the distribution to holders of such Index constituent by the scheduled payment date for such distribution, such distribution will be assumed to be zero for the purposes of calculating the applicable Stub Reference Distribution Amount.

The “Acceleration Measurement Period” will be the ten (10) Index Business Days from, but excluding, the Acceleration Date, subject to adjustment as described under “— Market Disruption Event.”

Specific Terms of the Securities

The “Acceleration Settlement Date” will be the third Business Day following the last Index Business Day of the Acceleration Measurement Period.

Subject to the prior verification by the Security Calculation Agent that the indicative value on Intraday Index Value of $5.00 or less was accurately calculated by the NYSE or that the decrease in the Intraday Index Value of 30% from the most recent Monthly Initial Closing Level was accurately calculated by the Index Calculation Agent, as applicable, UBS must provide notice to the holders of the Securities that the minimum indicative value or Intraday Index Value threshold, as applicable, has been breached not less than five (5) calendar days prior to the Acceleration Settlement Date. For a detailed description of how the intraday indicative value of the Securities and the Intraday Index Value of the Index are calculated see “Valuation of the Index and the Securities.”

Some of the defined terms used in this section have different applications when used in determining the Cash Settlement Amount, the Call Settlement Amount or the Redemption Amount. For the definition of the terms relevant to maturity, call or early redemption, please refer to “— Cash Settlement Amount at Maturity,” “— Early Redemption at the Option of the Holders” or “— UBS’s Call Right” beginning on pages S-47, S-50 and S-53, respectively.

Security Calculation Agent

UBS Securities LLC will act as the Security Calculation Agent. The Security Calculation Agent will determine, among other things, the Index Valuation Level, the Index Performance Ratio, the Index Factor, the Current Principal Amount (after the initial calendar month), the Current Indicative Value, the Accrued Fees, the Accrued Financing Charge, the Financing Level, the Financing Rate, the Coupon Amount, the Reference Distribution Amount, the Stub Reference Distribution Amount, if any, the Accrued Tracking Fee, the Annual Tracking Fee, the Redemption Fee Amount, if any, the Cash Settlement Amount, if any, that we will pay you at maturity, the Final Measurement Period, the Coupon Payment Dates, the Coupon Valuation Dates, the Coupon Ex-Dates, the Coupon Record Dates, the Redemption Amount, if any, upon redemption, if applicable, the Call Valuation Date, the Call Measurement Period, Call Settlement Amount, if any, that we will pay you on the Call Settlement Date, if applicable, or the Acceleration Amount, if any, that we will pay you on the Acceleration Settlement Date, if applicable, based on the relevant index levels calculated by the Security Calculation Agent, as adjusted, the Acceleration Measurement Period, the Coupon Ex-Dates, the Coupon Record Dates, the Coupon Amount, and whether any day is a Business Day, Index Business Day or Exchange Business Day. The Security Calculation Agent determined the Current Principal Amount for the initial calendar month of $14.8921 per Security. The Security Calculation Agent will also be responsible for determining whether a Market Disruption Event has occurred, whether the Index has been discontinued and whether there has been a material change in the Index. All determinations made by the Security Calculation Agent will be at the sole discretion of the Security Calculation Agent and will, in the absence of manifest error, be conclusive for all purposes and binding on you and on us. We may appoint a different Security Calculation Agent from time to time after the date of this prospectus supplement without your consent and without notifying you.

The Security Calculation Agent will provide written notice to the trustee at its New York office, on which notice the trustee may conclusively rely, of the amount to be paid at maturity or call, or upon early redemption or acceleration, or on a Coupon Payment Date on or prior to 12:00 p.m., New York City time, on the Business Day immediately preceding the Maturity Date, any Redemption Date, the Call Settlement Date, the Acceleration Settlement Date or any Coupon Payment Date, as applicable.

All dollar amounts related to determination of the Coupon Amount, the Reference Distribution Amount, the Stub Reference Distribution Amount, if any, the Accrued Fees, the Accrued Tracking Fee, the

Specific Terms of the Securities

Accrued Financing Charge, the Redemption Amount and Redemption Fee Amount, if any, per Security, the Call Settlement Amount, if any, per Security, the Acceleration Amount, if any, per Security, and the Cash Settlement Amount, if any, per Security, will be rounded to the nearest ten-thousandth, with five one hundred-thousandths rounded upward (e.g., .76545 would be rounded up to .7655); and all dollar amounts paid on the aggregate Stated Principal Amount of Securities per holder will be rounded to the nearest cent, with one-half cent rounded upward.

Market Disruption Event

To the extent a Market Disruption Event with respect to the Index has occurred or is continuing on an Averaging Date (as defined below) or on a Redemption Valuation Date, the Index Closing Level for such Averaging Date or Redemption Valuation Date will be determined by the Security Calculation Agent or one of its affiliates on the first succeeding Index Business Day on which a Market Disruption Event does not occur or is not continuing (the “Deferred Averaging Date”) with respect to the Index irrespective of whether, pursuant to such determination, the Deferred Averaging Date would fall on a date originally scheduled to be an Averaging Date. If the postponement described in the preceding sentence results in the Index Closing Level being calculated on a day originally scheduled to be an Averaging Date, for purposes of determining the Index Closing Level on the Index Business Days during the Final Measurement Period, the Acceleration Measurement Period or the Call Measurement Period, or on the Redemption Valuation Date, as applicable, the Security Calculation Agent or one of its affiliates, as the case may be, will apply the Index Closing Level for such Deferred Averaging Date (i) on the date(s) of the original Market Disruption Event and (ii) such Averaging Date. For example, if the Call Measurement Period for purposes of calculating the Call Settlement Amount is based on the arithmetic mean of the Index Closing Levels on October 3, October 4, October 5, October 6, October 7, October 10, October 11, October 12, October 13 and October 14, and there is a Market Disruption Event with respect to the Index on October 3, but no other Market Disruption Event during the Call Measurement Period then the Index Closing Level on October 4 will be used twice to calculate the Call Settlement Amount, and the Call Settlement Amount will be determined based on the arithmetic mean of the Index Closing Levels on October 4, October 4, October, 5, October 6, October 7, October 10, October 11, October 12, October 13 and October 14. The same approach would be applied if there is a Market Disruption Event during the Final Measurement Period or Acceleration Measurement Period.

If the Redemption Valuation Date for purposes of calculating a Redemption Amount is based on the Index Closing Level on October 3, 2016 and there is a Market Disruption Event with respect to the Index on October 3, 2016, then the Index Closing Level on October 4, 2016 will be used to calculate the Redemption Amount.

In no event, however, will any postponement pursuant to the two immediately preceding paragraphs result in the final Averaging Date or the Redemption Valuation Date, as applicable, occurring more than three Index Business Days following the day originally scheduled to be such final Averaging Date or Redemption Valuation Date. If the third Index Business Day following the date originally scheduled to be the final Averaging Date or the Redemption Valuation Date, as applicable, is not an Index Business Day or a Market Disruption Event has occurred or is continuing with respect to the Index on such third Index Business Day, the Security Calculation Agent or one of its affiliates will determine the Index Closing Level based on its good faith estimate of the Index Closing Level that would have prevailed on such third Index Business Day but for such Market Disruption Event.

An “Averaging Date” means each of the Index Business Days during the Final Measurement Period, the Acceleration Measurement Period or the Call Measurement Period, as applicable, subject to adjustment as described herein.

Specific Terms of the Securities

Notwithstanding the occurrence of one or more of the events below, which may, in the Security Calculation Agent’s discretion, constitute a Market Disruption Event with respect to the Index, the Security Calculation Agent in its discretion may waive its right to postpone the Index Closing Level if it determines that one or more of the below events has not and is not likely to materially impair its ability to determine the Index Closing Level on such date.

Any of the following will be a Market Disruption Event with respect to the Index, in each case as determined by the Security Calculation Agent in its sole discretion:

(a)	suspension, absence or material limitation of trading in a material number of Index constituents for more than two hours or during the one-half hour before the close of trading in the applicable market or markets;

(b)	suspension, absence or material limitation of trading in option or futures contracts relating to the Index or to a material number of Index constituent equity interests in the primary market or markets for those contracts for more than two hours of trading or during the one-half hour before the close of trading in that market;

(c)	the Index is not published; or

(d)	in any other event, if the Security Calculation Agent determines in its sole discretion that the event materially interferes with our ability or the ability of any of our affiliates to unwind all or a material portion of a hedge with respect to the Securities that we or our affiliates have effected or may effect as described in the section entitled “Use of Proceeds and Hedging.”

The following events will not be Market Disruption Events with respect to the Index:

(a)	a limitation on the hours or numbers of days of trading, but only if the limitation results from an announced change in the regular business hours of the relevant market; or

(b)	a decision to permanently discontinue trading in the option or futures contracts relating to the Index or any Index constituent equity interests.

For this purpose, an “absence of trading” in the primary securities market on which option or futures contracts related to the Index or any Index constituent equity interests are traded will not include any time when that market is itself closed for trading under ordinary circumstances.

Redemption Price Upon Optional Tax Redemption

We have the right to redeem the Securities in the circumstances described under “Description of Debt Securities We May Offer — Optional Tax Redemption” in the accompanying prospectus. If we exercise this right, the redemption price of the Securities will be determined by the Security Calculation Agent in a manner reasonably calculated to preserve your and our relative economic position.

Default Amount on Acceleration

If an event of default occurs and the maturity of the Securities is accelerated, we will pay the default amount in respect of the principal of the Securities at maturity. We describe the default amount below under “— Default Amount.”

In addition to the default amount described below, we will also pay the Coupon Amount per Security, if any, with respect to the final Coupon Payment Date, as described above under “— Coupon Payment,” calculated as if the date of acceleration was the last Index Business Day in the Final Measurement Period and the four Index Business Days immediately preceding the date of acceleration were the corresponding

Specific Terms of the Securities

Index Business Days in the accelerated Final Measurement Period, with the fourth Index Business Day immediately preceding the date of acceleration being the accelerated Calculation Date and the accelerated final Coupon Valuation Date, and the Index Business Day immediately preceding the date of acceleration being the relevant final Coupon Valuation Date.

For the purpose of determining whether the holders of our Medium-Term Notes, Series B, of which the Securities are a part, are entitled to take any action under the indenture, we will treat the outstanding principal amount of the Medium-Term Notes, Series B, as constituting the outstanding principal amount of the Securities. Although the terms of the Securities may differ from those of the other Medium-Term Notes, Series B, holders of specified percentages in principal amount of all Medium-Term Notes, Series B, together in some cases with other series of our debt securities, will be able to take action affecting all the Medium-Term Notes, Series B, including the Securities. This action may involve changing some of the terms that apply to the Medium-Term Notes, Series B, accelerating the maturity of the Medium-Term Notes, Series B after a default or waiving some of our obligations under the indenture. We discuss these matters in the attached prospectus under “Description of Debt Securities We May Offer — Default, Remedies and Waiver of Default” and “Description of Debt Securities We May Offer — Modification and Waiver of Covenants.”

Default Amount

The default amount for the Securities on any day will be an amount, in U.S. dollars for the aggregate Stated Principal Amount of the Securities, equal to the cost of having a qualified financial institution, of the kind and selected as described below, expressly assume all our payment and other obligations with respect to the Securities as of that day and as if no default or acceleration had occurred, or to undertake other obligations providing substantially equivalent economic value to you with respect to the Securities. That cost will equal:

➢	the lowest amount that a qualified financial institution would charge to effect this assumption or undertaking, plus

➢	the reasonable expenses, including reasonable attorneys’ fees, incurred by the holders of the Securities in preparing any documentation necessary for this assumption or undertaking.

During the default quotation period for the Securities, which we describe below, the holders of the Securities and/or we may request a qualified financial institution to provide a quotation of the amount it would charge to effect this assumption or undertaking. If either party obtains a quotation, it must notify the other party in writing of the quotation. The amount referred to in the first bullet point above will equal the lowest — or, if there is only one, the only — quotation obtained, and as to which notice is so given, during the default quotation period. With respect to any quotation, however, the party not obtaining the quotation may object, on reasonable and significant grounds, to the assumption or undertaking by the qualified financial institution providing the quotation and notify the other party in writing of those grounds within two Business Days after the last day of the default quotation period, in which case that quotation will be disregarded in determining the default amount.

Default Quotation Period

The default quotation period is the period beginning on the day the default amount first becomes due and ending on the third Business Day after that day, unless:

➢	no quotation of the kind referred to above is obtained, or

➢	every quotation of that kind obtained is objected to within five (5) Business Days after the due date as described above.

Specific Terms of the Securities

If either of these two events occurs, the default quotation period will continue until the third Business Day after the first Business Day on which prompt notice of a quotation is given as described above. If that quotation is objected to as described above within five (5) Business Days after that first Business Day, however, the default quotation period will continue as described in the prior sentence and this sentence.

In any event, if the default quotation period and the subsequent two Business Day objection period have not ended before the Calculation Date, then the default amount will equal the Stated Principal Amount of the Securities.

Qualified Financial Institutions

For the purpose of determining the default amount at any time, a qualified financial institution must be a financial institution organized under the laws of any jurisdiction in the United States of America, Europe or Japan, which at that time has outstanding debt obligations with a stated maturity of one year or less from the date of issue and rated either:

➢	A-1 or higher by Standard & Poor’s Financial Services LLC, a subsidiary of The McGraw-Hill Companies, Inc., or any successor, or any other comparable rating then used by that rating agency, or

➢	P-1 or higher by Moody’s Investors Service or any successor, or any other comparable rating then used by that rating agency.

Discontinuation of the Index; Alteration of Method of Calculation

If NYSE Arca discontinues publication of or otherwise fails to publish the Index, and the Index Sponsor, NYSE Arca or another entity publishes a successor or substitute index that the Security Calculation Agent determines to be comparable to the discontinued Index (such index being referred to herein as a “successor index”), then the Index Closing Level for such successor index will be determined by the Security Calculation Agent by reference to the successor index on the dates and at the times as of which the Index Closing Levels for such successor index are to be determined.

Upon any selection by the Security Calculation Agent of a successor index, the Security Calculation Agent will cause written notice thereof to be furnished to the trustee, to us and to the holders of the Securities.

If NYSE Arca discontinues publication of the Index prior to, and such discontinuation is continuing on, the Calculation Date or any Index Business Day during the Final Measurement Period, the Acceleration Measurement Period or Call Measurement Period, or on the Redemption Valuation Date, as applicable, or any other relevant date on which the Index Closing Level is to be determined and the Security Calculation Agent determines that no successor index is available at such time, or the Security Calculation Agent has previously selected a successor index and publication of such successor index is discontinued prior to, and such discontinuation is continuing on, the Calculation Date or any Index Business Day during the Final Measurement Period, the Acceleration Measurement Period or Call Measurement Period, or on the Redemption Valuation Date, as applicable, or any other relevant date on which the Index Closing Level is to be determined, then the Security Calculation Agent will determine the Index Closing Level using the closing level and published share weighting of each Index constituent included in the Index or successor index, as applicable, immediately prior to such discontinuation or unavailability, as adjusted for certain corporate actions as described under “Wells Fargo® Business Development Company Index — Index Rebalancings.” In such event, the Security Calculation Agent will cause notice thereof to be furnished to the trustee, to us and to the holders of the Securities.

Notwithstanding these alternative arrangements, discontinuation of the publication of the Index or successor index, as applicable, may adversely affect the value of the Securities.

Specific Terms of the Securities

If at any time the method of calculating the Index or a successor index, or the value thereof, is changed in a material respect, or if the Index or a successor index is in any other way modified so that the level of the Index or such successor index does not, in the opinion of the Security Calculation Agent, fairly represent the level of the Index or such successor index had such changes or modifications not been made, then the Security Calculation Agent will make such calculations and adjustments as, in the good faith judgment of the Security Calculation Agent, may be necessary in order to arrive at a level of an index comparable to the Index or such successor index, as the case may be, as if such changes or modifications had not been made, and the Security Calculation Agent will calculate the levels for the Index or such successor index with reference to the Index or such successor index, as adjusted. The Security Calculation Agent will accordingly calculate the Index Valuation Level, the Index Performance Ratio, the Index Factor, the Current Principal Amount, the Current Indicative Value, the Accrued Fees, the Accrued Financing Charge, the Financing Level, the Financing Rate, the Accrued Tracking Fee, the Annual Tracking Fee, the Coupon Amount, if any, that we will pay you on the Coupon Payment Date, the Reference Distribution Amount, the Stub Reference Distribution Amount, the Redemption Fee Amount, if any, the Cash Settlement Amount, if any, that we will pay you at maturity, the Redemption Amount, if any, upon redemption, if applicable, the Call Settlement Amount, if any, that we will pay you on the Call Settlement Date, if applicable, or the Acceleration Amount, if any, that we will pay you on the Acceleration Settlement Date, if applicable, based on the relevant index levels calculated by the Security Calculation Agent, as adjusted. Accordingly, if the method of calculating the Index or a successor index is modified so that the level of the Index or such successor index is a fraction of what it would have been if there had been no such modification (e.g., due to a split in the Index), which, in turn, causes the level of the Index or such successor index to be a fraction of what it would have been if there had been no such modification, then the Security Calculation Agent will make such calculations and adjustments in order to arrive at a level for the Index or such successor index as if it had not been modified (e.g., as if such split had not occurred).

Manner of Payment and Delivery

Any payment on or delivery of the Securities at maturity or call, or upon early redemption or acceleration will be made to accounts designated by you and approved by us, or at the corporate trust office of the trustee in New York City, but only when the Securities are surrendered to the trustee at that office. We also may make any payment or delivery in accordance with the applicable procedures of the depositary.

Business Day

When we refer to a Business Day with respect to the Securities, we mean a day that is a Business Day of the kind described in “Description of Debt Securities We May Offer — Payment Mechanics for Debt Securities” in the accompanying prospectus.

Modified Business Day

As described in “Description of Debt Securities We May Offer — Payment Mechanics for Debt Securities — Payment When Offices Are Closed” in the attached prospectus, any payment on the Securities that would otherwise be due on a day that is not a Business Day may instead be paid on the next day that is a Business Day, with the same effect as if paid on the original due date.

Defeasance

Neither full defeasance nor covenant defeasance, as described in the accompanying prospectus under “Description of Debt Securities We May Offer — Defeasance and Covenant Defeasance,” will apply to the Securities.

Specific Terms of the Securities

Reissuances or Reopened Issues

We may, at our sole discretion, “reopen” or reissue the Securities. We issued the Securities initially in an amount having the aggregate stated principal amount specified on the cover of the prospectus supplement. We may issue additional Securities in amounts that exceed such amount at any time, without your consent and without notifying you. The Securities do not limit our ability to incur other indebtedness or to issue other Securities. Also, we are not subject to financial or similar restrictions by the terms of the Securities. For more information, please refer to “Description of Debt Securities We May Offer — Amounts That We May Issue” in the accompanying prospectus.

These further issuances, if any, will be consolidated to form a single class with the originally issued Securities and will have the same CUSIP number and will trade interchangeably with the Securities immediately upon settlement. Any additional issuances will increase the aggregate stated principal amount of the outstanding Securities of the class. The price of any additional offering will be determined at the time of pricing of that offering.

Booking Branch

The Securities will be booked through UBS AG, London Branch.

Clearance and Settlement

The DTC participants that hold the Securities through DTC on behalf of investors will follow the settlement practices applicable to equity securities in DTC’s settlement system with respect to the primary distribution of the Securities and secondary market trading between DTC participants.

Use of Proceeds and Hedging

We will use the net proceeds we receive from the sale of the Securities for the purposes we describe in the attached prospectus under “Use of Proceeds.” We or our affiliates may also use those proceeds in transactions intended to hedge our obligations under the Securities as described below.

In anticipation of the sale of the Securities, we or our affiliates expect to enter into hedging transactions involving purchases of securities included in or linked to the Index and/or listed and/or over-the-counter options, futures or exchange-traded funds on the Index constituents or the Index prior to and/or on the Initial Trade Date. From time to time, we or our affiliates may enter into additional hedging transactions or unwind those we have entered into. In this regard, we or our affiliates may:

➢	acquire or dispose of long or short positions of Index constituents or other securities of issuers of the Index constituents,

➢

acquire or dispose of long or short positions in listed or over-the-counter options, futures, exchange-traded funds or other instruments based on the level of the Index or the value of the Index constituents,

➢

acquire or dispose of long or short positions in listed or over-the-counter options, futures, or exchange-traded funds or other instruments based on the level of other similar market indices or BDCs, or

➢	any combination of the above three.

We or our affiliates may acquire a long or short position in securities similar to the Securities from time to time and may, in our or their sole discretion, hold or resell those securities.

We or our affiliates may close out our or their hedge on or before the last Index Business Day in the Final Measurement Period or Call Measurement Period or Redemption Valuation Date. That step may involve sales or purchases of any of the Index constituents, listed or over-the-counter options or futures on the Index constituents or listed or over-the-counter options, futures, exchange-traded funds or other instruments based on indices designed to track the performance of the Index.

The hedging activity discussed above may adversely affect the market value of the Securities from time to time. See “Risk Factors” on page S-17 for a discussion of these adverse effects.

Material U.S. Federal Income Tax Consequences

The following is a general description of the material United States federal tax considerations relating to the Securities. It does not purport to be a complete analysis of all tax considerations relating to the Securities. Prospective purchasers of the Securities should consult their tax advisers as to the consequences under the tax laws of the country of which they are resident for tax purposes and the tax laws of the United States of acquiring, holding and disposing of the Securities and receiving payments under the Securities. This summary is based upon the law as in effect on the date of this prospectus supplement and is subject to any change in law that may take effect after such date.

The discussion below supplements, and to the extent inconsistent replaces, the discussion under “U.S. Tax Considerations” in the attached prospectus. This discussion applies to you only if you hold your Securities as capital assets for tax purposes. This section does not apply to you if you are a member of a class of holders subject to special rules, such as:

➢	a dealer in securities,

➢	a trader in securities that elects to use a mark-to-market method of tax accounting for your securities holdings,

➢	a bank,

➢	a life insurance company,

➢	a person subject to alternative minimum tax,

➢	a person that purchases or sells the Securities as part of a wash sale for tax purposes,

➢	a person that owns Securities as part of a straddle or a hedging or conversion transaction for tax purposes, or

➢	a United States holder (as defined below) whose functional currency for tax purposes is not the U.S. dollar.

This discussion is based on the Internal Revenue Code of 1986, as amended (the “Code”), its legislative history, existing and proposed regulations under the Code, published rulings and court decisions, all as currently in effect. These laws are subject to change, possibly on a retroactive basis.

Except as otherwise described below under “— Unrelated Business Taxable Income,” the discussion below does not apply to tax-exempt organizations. If a partnership holds the Securities, the United States federal income tax treatment of a partner will generally depend on the status of the partner and the tax treatment of the partnership. A partner in a partnership holding the Securities should consult its tax advisor with regard to the United States federal income tax treatment of an investment in the Securities.

Except as otherwise noted under “Non-United States Holders” below, this discussion is only applicable to you if you are a United States holder. You are a United States holder if you are a beneficial owner of a Security and you are: (i) a citizen or resident of the United States; (ii) a domestic corporation; (iii) an estate whose income is subject to United States federal income tax regardless of its source; or (iv) a trust if a United States court can exercise primary supervision over the trust’s administration and one or more United States persons are authorized to control all substantial decisions of the trust.

NO STATUTORY, REGULATORY, JUDICIAL OR ADMINISTRATIVE AUTHORITY DIRECTLY DISCUSSES HOW THE SECURITIES SHOULD BE TREATED FOR UNITED STATES FEDERAL

Material U.S. Federal Income Tax Consequences

INCOME TAX PURPOSES. AS A RESULT, THE UNITED STATES FEDERAL INCOME TAX CONSEQUENCES OF YOUR INVESTMENT IN THE SECURITIES ARE UNCERTAIN. ACCORDINGLY, WE URGE YOU TO CONSULT YOUR TAX ADVISOR AS TO THE TAX CONSEQUENCES OF HAVING AGREED TO THE REQUIRED TAX TREATMENT OF YOUR SECURITIES DESCRIBED BELOW AND AS TO THE APPLICATION OF STATE, LOCAL OR OTHER TAX LAWS TO YOUR INVESTMENT IN YOUR SECURITIES.

In the opinion of our counsel, Sullivan & Cromwell LLP, it would be reasonable to treat the Securities as a pre-paid forward contract with respect to the Index. The terms of the Securities require you and us (in the absence of a statutory, regulatory, administrative or judicial ruling to the contrary) to treat the Securities for all tax purposes in accordance with such characterization. In addition, you and we agree, in the absence of a statutory, regulatory, administrative or judicial ruling to the contrary, to treat the Coupon Amount (including amounts received upon the sale, exchange, redemption or maturity of the Securities in respect of accrued but unpaid Coupon Amounts) and the Stub Reference Distribution Amount, if any, as amounts that should be included in ordinary income for tax purposes at the time such amounts accrue or are received, in accordance with your regular method of tax accounting. You will be required to treat the Coupon Amounts and the Stub Reference Distribution Amount, if any, in such a manner despite the fact that (i) a portion of such amounts will be attributable to dividend payments on the underlying BDCs that comprise the Index that will constitute “qualified dividend income” or long-term capital gain dividends that are subject to tax at the tax rates applicable to long-term capital gains and (ii) there may be other possible treatments of such amounts that would be more advantageous to holders of Securities. If the Securities are so treated (and subject to the discussion below regarding the application of Section 1260 of the Code), you should generally recognize capital gain or loss upon the sale, exchange, redemption or maturity of your Securities in an amount equal to the difference between the amount you receive at such time (other than any amount attributable to Coupon Amounts and the Stub Reference Distribution Amount, if any, which will be treated as ordinary income) and the amount you paid for your Securities. Such gain or loss should generally be long-term capital gain or loss if you held your Securities for more than one year. In general, your tax basis in your Securities will be equal to the price you paid for them. Capital gain of a non-corporate United States holder is generally taxed at preferential rates where the property is held for more than one year. The deductibility of capital losses is subject to limitations. Your holding period for your Securities will generally begin on the date after the issue date (i.e., the settlement date) for your Securities and, if you hold your Securities until maturity, your holding period will generally include the maturity date.

Section 1260 of the Code. It is possible that your Securities could be treated as a “constructive ownership transaction” which would be subject to the constructive ownership rules of Section 1260 of the Code. Under Section 1260 of the Code, special tax rules apply to an investor that enters into a “constructive ownership transaction” with respect to an equity interest in a “pass-thru entity.” For this purpose, (i) a constructive ownership transaction includes entering into a forward contract with respect to a pass-thru entity, and (ii) an entity that is a regulated investment company (“RIC”) for tax purposes is considered to be a pass-thru entity. We understand that the Index is currently primarily composed of entities that are RICs. It is not entirely clear how Section 1260 of the Code applies in the case of an index that primarily references pass-thru entities, such as the Index. Although the matter is not free from doubt, it is likely that Section 1260 of the Code should apply to the portion of your return on the Securities that is determined by reference to the Index constituents that are pass-thru entities (the “Pass-Thru Index Constituents”). If such portion of your Securities is subject to Section 1260 of the Code, then any long-term capital gain that you realize upon the sale, exchange, redemption or maturity of your Securities that is attributable to the Pass-Thru Index Constituents would be recharacterized as ordinary income (and you would be subject to an interest charge on the deferred tax liability with respect to such capital gain) to the extent that such capital gain exceeds the “net underlying long-term capital gain” — i.e., the

Material U.S. Federal Income Tax Consequences

amount of long-term capital gain that you would have realized had you purchased an actual interest in the Pass-Thru Index Constituents (in an amount equal to the leveraged notional amount of the Pass-Thru Index Constituents that are referenced by the Securities) on the date that you purchased your Securities and sold your interest in such Pass-Thru Index Constituents on the date of the sale, exchange, redemption or maturity of the Securities (the “Excess Gain Amount”). If your Securities are subject to these rules, the Excess Gain Amount will be presumed to be equal to all of the gain that you recognized in respect of the Securities that is attributable to the Pass-Thru Index Constituents (in which case all of such gain would be recharacterized as ordinary income that is subject to an interest charge) unless you provide clear and convincing evidence to the contrary.

It is not clear how the long-term capital gain for the underlying components of the Index should be determined under Section 1260 of the Code in the case of an instrument, like the Securities, that is linked to an index that is rebalanced periodically. One possibility is that the long-term capital gain realized on a sale, exchange, redemption or maturity of a Security that is attributable to the Pass-Thru Index Constituents would be subject to potential recharacterization as ordinary income, and subject to an interest charge, to the extent it exceeds the amount of long-term capital gain you can establish would have been realized if you had invested directly in such Pass-Thru Index Constituents on the date you purchased your Securities and rebalanced your portfolio as and when the Index rebalanced. In addition, it is unclear whether the Excess Gain Amount should be based on the aggregate of such Pass-Thru Index Constituents or on each such Pass-Thru Index Constituent individually. If the determination must be based on each such Pass-Thru Index Constituent individually it is more likely that the recharacterization and interest charge provisions of Section 1260 of the Code would apply to your Securities. Furthermore, it is not clear how and whether the “Excess Gain Amount” should be adjusted to take into account the Accrued Tracking Fee, the Accrued Financing Charge, and Redemption Fee Amount with respect to the Securities.

Whether you will realize capital gain in excess of any net underlying long-term capital gain for purposes of Section 1260 of the Code will depend on a number of factors that we cannot predict. In particular, there may be such an Excess Gain Amount in the following two cases. First, the Index is scheduled to rebalance quarterly on each Quarterly Rebalancing Date (and may rebalance on the occurrence of an Extraordinary Event). Therefore, the rebalancing of the Index during a holder’s holding period will occur at periods less than a year from each other. Accordingly, a holder that had instead purchased the Pass-Thru Index Constituents, may have recognized short-term capital gain upon the rebalancing of such holder’s portfolio in the same manner as the Index was rebalanced. By contrast, absent the application of Section 1260 of the Code to the Securities, a holder of Securities should generally not recognize any short-term capital gain upon the sale, exchange, redemption or maturity of the Securities as long as such holder holds the Securities for more than one year. The Excess Gain Amount that would be recognized upon the sale, exchange, redemption or maturity of the Securities may therefore exceed zero, in which case the Section 1260 of the Code rules described above would apply to such amount.

Second, if a holder sells or redeems its Security in between Coupon Payment Dates (the “Stub Period”), then the value of the Index will generally reflect dividends that were paid on the shares of the BDCs that comprise the Index but that have not yet been distributed to holders of the Securities. Because it is not clear whether and to what extent each Coupon Amount should be treated as accruing over the period between Coupon Payment Dates, it is therefore uncertain whether and to what extent the portion of any gain that you recognize upon the sale, exchange, or redemption of your Security that is attributable to the Pass-Thru Index Constituents prior to maturity should be treated as ordinary income. It is therefore possible that you could recognize long-term capital gain in respect of the Stub Period that is attributable to dividend payments that have previously been made on the BDCs that were not treated as capital gain dividends (the “Excess Stub Period Capital Gain”), thereby creating Excess Gain Amount in respect of your Securities to which the Section 1260 of the Code rules described above would apply.

Material U.S. Federal Income Tax Consequences

However, it is possible that any Excess Gain Amount in respect of your Securities that is attributable to the Excess Stub Period Capital Gain and/or the Excess Gain Amount that is attributable to the rebalancing of the Index, will be offset by the long-term capital gain dividends (including, possibly, ordinary dividends taxed as long-term capital gains rates) that were paid on the BDCs that compose the Index during the term of your Securities that are treated as ordinary income when paid as Coupon Amounts in respect of your Securities (the “Long-Term Capital Gains Offset”). It is therefore possible that the Excess Gain Amount in respect of your Securities may be zero even if one or both of the preceding paragraphs apply to your Securities. You should be aware, however, that you will only be able to avoid the application of Section 1260 of the Code to your Securities if you could demonstrate through clear and convincing evidence that the Excess Gain Amount in respect of your Securities is zero. It may be administratively difficult for you to demonstrate the amount of the Long-Term Capital Gains Offset and whether and to what extent the preceding paragraphs should apply to your Securities. It is therefore possible that you will be required to treat the entire gain that you recognize upon the sale, exchange, redemption or maturity of the Securities that is attributable to the Pass-Thru Index Constituents as ordinary income that is subject to an interest charge even if the Long-Term Capital Gains Offset is significant and/or the Excess Stub Period Capital Gain and Excess Gain Amount attributable to rebalancing is immaterial.

In addition, it is possible that the Internal Revenue Service (the “IRS”) could assert that the proper treatment of the Coupon Amounts is as a return of capital or capital gain and that the constructive ownership rules of Section 1260 of the Code then apply to recast some or all of such Coupon Amounts and the ultimate capital gain on disposition or maturity of the Securities as ordinary income subject to the interest charge described above.

Because the application of the Section 1260 constructive ownership rules to the Securities is unclear, you are strongly urged to consult your tax adviser with respect to the possible application of such rules to your investment in the Securities.

Alternative Treatments. The IRS released a notice in 2007 that may affect the taxation of holders of the Securities. According to the notice, the IRS and the Treasury Department are actively considering, among other things, whether holders of instruments such as the Securities should be required to accrue ordinary income on a current basis (possibly in excess of the Coupon Amounts), whether gain or loss upon the sale, exchange, redemption or maturity of such instruments should be treated as ordinary or capital, whether foreign holders of such instruments should be subject to withholding tax, and whether the special “constructive ownership rules” of Section 1260 of the Code should be applied to such instruments. Similarly, the IRS and the Treasury Department have current projects open with regard to the tax treatment of pre-paid forward contracts and contingent notional principal contracts. While it is impossible to anticipate how any ultimate guidance would affect the tax treatment of instruments such as the Securities (and while any such guidance may be issued on a prospective basis only), such guidance could be applied retroactively and could in any case increase the likelihood that you will be required to accrue income (possibly in excess of the Coupon Amounts) over the term of an instrument such as the Securities. The outcome of this process is uncertain.

Furthermore, in 2007, legislation was introduced in Congress that, if enacted, would have required holders of the Securities purchased after the bill was enacted to accrue interest income over the term of the Securities in an amount that could exceed the Coupon Amounts that are paid on the Securities. It is not possible to predict whether a similar or identical bill will be enacted in the future and whether any such bill would affect the tax treatment of your Securities.

In addition, it is possible that the Securities could be treated as a debt instrument subject to the special tax rules governing contingent debt instruments. If the Securities are so treated, you would be required to

Material U.S. Federal Income Tax Consequences

accrue interest income over the term of your Securities based upon the yield at which we would issue a non-contingent fixed-rate debt instrument with other terms and conditions similar to your Securities. The amount of income that you would accrue would be adjusted upwards or downwards to the extent that the Coupon Amounts differ from the projected amount of Coupon Amounts under a projected payment schedule that would be completed for the Securities. You would recognize gain or loss upon the sale, exchange, redemption or maturity of your Securities in an amount equal to the difference, if any, between the amount you receive at such time and your adjusted basis in your Securities. In general, your adjusted basis in your Securities would be equal to the amount you paid for your Securities, increased by the amount of interest you previously accrued with respect to your Securities (in accordance with the comparable yield for the Securities), decreased by the projected amount of any Coupon Amounts that were previously scheduled to be paid with respect to the Securities, and increased or decreased by the amount of any positive or negative adjustment, respectively, that you are required to make if you purchase the Securities at a price other than the adjusted issue price determined for tax purposes. Any gain you recognize upon the sale, exchange, redemption, or maturity of your Securities would be ordinary income and any loss recognized by you at such time would be ordinary loss to the extent of interest you included in income in the current or previous taxable years in respect of your Securities, and thereafter, would be capital loss.

If the Securities are treated as a contingent debt instrument and you purchase your Securities in the secondary market at a price that is at a discount from, or in excess of, the adjusted issue price of the Securities, such excess or discount would not be subject to the generally applicable market discount or amortizable bond premium rules described under “U.S. Tax Considerations — Taxation of Debt Securities — Market Discount” and “U.S. Tax Considerations — Taxation of Debt Securities — Debt Securities Purchased at a Premium” in the accompanying prospectus but rather would be subject to special rules set forth in Treasury Regulations governing contingent debt instruments. Accordingly, if you purchase your Securities in the secondary market, you should consult your tax advisor as to the possible application of such rules to you.

It is also possible that the Securities could be treated as a series of forward contracts each of which matures on the next rebalancing date. If your Securities were properly characterized in such a manner, you would be treated as disposing of your Securities on each rebalancing date in return for new forward contracts that mature on the next rebalancing date, and you would accordingly likely recognize short-term capital gain or loss (subject to the discussion of Section 1260 of the Code above) on each rebalancing date equal to the difference between your basis in your Securities (which would be adjusted to take into account any prior recognition of gain or loss) and their fair market value on such date. The amount of loss recognized in this case could be deferred on account of the “wash sale” rules of Section 1091 of the Code.

In addition, the IRS could potentially assert that you should be required to treat amounts attributable to the Accrued Tracking Fee, the Accrued Financing Charge, or the Redemption Fee Amount as amounts of expense. The deduction of any such deemed expenses would generally be subject to the 2% floor on miscellaneous itemized deductions. Such amounts would correspondingly either (i) increase the amount of gain or decrease the amount of loss that you recognize upon the sale, exchange, redemption or maturity of your Securities, or (ii) increase the amount of ordinary income you recognize over the term of the Securities. In addition, if such amounts are treated as items of expense that reduce the amount received at maturity or redemption, it is more likely that you would have an “Excess Gain Amount” for Section 1260 purposes because the amount of capital gain that you would (absent Section 1260 of the Code) be treated as recognizing in respect of your Securities would be increased by each item of expense.

In addition, the IRS could assert that you should be treated as if you owned the Index constituents and directly incurred the Accrued Tracking Fee, the Accrued Financing Charge or the Redemption Fee

Material U.S. Federal Income Tax Consequences

Amount, if any, in which case (i) you would recognize gain or loss (subject to the application of the “wash sale” rules of Section 1091 of the Code) with respect to an Index constituent when the amount of any Index constituent referenced by the Index is reduced, (ii) you would be treated as receiving any dividends paid on the Index constituents during the time you hold your Securities and would be required to take such dividends into account as ordinary income (subject to the possible application of the rules regarding “qualified dividend income”), and (iii) you would be required to treat amounts attributable to the Accrued Tracking Fee, the Accrued Financing Charge or the Redemption Fee Amount, if any, in the manner described in the preceding paragraph.

Because of the absence of authority regarding the appropriate tax characterization of your Securities, it is possible that the IRS could seek to characterize your Securities in a manner that results in tax consequences to you that are different from those described above. For example, the IRS could possibly assert that (i) you should be treated as if you owned the Index or the underlying components of the Index, (ii) you should be treated as selling a portion of the Index (or the underlying components of the Index) in order to satisfy the Accrued Financing Charge, (iii) you should be required to accrue interest income over the term of your Securities, (iv) your Securities should be treated as a notional principal contract for tax purposes, or (v) some or all of the gain or loss that you recognize upon the exchange, redemption or maturity of your Securities should be treated as ordinary gain or loss. You should consult your tax adviser as to the tax consequences of such characterizations and any possible alternative characterizations of your Securities for U.S. federal income tax purposes.

Information with Respect to Foreign Financial Assets. Owners of “specified foreign financial assets” with an aggregate value in excess of $50,000 (and in some circumstances, a higher threshold), may be required to file an information report with respect to such assets with their tax returns. “Specified foreign financial assets” include any financial accounts maintained by foreign financial institutions as well as any of the following (which may include your Securities), but only if they are held for investment and not held in accounts maintained by financial institutions: (i) stocks and securities issued by non-U.S. persons, (ii) financial instruments and contracts that have non-U.S. issuers or counterparties, and (iii) interests in foreign entities. Holders are urged to consult their tax advisors regarding the application of this reporting requirement to their ownership of the Securities.

Medicare Tax. If you are an individual or estate, or a trust that does not fall into a special class of trusts that is exempt from such tax, you are subject to a 3.8% tax (the “Medicare Tax”) on the lesser of (1) your “net investment income” (or “undistributed net investment income” in the case of an estate or trust) for the relevant taxable year and (2) the excess of your modified adjusted gross income for the taxable year over a certain threshold (which in the case of individuals is between $125,000 and $250,000, depending on the individual’s circumstances). Your net investment income generally includes any net gains you recognize upon the sale, exchange, redemption or maturity of the Securities, unless such net gain is derived in the ordinary course of the conduct of a trade or business (other than a trade or business that consists of certain passive or trading activities). It is not clear, however, whether the Medicare Tax applies to any Coupon Amounts and the Stub Reference Distribution Amount, if any, that you receive on the Securities, unless such Coupon Amounts and the Stub Reference Distribution Amount, if any, were derived in the ordinary course of the conduct of a trade or business (in which case the Coupon Amounts and the Stub Reference Distribution Amount, if any, should be treated as net investment income if they are derived in a trade or business that consists of certain trading or passive activities and should otherwise not be treated as net investment income). Accordingly, if you are a United States holder that does not hold the Securities in the ordinary conduct of a trade or business, you should consult your tax advisor regarding the application of the Medicare Tax to the Coupon Amounts and the Stub Reference Distribution Amount.

Material U.S. Federal Income Tax Consequences

Unrelated Business Taxable Income. A United States holder that is a tax-exempt organization for U.S. federal income tax purposes and therefore generally exempt from U.S. federal income taxation, will nevertheless be subject to tax to the extent income or gain from the Securities constitutes unrelated business taxable income (“UBTI”). Although the matter is not free from doubt, income or gain from the Securities should not constitute UBTI to a United States holder that is a tax-exempt organization unless such holder has incurred “debt-financing” in respect of its acquisition or ownership of the Securities. As noted above, it is possible that the Securities could be treated as other than a forward contract in respect of the Index. Under one such alternative characterization, you could be treated as directly owning the Index constituents. If your Securities are so treated, a portion of any income or gain that you recognize with respect to the Securities would likely constitute UBTI.

Treasury Regulations Requiring Disclosure of Reportable Transactions. Treasury regulations require United States taxpayers to report certain transactions (“Reportable Transactions”) on IRS Form 8886. An investment in the Securities or the sale, exchange, redemption or maturity of the Securities should generally not be treated as a Reportable Transaction under current law, but it is possible that future legislation, regulations or administrative rulings could cause your investment in the Securities or the sale, exchange, redemption or maturity of the Securities to be treated as a Reportable Transaction. You should consult with your tax advisor regarding any tax filing and reporting obligations that may apply in connection with acquiring, owning and disposing of Securities.

Backup Withholding and Information Reporting. Notwithstanding that we do not intend to treat the Securities as debt for tax purposes, we intend to apply the information reporting and backup withholding rules that are described under “U.S. Tax Considerations — Taxation of Debt Securities — Backup Withholding and Information Reporting” in the accompanying prospectus to any payments made on your Securities.

Non-United States Holders. The following section addresses the tax treatment of a non-United States holder of Securities. You are a non-United States holder if you are a beneficial owner of a Security and you are, for United States federal income tax purposes: (i) a nonresident alien individual; (ii) a foreign corporation; or (iii) an estate or trust that in either case is not subject to United States federal income tax on a net income basis on income or gain from a Security.

Due to the uncertainty regarding the tax characterization of the Securities there is a substantial uncertainty regarding the tax treatment of non-United States holders. Given this uncertainty, we intend to withhold 30% of any Coupon Amounts and the Stub Reference Distribution Amount, if any, paid to you, unless: (i) that the Coupon Amounts and the Stub Reference Distribution Amount are eligible for a reduced withholding tax rate under an applicable income tax treaty under any possible characterization of such amounts, or (ii) that income is effectively connected with your conduct of a trade or business in the United States (in which case, in order to avoid withholding, you will be required to provide a properly executed IRS Form W-8ECI). Any “effectively connected income” from your Securities, including also any gain from the sale, exchange, redemption or settlement of your Securities that is or is treated as effectively connected with your conduct of a United States trade or business, will be subject to U.S. federal income tax, and will require you to file U.S. federal income tax returns, in each case in the same manner as if you were a United States holder. In addition, if you are a corporate non-United States holder, any “effectively connected income” from your Securities may, under certain circumstances, be subject to an additional “branch profits tax” at a 30% rate or at a lower rate if you are eligible for the benefits of an income tax treaty that provides for a lower rate.

We will not attempt to ascertain whether any component of the Index would be treated as a “United States real property holding corporation” (“USRPHC”), within the meaning of Section 897 of the Code.

Material U.S. Federal Income Tax Consequences

If a component of the Index were so treated, certain adverse U.S. federal income tax consequences could possibly apply to non-U.S. holders. You should refer to information filed with the SEC with respect to each Index component and consult your tax advisor regarding the possible consequences to you, if any, if any component of the Index is or becomes a USRPHC.

In addition, it is possible you could be subject to a 30% withholding tax under the Foreign Account Tax Compliance Act (“FATCA”) if you sell the Securities on or after January 1, 2019. You should consult your tax advisor regarding the possibility of FATCA withholding tax applying to your Securities.

If we or other payors impose any of the withholding taxes described above (or any other withholding tax), we will not be required to pay any additional amounts with respect to amounts so withheld, and we will not be required to take any action in order to enable you to avoid the imposition of such withholding tax.

You may be subject to otherwise applicable information reporting and backup withholding requirements with respect to payments on your Securities unless you comply with certain certification and identification requirements as to your foreign status. In addition, we and other payors may be required to report payments of Coupon Amounts and the Stub Reference Distribution Amount, if any, on your Securities on IRS Form 1042-S even if the payments are not otherwise subject to the information reporting requirements described above.

Prospective non-United States holders are urged to consult their tax advisors with respect to the tax consequences to them of an investment in the Securities, including any possible alternative characterizations and treatments.

Benefit Plan Investor Considerations

A fiduciary of a pension, profit-sharing or other employee benefit plan subject to the U.S. Employee Retirement Income Security Act of 1974, as amended (“ERISA”) (each, a “Plan”), should consider the fiduciary standards of ERISA in the context of the Plan’s particular circumstances before authorizing an investment in the Securities. Among other factors, the fiduciary should consider whether the investment would satisfy the prudence and diversification requirements of ERISA and would be consistent with the documents and instruments governing the Plan, and whether the investment would involve a prohibited transaction under ERISA or the U.S. Internal Revenue Code (the “Code”).

Section 406 of ERISA and Section 4975 of the Code prohibit Plans, as well as individual retirement accounts, Keogh plans any other plans that are subject to Section 4975 of the Code (also “Plans”), from engaging in certain transactions involving “plan assets” with persons who are “parties in interest” under ERISA or “disqualified persons” under the Code with respect to the Plan. A violation of these prohibited transaction rules may result in excise tax or other liabilities under ERISA or the Code for those persons, unless exemptive relief is available under an applicable statutory, regulatory or administrative exemption. Employee benefit plans that are governmental plans (as defined in Section 3(32) of ERISA), certain church plans (as defined in Section 3(33) of ERISA) and non-U.S. plans (as described in Section 4(b)(4) of ERISA) (“Non-ERISA Arrangements”) are not subject to the requirements of Section 406 of ERISA or Section 4975 of the Code but may be subject to similar provisions under applicable federal, state, local, non-U.S. or other laws (“Similar Laws”).

The acquisition of the Securities by a Plan or any entity whose underlying assets include “plan assets” by reason of any Plan’s investment in the entity (a “Plan Asset Entity”) with respect to which we, UBS Securities LLC, UBS Financial Services Inc. and other of our affiliates is or becomes a party in interest or disqualified person may result in a prohibited transaction under ERISA or Section 4975 of the Code, unless the Securities are acquired pursuant to an applicable exemption. The U.S. Department of Labor has issued five prohibited transaction class exemptions, or “PTCEs”, that may provide exemptive relief if required for direct or indirect prohibited transactions that may arise from the purchase or holding of the Securities. These exemptions are PTCE 84-14 (for certain transactions determined by independent qualified professional asset managers), PTCE 90-1 (for certain transactions involving insurance company pooled separate accounts), PTCE 91-38 (for certain transactions involving bank collective investment funds), PTCE 95-60 (for transactions involving certain insurance company general accounts), and PTCE 96-23 (for transactions managed by in-house asset managers). In addition, ERISA Section 408(b)(17) and Section 4975(d)(20) of the Code may provide an exemption for the purchase and sale of the Securities, provided that neither the issuer of the Securities nor any of its affiliates have or exercise any discretionary authority or control or render any investment advice with respect to the assets of any Plan involved in the transaction, and provided further that the Plan pays no more and receives no less than “adequate consideration” in connection with the transaction (the “service provider exemption”). There can be no assurance that all of the conditions of any such exemptions will be satisfied.

Any purchaser or holder of the Securities or any interest therein will be deemed to have represented by its purchase and holding or conversion of the Securities that it either (1) is not a Plan, a Plan Asset Entity or a Non-ERISA Arrangement and is not purchasing the Securities on behalf of or with the assets of any Plan, a Plan Asset Entity or Non-ERISA Arrangement or (2) the purchase or holding of the Securities will not result in a non-exempt prohibited transaction or a similar violation under any applicable Similar Laws.

Due to the complexity of these rules and the penalties that may be imposed upon persons involved in non-exempt prohibited transactions, it is important that fiduciaries or other persons considering

Benefit Plan Investor Considerations

purchasing the Securities on behalf of or with the assets of any Plan, a Plan Asset Entity or Non-ERISA Arrangement consult with their counsel regarding the availability of exemptive relief under any of the PTCEs listed above, the service provider exemption or the potential consequences of any purchase or holding under Similar Laws, as applicable. Purchasers of the Securities have exclusive responsibility for ensuring that their purchase and holding of the Securities do not violate the fiduciary or prohibited transaction rules of ERISA or the Code or any similar provisions of Similar Laws. The sale of any of the Securities to a Plan, Plan Asset Entity or Non-ERISA Arrangement is in no respect a representation by us or any of our affiliates or representatives that such an investment meets all relevant legal requirements with respect to investments by any such Plans, Plan Asset Entities or Non-ERISA Arrangements generally or any particular Plan, Plan Asset Entity or Non-ERISA Arrangement or that such investment is appropriate for such Plans, Plan Asset Entities or Non-ERISA Arrangements generally or any particular Plan, Plan Asset Entity or Non-ERISA Arrangement.

Supplemental Plan of Distribution

On the Initial Trade Date, we sold $37,500,000 aggregate Stated Principal Amount of Securities (1,500,000 Securities) to UBS Securities LLC. After the Initial Trade Date, from time to time we may sell a portion of the Securities at market prices prevailing at the time of sale, at prices related to market prices or at negotiated prices. We expect to receive proceeds equal to 100% of the price at which the Securities are sold to the public, less any commissions paid to UBS Securities LLC and UBS Financial Services Inc. The Securities may be sold at a price that is higher or lower than the Stated Principal Amount. UBS Securities LLC and UBS Financial Services Inc. may charge normal commissions for the sale of the Securities and may also receive a portion of the Annual Tracking Fee in connection with future distributions.

Additional Securities may be offered and sold from time to time through UBS Securities LLC and UBS Financial Services Inc., as agents, to investors and to dealers acting as principals for resale to investors. We are not, however, obliged to, and may not, sell additional Securities or the full aggregate Stated Principal Amount of Securities set forth on the cover of this prospectus supplement. We may suspend or cease sales of the Securities at any time, at our discretion, or resume sales of the Securities, any of which could materially and adversely affect the trading price and liquidity of the Securities in the secondary market. For more information about the plan of distribution and possible market-making activities, see “Plan of Distribution” in the accompanying prospectus.

Broker-dealers may make a market in the Securities, although none of them are obligated to do so and any of them may stop doing so at any time without notice. This prospectus (including this prospectus supplement and the accompanying prospectus) may be used by such dealers in connection with market-making transactions. In these transactions, dealers may resell a Security covered by this prospectus that they acquire from other holders after the original offering and sale of the Securities, or they may sell a Security covered by this prospectus in short sale transactions.

As described in more detail under “Use of Proceeds and Hedging” on page S-63, we or one of our affiliates may enter into swap agreements or related hedge transactions with one of our other affiliates or unaffiliated counterparties in connection with the sale of the Securities. UBS and/or its affiliates may earn additional income as a result of payments pursuant to these swap or related hedge transactions.

Broker-dealers and other persons are cautioned that some of their activities may result in their being deemed participants in the distribution of the Securities in a manner that would render them statutory underwriters and subject them to the prospectus delivery and liability provisions of the U.S. Securities Act of 1933. Among other activities, broker-dealers and other persons may make short sales of the Securities and may cover such short positions by borrowing Securities from UBS or its affiliates or by purchasing Securities from UBS or its affiliates subject to its obligation to repurchase such Securities at a later date. As a result of these activities, these market participants may be deemed statutory underwriters. A determination of whether a particular market participant is an underwriter must take into account all the facts and circumstances pertaining to the activities of the participant in the particular case, and the example mentioned above should not be considered a complete description of all the activities that would lead to designation as an underwriter and subject a market participant to the prospectus delivery and liability provisions of the U.S. Securities Act of 1933. This prospectus will be deemed to cover any short sales of Securities by market participants who cover their short positions with Securities borrowed or acquired from us or our affiliates in the manner described above.

UBS reserves the right to pay a portion of the Annual Tracking Fee to UBS Securities LLC and certain broker-dealers in consideration for services relating to the Securities including, but not limited to, promotion and distribution.

Supplemental Plan of Distribution

Conflicts of Interest

Each of UBS Securities LLC and UBS Financial Services Inc. is an affiliate of UBS and, as such, has a “conflict of interest” in this offering within the meaning of FINRA Rule 5121. In addition, UBS will receive the net proceeds (excluding any underwriting discount) from the public offering of the Securities, thus creating an additional conflict of interest within the meaning of Rule 5121. Consequently, the offering is being conducted in compliance with the provisions of Rule 5121. Neither UBS Securities LLC nor UBS Financial Services Inc. is permitted to sell Securities in this offering to an account over which it exercises discretionary authority without the prior specific written approval of the account holder.

ANNEX A

NOTICE OF EARLY REDEMPTION

To: ETRACSredemptions@ubs.com

Subject: ETRACS Notice of Early Redemption, CUSIP No.: 90274D424

[BODY OF EMAIL]

Name of broker: [             ]

Name of beneficial holder: [             ]

Number of Securities to be redeemed: [             ]

Applicable Redemption Valuation Date: [             ], 20[    ]*

Broker Contact Name: [             ]

Broker Telephone #: [             ]

Broker DTC # (and any relevant sub-account): [             ]

The undersigned acknowledges that in addition to any other requirements specified in the prospectus supplement relating to the Securities being satisfied, the Securities will not be redeemed unless (i) this notice of redemption is delivered to UBS Securities LLC by 12:00 noon (New York City time) on the Business Day prior to the applicable Redemption Valuation Date; (ii) the confirmation, as completed and signed by the undersigned, is delivered to UBS Securities LLC by 5:00 p.m. (New York City time) on the same day the notice of redemption is delivered; (iii) the undersigned has booked a delivery vs. payment (“DVP”) trade on the applicable Redemption Valuation Date, facing UBS Securities LLC DTC 642 and (iv) the undersigned instructs DTC to deliver the DVP trade to UBS Securities LLC as booked for settlement via DTC at or prior to 10:00 a.m. (New York City time) on the applicable Redemption Date.

The undersigned further acknowledges that the undersigned has read the section “Risk Factors — You will not know the Redemption Amount at the time you elect to request that we redeem your Securities” in the prospectus supplement relating to the Securities and the undersigned understands that it will be exposed to market risk on the Redemption Valuation Date.

*	Subject to adjustment as described in the prospectus supplement relating to the Securities.

A-1

ANNEX B

BROKER’S CONFIRMATION OF REDEMPTION

[TO BE COMPLETED BY BROKER]

Dated:

UBS Securities LLC

UBS Securities LLC, as Calculation Agent

Fax: (203) 719-0943

To Whom It May Concern:

The holder of UBS AG $[            ] Medium-Term Notes, Series B, Exchange Traded Access Securities due May 24, 2041, CUSIP No. 90274D424, redeemable for a cash amount based on the performance of the Wells Fargo® Business Development Index (the “Securities”) hereby irrevocably elects to exercise, on the Redemption Date of [holder to specify]*, with respect to the number of Securities indicated below, as of the date hereof, the redemption right as described in the prospectus supplement relating to the Securities (the “Prospectus”). Terms not defined herein have the meanings given to such terms in the Prospectus.

The undersigned certifies to you that it will (i) book a DVP trade on the applicable Redemption Valuation Date with respect to the number of Securities specified below at a price per Security equal to the Redemption Amount, facing UBS Securities LLC DTC 642 and (ii) deliver the trade as booked for settlement via DTC at or prior to 10:00 a.m. (New York City time) on the applicable Redemption Date.

The undersigned acknowledges that in addition to any other requirements specified in the Prospectus being satisfied, the Securities will not be redeemed unless (i) this confirmation is delivered to UBS Securities LLC by 5:00 p.m. (New York City time) on the same day the notice of redemption is delivered; (ii) the undersigned has booked a DVP trade on the applicable Redemption Valuation Date, facing UBS Securities LLC DTC 642; and (iii) the undersigned will deliver the DVP trade to UBS Securities LLC as booked for settlement via DTC at or prior to 10:00 a.m. (New York City time) on the applicable Redemption Date.

Very truly yours,
[NAME OF DTC PARTICIPANT HOLDER]

Name:
Title:
Telephone:
Fax:
E-mail:

Number of Securities surrendered for redemption:

DTC # (and any relevant sub-account):

Contact Name:

Telephone:

Fax:

E-mail:

(At least 50,000 Securities must be redeemed at one time to exercise the right to early redemption on any redemption date.)

*	Subject to adjustment as described in the prospectus supplement relating to the Securities.

B-1

You should rely only on the information incorporated by reference or provided in this prospectus supplement or the accompanying prospectus. We have not authorized anyone to provide you with different information. We are not making an offer of these securities in any state where the offer is not permitted. You should not assume that the information in this prospectus supplement is accurate as of any date other than the date on the front of the document.

Prospectus Supplement

Prospectus Supplement Summary	S-1
Hypothetical Examples	S-11
Risk Factors	S-17
Wells Fargo® Business Development Company Index	S-33
Valuation of the Index and the Securities	S-42
Specific Terms of the Securities	S-44
Use of Proceeds and Hedging	S-63
Material U.S. Federal Income Tax Consequences	S-64
Benefit Plan Investor Considerations	S-72
Supplemental Plan of Distribution	S-74
Conflicts of Interest	S-75
Notice of Early Redemption	A-1
Broker’s Confirmation of Redemption	B-1

Prospectus

Introduction	1
Cautionary Note Regarding Forward-Looking Statements	3
Incorporation of Information About UBS AG	5
Where You Can Find More Information	6
Presentation of Financial Information	7
Limitations on Enforcement of U.S. Laws Against UBS, Its Management and Others	7
UBS	8
Swiss Regulatory Powers	12
Use of Proceeds	13
Description of Debt Securities We May Offer	14
Description of Warrants We May Offer	34
Legal Ownership and Book-Entry Issuance	49
Considerations Relating to Indexed Securities	54
Considerations Relating to Securities Denominated or Payable in or Linked to a Non-U.S. Dollar Currency	57
U.S. Tax Considerations	60
Tax Considerations Under the Laws of Switzerland	71
Benefit Plan Investor Considerations	73
Plan of Distribution	75
Conflicts of Interest	76
Validity of the Securities	77
Experts	77

$100,000,000 2×Leveraged Long ETRACS Wells Fargo® Business Development Company Index ETN Series B due May 24, 2041

Prospectus Supplement dated October 8, 2015

(To Prospectus dated June 12, 2015)

UBS Investment Bank